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VERIZON COMMUNICATIONS INC.

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Notice of Annual

Meeting of Shareholders

Items of Business

•	Elect the 9 Directors identified in the accompanying proxy statement

•	Approve, on an advisory basis, Verizon’s executive compensation

•	Ratify the appointment of the independent registered public accounting firm

•	Act on the shareholder proposals described in the proxy statement that are properly presented at the meeting

•	Consider any other business that is properly brought before the meeting

Shareholders as of the close of business on March 15, 2021, the record date, may vote at the meeting.

If you are a registered shareholder, you may vote by any of the methods indicated in this Notice and described in greater detail on page 69 of the proxy statement. If you hold your shares through a bank, broker or other institution, your ability to vote online or by phone depends on your broker’s voting process, and you will receive a voting instruction form that explains the various ways you can vote. We encourage you to vote your shares as soon as possible.

March 29, 2021

By Order of the Board of Directors,

William L. Horton, Jr.

Senior Vice President, Deputy General Counsel and

Corporate Secretary

Verizon Communications Inc.

1095 Avenue of the Americas

New York, New York 10036

Important Notice Regarding Availability of Proxy Materials for Verizon’s Shareholder Meeting to be Held on May 13, 2021

The 2021 Proxy Statement and 2020 Annual Report on Form 10-K are available at www.proxyvote.com/vz.

We are making the proxy materials first available on or about March 29, 2021.

Date and Time

Thursday, May 13, 2021

10:00 a.m., Eastern Daylight Time

Online Virtual Meeting Site

www.virtualshareholdermeeting.com/VZ2021

In light of the ongoing public health concerns raised by the COVID-19 pandemic and the related protocols that federal, state and local authorities have implemented, our Board has decided to hold the 2021 Annual Meeting of Shareholders solely by remote communication, in a virtual-only format. You will not be able to attend the meeting at a physical location.

Information on how to access the meeting, vote and ask questions at the meeting, can be found beginning on page 68 of the proxy statement.

How to Vote

Online

Go to www.proxyvote.com/vz and follow the instructions

QR Code

Scan the QR code on your proxy card with a mobile device (may require free app).

Phone

Call toll-free 1-800-690-6903 within the United States, U.S. territories and Canada and follow the instructions.

Mail

Complete, sign and date your proxy card and return it in the envelope provided.

At the Virtual Meeting

You may vote electronically while attending the virtual meeting, as long as your shares are not held through the Verizon Savings Plan and you follow any applicable instructions.

To Our Shareholders:

A Message from Hans Vestberg, our Chair & CEO and Clarence Otis, Jr., our Lead Director

We hope this letter finds you safe and healthy. The experience of COVID-19 has significantly impacted all of us as one of the greatest global challenges of our lifetime. First and foremost, on behalf of our Board of Directors, we would like to thank you for the trust you have placed in Verizon’s ability to weather this crisis. Your commitment to Verizon and your belief in our resilience as a company make all the difference.

Our Board understands that we have a fundamental and strategic oversight role to play in building a resilient enterprise while also laying the foundation for future success in a post-COVID-19 world. We recognize that you rely on us to challenge the management team to execute on our core business strategy and create measurable long-term value for a broad set of stakeholders – our shareholders, customers, employees and society.

We believe that Verizon’s purpose – to create the networks that move the world forward – places on us a special responsibility in a post-COVID-19 world, where the ability to learn, work, and collaborate with one another is becoming more and more dependent on technology. Our Board recognizes that communicating and staying connected are critical priorities for our customers in both ordinary and extraordinary times, and we stand by our commitment to superior network reliability. Verizon’s ability to handle great shifts in network usage and demand is the result of years of investment in our networks to allow for greater capacity and speed, as well as the implementation of advancements in technology like network densification, carrier aggregation and fiber advancements to increase efficiency in our wireless and fiber networks. Verizon’s team members take great pride in providing our communities with the nation’s best networks when it matters most, and look forward to doing so in 2021 and beyond.

“Never has corporate culture been more important than at this juncture”

Never has corporate culture been more important than at this juncture. Our Board works to effectively oversee Verizon’s culture by working with senior management to ensure that it aligns with Verizon’s corporate strategy and its values of innovation, diversity and inclusivity, and trust. We receive the company’s employee pulse survey results and support senior management’s efforts to find new ways to preserve a culture of collaboration and authenticity in light of increased work-from-home work arrangements. Our Board thinks strategically about managing talent risk, including how to recruit, mentor and retain diverse talent and upskill our workforce, because we believe this gives Verizon a competitive edge in the marketplace and is essential to our company’s long-term success. And of course the safety and well-being of our employees, especially those on the front lines serving our customers in their homes, businesses and in our retail stores, remains our top priority. We could not be more proud of their efforts during these unprecedented times.

Finally, as we head towards a new normal, our Board knows that our company has a vital role to play in addressing the economic and social challenges ahead of us, including climate change, digital inclusion, criminal justice reform, and the future of work. Last summer, Verizon announced Citizen Verizon, our plan for economic, environmental and social advancement. Through Citizen Verizon, we take responsibility for our shared future through a number of public commitments, including commitments to promote digital inclusion by providing ten million youths with digital skills training by 2030, contribute to climate protection by becoming carbon neutral in our operations by 2035, and foster human prosperity by preparing 500,000 individuals for jobs of the future by 2030.

“Our company has a vital role to play in addressing the economic and social challenges ahead of us”

Inside and outside of the boardroom, we have had powerful conversations about racism and bias. In response to the recent events unfolding across the country, Clarence offered his perspectives to our employees on what needs to change in corporate America and in society more broadly to bring about true racial equality. As Hans emphasized in his address to all Verizon employees announcing Verizon’s $10 million commitment to aid organizations dedicated to equality and social justice: “We cannot commit to a brand purpose of moving the world forward unless we are committed to helping ensure we move it forward for everyone.”

We stand united as one Verizon. Let’s move forward together in 2021 with resilience, courage and integrity as a force for good.

Sincerely,

Hans Vestberg

Chairman and Chief Executive Officer

Clarence Otis, Jr.

Independent Lead Director

Executive Compensation	25

Item 2: Advisory Vote to Approve Executive Compensation	25

Compensation Discussion and Analysis	26

Compensation Committee Report	43

Compensation Tables	44

Proxy Summary

This summary highlights information contained in the proxy statement and does not contain all of the information you should consider. We encourage you to read the entire proxy statement before voting. For information regarding Verizon’s 2020 performance, please read Verizon’s 2020 Annual Report on Form 10-K.

Moving the world forward in challenging times

2020 was a year like no other. As we navigated unprecedented challenges, we found new ways of working, new ways of interacting with our customers and new ways of bringing our employees together in order to continue to provide the best-in-class resilient and reliable networks that our communities depend on. When COVID-19 began spreading across the United States early in the year, Verizon immediately took wide-ranging, proactive steps to support all of our stakeholders through the crisis.

Our ability to handle great shifts in network usage and demand is the result of years of investment in our networks to allow for greater capacity and speed. Verizon’s team members on the front line take great pride in providing our communities with the nation’s best networks when it matters most, and look forward to doing so in 2021 and beyond.

Verizon 2021 Proxy Statement    i

 Proxy Summary

Agenda and Voting Recommendations

Item 1 Election of Directors The Board of Directors recommends that you vote FOR the election of the Board’s nominees.

The Board’s nominees are all proven leaders with a strong sense of integrity and respect for differing viewpoints. As a group they bring a mix of backgrounds, perspectives, skills and experiences that contributes to a well-rounded Board uniquely positioned to effectively oversee Verizon’s strategy and businesses. Additional information about the Director candidates and their respective qualifications begins on page 1.

Our Nominees’ Skills and Experience

7	Consumer/B2B/Retail
2	Cybersecurity
7	Financial Expertise
3	Marketing
4	Regulatory/Public Policy
8	Risk Management
9	Strategic Planning
4	Technology
3	Telecommunications

Board Tenure*

Board Average Age*

Board Diversity

* As of March 29, 2021.

ii    Verizon 2021 Proxy Statement

Proxy Summary

Our Nominees at a Glance

		Committee Membership*
Name	Director Since	Audit	Corporate Governance and Policy	Finance	Human Resources	Key Skills and Experience

Shellye L. Archambeau, 58 Former Chief Executive Officer, MetricStream, Inc. Independent	2013					Marketing Risk Management Technology

Roxanne S. Austin, 60 President and CEO, Austin Investment Advisors Independent	2020	***				Cybersecurity Financial Expertise Strategic Planning

Mark T. Bertolini, 64 Former Chairman and CEO, Aetna Inc. Independent	2015					Financial Expertise Regulatory/Public Policy Strategic Planning

Melanie L. Healey, 59 Former Group President, The Procter & Gamble Company Independent	2011					Consumer/B2B/Retail Marketing Strategic Planning

Clarence Otis, Jr., 64 Former Chairman and CEO, Darden Restaurants, Inc. Independent Lead Director	2006					Consumer/B2B/Retail Financial Expertise Risk Management

Daniel H. Schulman, 63 President and CEO, PayPal Holdings, Inc. Independent	2018					Cybersecurity Strategic Planning Technology

Rodney E. Slater, 66 Partner, Squire Patton Boggs LLP Independent	2010					Regulatory/Public Policy Risk Management Strategic Planning

Hans Vestberg, 55 Chairman and CEO, Verizon Communications Inc.	2018					Strategic Planning Technology Telecommunications

Gregory G. Weaver, 69 Former Chairman and CEO, Deloitte & Touche LLP Independent	2015					Financial Expertise Risk Management Strategic Planning

*Ages and Committee memberships are as of March 29, 2021.                     Committee Chair         Audit Committee Financial Expert

***Consistent with Verizon’s Director onboarding program, Ms. Austin is currently attending all Committee meetings and has not yet been assigned to a Committee.

Verizon 2021 Proxy Statement    iii

 Proxy Summary

Governance Highlights

Our Board has adopted robust governance structures and practices to enhance our independent oversight, effectiveness and accountability to shareholders.

Independent Oversight	• 8 of our 9 Directors are independent • Strong independent Lead Director with clearly delineated duties • Regular executive sessions of independent Directors

Board Effectiveness

•   Active Board refreshment plan with commitment to diversity

•   Orientation program for new Directors and continuing education for all Directors

•   Limits on other public board service

•   Annual Board and committee assessments

•   Average tenure goal for independent Directors

Accountability to Shareholders

•   Annual election of all Directors by majority voting

•   Shareholder right to call special meetings

•   Proxy access right with market terms

•   No poison pill or dual-class shares

•   Robust stock ownership requirements for executive officers and Directors

•   Proactive year-round shareholder engagement program

New in 2020

•   Lowered special meeting ownership threshold to 15%

•   Included SASB Index in expanded and enhanced Environmental, Social and Governance (ESG) Report

•   Issued inaugural TCFD Report

•   Published Consolidated EEO-1 and Diversity Representation Reports

•   Published alignment with Investor Stewardship Group’s corporate governance principles

•   Published Green Financing Framework and issued a second US$1 billion green bond

•   Launched ESG Resources Hub and Digital Security & Tech Hub on corporate website

•   Launched Citizen Verizon, our responsible business plan for economic, social and environmental advancement

iv    Verizon 2021 Proxy Statement

Proxy Summary

Item 2 Advisory Vote to Approve Executive Compensation The Board of Directors recommends that you vote FOR this proposal.

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as described in the Compensation Discussion and Analysis and Compensation Tables beginning on page 26.

Executive Compensation Program Highlights

Our executive compensation program reflects Verizon’s commitment to industry-leading compensation and governance practices. The program is discussed in detail in the Compensation Discussion and Analysis beginning on page 26.

Compensation Strategy	• Align executives’ and shareholders’ interests • Attract, retain and motivate high-performing executives

Pay-for-Performance Essentials	• Extensive focus on variable, incentive-based pay • Defined benefit pension and supplemental executive retirement benefits frozen in 2006 • ESG metric in Short-Term Incentive Plan

Best Practice Highlights

•   Shareholder approval policy for severance benefits

•   No cash severance benefits for the CEO

•   Significant executive share ownership requirements

•   Clawback policies

•   Anti-hedging policy

•   No tax gross-ups

•   No executive employment agreements

New in 2020

Changes to 2020 Short-Term Incentive Program

•   Replaced adjusted earnings per share (EPS) with adjusted operating income as a performance metric at the corporate level

•   Introduced unit-specific financial and operational performance metrics and qualitative leading indicators for business unit employees

•   Increased the weight of ESG metrics

Changes to 2020 Long-Term Incentive Program

•   Incorporated adjusted EPS as a performance metric in addition to free cash flow for Performance Stock Units (PSUs)

•   Retained relative total shareholder return as a modifier to the PSU vesting percentage

•   Implemented pro-rated vesting upon an involuntary termination of employment from the company without cause commencing with 2020 awards

Verizon 2021 Proxy Statement    v

 Proxy Summary

2020 Compensation

The summary below shows the 2020 compensation for each of our named executive officers, as required to be reported in the Summary Compensation table pursuant to U.S. Securities and Exchange Commission (SEC) rules. Please see the notes accompanying the Summary Compensation table beginning on page 44 for more information.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hans Vestberg Chairman and Chief Executive Officer	1,500,000	0	13,300,074	0	3,637,500	0	660,008	19,097,582
Matthew D. Ellis Executive Vice President and Chief Financial Officer	950,000	0	6,250,058	0	1,382,250	0	243,960	8,826,268
Ronan Dunne Executive Vice President and Group CEO – Verizon Consumer	1,000,000	0	6,750,003	0	1,185,000	0	312,878	9,247,881
Tami A. Erwin Executive Vice President and Group CEO – Verizon Business	850,000	0	5,750,055	0	1,364,250	66,567	236,922	8,267,794
K. Guru Gowrappan Executive Vice President and Group CEO – Verizon Media	850,000	0	5,750,055	0	1,032,750	0	210,070	7,842,875

Item 3 Ratification of Auditors The Board of Directors recommends that you vote FOR ratification.

We are asking shareholders to ratify the Audit Committee’s appointment of Ernst & Young LLP as Verizon’s independent registered public accounting firm for 2021. Information on fees paid to Ernst & Young in 2020 and 2019 appears on page 57.

Items 4-6 Shareholder Proposals The Board of Directors recommends that you vote AGAINST each of the shareholder proposals.

In accordance with SEC rules, we have included in this proxy statement proposals submitted by shareholders for consideration. The proposals can be found beginning on page 62.

Meeting Information

Date and Time  May 13, 2021 at 10:00 a.m., Eastern Daylight Time

Online Virtual Meeting  The meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/VZ2021, where you will be able   to vote electronically and submit questions during the meeting.

Record Date  March 15, 2021

Meeting Access, Submission of Questions and Voting  Information can be found beginning on page 68.

vi    Verizon 2021 Proxy Statement

Governance

Item 1: Election of Directors

Election Process

Verizon’s Directors are elected annually for a term of one year. We believe annual elections are consistent with good corporate governance because they foster director accountability and increase shareholder confidence. Verizon’s bylaws require Directors to be elected by a majority of the votes cast in an uncontested election.

Director Nominations

The Corporate Governance and Policy Committee considers and recommends candidates for our Board. The Committee reviews all nominations submitted to Verizon, including individuals recommended by shareholders, Directors or members of management. The Committee also retains executive search firms from time to time to help identify and evaluate potential candidates.

Any shareholder who wishes to recommend a Director candidate to the Committee for its consideration should write to the Assistant Corporate Secretary at the address given under “Contacting Us.” A recommendation for a Director candidate should include the candidate’s name, biographical data and a description of the candidate’s qualifications in light of the requirements described below. If we make any material changes to the Committee’s procedure for considering and nominating candidates, we will file a report with the Securities and Exchange Commission (SEC) and post the information on the Corporate Governance section of our website at www.verizon.com/about/investors/corporate-governance.

The Committee specifically reviews the qualifications of each candidate for election or re-election. For incumbent Directors, this review includes the Director’s participation in and contributions to the activities of the Board, the Director’s independence and past meeting attendance and whether the Director’s skills and expertise continue to align with Verizon’s long-term business strategy. After the Committee evaluates all candidates for Director, it presents its recommendation to the Board. The Committee also discusses with the Board any candidates who were considered by the Committee but not recommended for election or re-election.

Before they are nominated, each candidate for election and each incumbent Director standing for re-election must consent to stand for election or re-election and provide certain representations required under Verizon’s bylaws. Each candidate who is standing for election must also submit an irrevocable resignation, which will only become effective if (i) our Board or any Committee determines that any of the required representations were untrue in any material respect or that the candidate breached any obligation under Verizon’s bylaws or (ii) the candidate does not receive a majority of the votes cast at the annual meeting of shareholders and the independent members of our Board decide to accept the resignation. Any decision about a resignation following an incumbent Director’s failure to obtain a majority of the votes cast will be disclosed within 90 days after the election results are certified.

Shareholders wishing to nominate a Director should follow the procedures set forth in Verizon’s bylaws and summarized on page 72.

Director Criteria, Qualifications and Experience

To be eligible for consideration, any proposed candidate must:

•	Possess exemplary ethics and integrity

•	Have proven judgment and competence

Verizon 2021 Proxy Statement    1

Item 1: Election of Directors

Nominees for Election

•	Have professional skills and experience that align with the needs of Verizon’s long-term business strategy and complement the experience represented on the Board

•	Have demonstrated the ability to act independently and be willing to represent the long-term interests of all shareholders and not just those of a particular constituency or perspective

•	Be willing and able to devote sufficient time to fulfill responsibilities to Verizon and our shareholders

Our Board’s commitment to refreshment and succession planning is at the core of its ability to maintain independence of thought and action. Key factors the Committee considers when nominating Directors and refreshing the Board include:

•

Diversity – The Committee recognizes that a diverse set of viewpoints and practical experiences enhances the effectiveness of our Board. In evaluating candidates, the Committee considers how a candidate’s particular background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates. The Committee seeks a diverse group of candidates who possess the requisite judgment, background, skill, expertise and time, as well as diversity with respect to race, ethnicity and gender, to strengthen and increase the diversity, breadth of skills and qualifications of the Board.

•	Experience – The Committee strives to maintain a Board with a wide range of leadership experience and skills relevant to Verizon’s strategic vision.

•

Age and tenure – The Committee believes it is important to bring new perspective and talents to the Board on a regular basis. Verizon does not have term limits for Directors because the Board recognizes that Directors who have served on the Board for an extended period can provide valuable insight into Verizon’s operations and future based on their experience with, and understanding of, Verizon’s history, policies and objectives. As an alternative to term limits, the Board seeks to maintain an average tenure of nine years or less for its independent Directors. Under the Corporate Governance Guidelines, a Director must retire from the Board the day before the annual meeting of shareholders that follows his or her 72nd birthday.

•	Board size – The Committee periodically evaluates whether to change the size of the Board based on the Board’s needs and the availability of qualified candidates.

•

Board dynamics – The Committee considers each Director candidate’s individual contribution or potential contribution to the Board as a whole and strives to maintain one hundred percent active and collaborative participation.

Nominees for Election

Our Board has nominated the 9 candidates below for election as Directors, all of whom currently serve as Directors of Verizon. Ms. Austin was elected to the Board in October 2020 as an independent Director; she was recommended by an executive search firm retained by the Corporate Governance and Policy Committee.

Each candidate has consented to stand for election, and we do not anticipate that any candidate will be unavailable to serve. If any candidate were to become unavailable before the election, the proxy committee could vote the shares it represents for a substitute named by the Board. Each candidate has submitted an irrevocable, conditional letter of resignation that our Board will consider if that candidate fails to receive a majority of the votes cast.

Biographical information for each Director nominee follows. We have included career highlights and the key skills and experience that we believe each Director nominee brings to our Board, as well as their other public board directorships. All of our nominees bring more qualifications to the Board than those highlighted in their biographies, and these are reflected in the aggregate Board composition statistics provided in the Proxy Summary. When deciding to re-nominate these Directors, the Corporate Governance and Policy Committee and the Board considered each Director’s individual qualifications, as well as the aggregate of skills and experience represented on the Board, in light of the Company’s strategy and expected future business needs.

The Board of Directors recommends that you vote FOR the election of the following Director candidates.

2    Verizon 2021 Proxy Statement

Item 1: Election of Directors

Nominees for Election

Independent Director since: 2013 Age: 58 Committees: Audit Corporate Governance and Policy (Chair)

Independent Director since: 2020

Age: 60

Committees:

Not Yet Assigned*

*Consistent with Verizon’s Director onboarding program, Ms. Austin is currently attending all Committee meetings and has not yet been assigned to a Committee.

Key Skills and Experience:

•    Leadership: Highly regarded and accomplished executive with over 30 years of experience building and scaling consumer and B2B businesses in the technology industry. As CEO of MetricStream, led the company’s transformation into a leader in Governance, Risk and Compliance solutions.

•    Marketing: Served as Chief Marketing Officer at two public companies (Loudcloud and NorthPoint Communications), leading the design and implementation of all sales and marketing strategies and driving revenue growth. As President of Blockbuster.com, launched the entertainment retailer’s first online presence.

•    Risk Management: Acquired significant expertise with integrated enterprise risk management, regulatory compliance functions and quality, vendor and audit management software solutions across a wide array of industries during her tenure at MetricStream, as well as through service on the audit committees of Verizon, Okta and Arbitron.

•    Technology: Gained valuable experience developing and marketing emerging technology applications and solutions, including internet infrastructure, cloud-based and identity security services, business software platforms, e-commerce and digital media.

Career Highlights:

•    MetricStream Inc., a leading provider of governance, risk, compliance and quality management

¡   Chief Executive Officer (2002-2018)

•    Executive Positions at Loudcloud, Inc., NorthPoint Communications, Blockbuster Inc. and IBM (domestic and international) (1984-2002)

Other Public Company Boards:

Nordstrom, Inc. (since 2015)

Okta, Inc. (since 2018)

Roper Technologies, Inc. (since 2018)

Key Skills and Experience:

•    Leadership: Seasoned leader who served as CEO of Move Networks, President and COO of DIRECTV, and CFO of Hughes Electronics. Named 2018 Director of the Year – Corporate Leadership and Service by the Forum for Corporate Directors and one of the most influential directors in the board room by the National Association of Corporate Directors in 2013. Serves as co-chair of the annual Corporate Governance Conference at Northwestern’s Kellogg School of Management.

•    Cybersecurity: Acquired significant cybersecurity experience through her extensive management and operating roles in a range of technology industries, including service as a director of CrowdStrike, a leader in cloud-delivered endpoint protection.

•    Financial Expertise: Developed a comprehensive background in finance and accounting as a public company audit committee member, CFO of Hughes Electronics and a partner at Deloitte & Touche LLP. Chairs the U.S. Mid-Market Advisory Committee of EQT Partners.

•    Strategic Planning: Oversaw a dramatic turnaround of the business within one year of her arrival at DIRECTV, with cash flow increasing from negative $400 million annually to cash flow positive by $400 million, and revenue increasing by 40%. Overhauled customer service at DIRECTV, resulting in the company winning J.D. Power’s award ranking #1 in customer satisfaction.

Career Highlights:

•    President and Chief Executive Officer of Austin Investment Advisors, a private investment and consulting firm (2003–Present)

•    President and Chief Executive Officer of Move Networks, Inc., an IP-based television delivery service (2009–2010)

•    President and Chief Operating Officer of DIRECTV, Inc., a digital television entertainment service (2001–2003)

•    Chief Financial Officer and Various Executive Positions at Hughes Electronics Corporation (1993–2001)

•    Audit Partner and Various Audit Positions at Deloitte & Touche LLP (1983–1993)

Other Public Company Boards:

Abbott Laboratories Inc. (since 2000)

AbbVie, Inc. (since 2013)

CrowdStrike Holdings, Inc. (since 2018)

Teledyne Technologies Incorporated (since 2006)**

Target Corporation (2002-June 2020)

Ericsson (2008-2016)

**Ms. Austin has notified Teledyne of her intent to resign from its Board of Directors at the company’s next annual meeting of stockholders to be held on April 28, 2021.

Verizon 2021 Proxy Statement    3

Item 1: Election of Directors

Nominees for Election

Independent Director since: 2015 Age: 64 Committees: Finance (Chair) Human Resources	Independent Director since: 2011 Age: 59 Committees: Corporate Governance and Policy Human Resources

Key Skills and Experience:

•    Leadership: Recognized as an accessible, forward-thinking and solutions-oriented leader. Transformed Aetna from a traditional health insurance company to a consumer-oriented health care company focused on delivering holistic integrated care to local communities. Aetna served over 46 million people and CVS now serves its customers from over 10,000 locations.

•    Financial Expertise: Developed deep financial and risk management expertise in his executive roles at Aetna and as a Board member of MassMutual Life Insurance Company, a leading life insurance mutual company.

•    Regulatory/Public Policy: A national health care thought leader with extensive regulatory and public policy experience. Successfully navigated changes in the health insurance marketplace resulting from the Affordable Care Act and led Aetna through antitrust reviews of various acquisitions and proposed acquisitions.

•    Strategic Planning: Led Aetna through a period of strategic and regulatory transformation and domestic and international growth through strategic acquisitions and dispositions, culminating in the $78 billion acquisition of Aetna by CVS completed in 2018.

Career Highlights:

•    Aetna Inc., a multi-national, Fortune 100 diversified healthcare benefits company

¡   Chairman (2011-2018)

¡   Chief Executive Officer (2010-2018)

¡   President (2007-2010)

¡   Other Executive Positions (2003-2007)

•    Executive Positions at Cigna, NYLCare Health Plans and SelectCare, Inc.

Other Public Company Boards:

CVS Health Corporation (2018-2020)

Key Skills and Experience:

•    Leadership: Accomplished, consumer-focused executive with substantial global experience and a track record of delivering growth, driving operational improvements and launching successful product innovations over a 33-year career at 3 global iconic consumer product brand companies, including leading a global business for 6 years.

•    Consumer/B2B/Retail: Gained deep and valuable branding, distribution and operating experience with consumer wellness products on a global scale over a long career at 3 different multi-national organizations in the consumer goods industry (Procter & Gamble, Johnson & Johnson and S.C. Johnson & Sons). Continues to focus on the consumer/retailing sector through service on the Target board of directors and on a globally recognized consumer and B2B brand through service on the board of Hilton, which has over 5,000 properties in over 100 countries and territories.

•    Marketing: Brings a multi-cultural and multi-national perspective acquired from working 18 years internationally to corporate strategy with respect to brand building, new product and commercial innovation and the consumer experience, as well as experience with managing large and complex marketing budgets.

•    Strategic Planning: As Group President of North America at Procter & Gamble, oversaw multi-year strategic planning for the largest division of the company, with over $32 billion in annual sales, and reversed a decline in sales after assuming that role.

Career Highlights:

•    The Procter & Gamble Company, a leading provider of branded consumer packaged goods

¡    Group President (2007-2015)

¡  Other Executive Positions (1990-2015)

•    Johnson & Johnson (1986-1990)

•    S.C. Johnson & Sons (1983-1986)

Other Public Company Boards:

Hilton Worldwide Holdings Inc. (since 2017)

PPG Industries, Inc. (since 2016)

Target Corporation (since 2015)

4    Verizon 2021 Proxy Statement

Item 1: Election of Directors

Nominees for Election

Independent Director since: 2006 Age: 64 Committees: Audit Finance Human Resources	Independent Director since: 2018 Age: 63 Committees: Human Resources (Chair)

Key Skills and Experience:

•    Leadership: Led Darden Restaurants, Inc., the largest company-owned and operated full-service restaurant company in the world, as CEO for 10 years, achieving sales growth of over 75% during the period.

•    Consumer/B2B/Retail: Brings deep and valuable insights into consumer services and retail operations gleaned from his experience leading a Fortune 500 company that owned well-known national consumer brands including Olive Garden, LongHorn Steakhouse, Red Lobster and Capital Grille. Further consumer and retail expertise through board position at VF Corporation, which owns well-known national brands including Timberland and North Face.

•    Financial Expertise: Gained substantial financial expertise through, among other roles, investment banking positions of increasing seniority over 12 years, the CFO role at Darden, serving as a Director of the Federal Reserve Bank of Atlanta and as trustee or director of mutual funds pursuing a wide array of investment strategies.

•    Risk Management: Acquired significant expertise with financial risk assessment and enterprise risk management during his career in investment banking and at Darden, as well as through his many years of service on the Federal Reserve Bank Board, the Audit Committees of VF Corporation and Verizon, the Investment & Capital Markets Committee of Travelers and as a Trustee for the MFS Mutual Fund complex.

Career Highlights:

•    Darden Restaurants, Inc.

¡    Chairman (2005-2014)

¡  Chief Executive Officer (2004-2014)

¡    Other Executive Positions (1995-2014)

•    Director of the Federal Reserve Bank of Atlanta (2010-2015)

•    Investment banker and lawyer specializing in securities and finance

Other Public Company Boards:

The Travelers Companies, Inc. (since 2017)

VF Corporation (since 2004)

MFS Mutual Funds (since 2017)

Key Skills and Experience:

•    Leadership: Successful and dynamic leader in the fiercely competitive technology and e-commerce space with a proven track record of creating shareholder value through innovation and a focus on values at numerous companies, including Priceline, Virgin Mobile USA and PayPal, which has approximately 375 million active accounts across more than 200 markets.

•    Cybersecurity: Gained extensive cybersecurity and risk management experience as a director of Symantec Corporation, a global leader in cybersecurity, for nearly 20 years, including serving as the independent chairman for 6 years.

•    Strategic Planning: Spearheaded innovation and growth at start-ups and established companies, including Priceline, where he grew annual revenues from $20 million to nearly $1 billion over two years, Virgin Mobile USA, where he successfully built a pre-paid cellphone business, American Express, where he expanded global mobile and online payment services, and PayPal, where he has achieved significant revenue growth and stock price appreciation.

•    Technology: Acquired significant expertise in mobile technology and digital innovation over a long career spanning the telecommunications, financial technology and e-commerce industries.

Career Highlights:

•    PayPal Holdings, Inc., a leading online payments company

¡  President and Chief Executive Officer (2015-present)

¡  President and CEO-Designee (2014-2015)

•    Group President of the Enterprise Group at American Express Company (2010-2014)

•    President of the Prepaid Group at Sprint Nextel Corporation (2009-2010)

•    Founding CEO of Virgin Mobile USA, Inc. (2001-2009)

•    President and CEO of Priceline Group, Inc.

•    Various Executive Positions, including President of the Consumer Markets Division, at AT&T, Inc.

Other Public Company Boards:

PayPal Holdings, Inc. (since 2015)

Symantec Corporation (2000-2019)

FLEX LTD. (2009-2018)

Verizon 2021 Proxy Statement    5

Item 1: Election of Directors

Nominees for Election

Independent Director since: 2010 Age: 66 Committees: Corporate Governance and Policy Human Resources	Director since: 2018 Age: 55

Key Skills and Experience:

•    Leadership: Nationally recognized for innovative infrastructure development and forging strategic public and private partnerships. As U.S. Secretary of Transportation, oversaw national transportation policy, spearheaded several historic legislative measures, including record funding for surface transportation investment and aviation safety and security, promoted intermodal transportation systems and led effort to significantly expand high speed rail network.

•    Regulatory/Public Policy: Brings a strategic, collaborative and result-oriented approach to oversight of regulatory and public policy issues developed over his long and accomplished career in both the public and private sectors.

•    Risk Management: Globally recognized advisor for reputational risk management, corporate compliance and emergency preparedness, having served as an independent monitor/advisor for Toyota, Takata and Fiat Chrysler as these companies worked through safety issues, and coordinated the Federal Highway Administration’s response to several major natural disasters.

•    Strategic Planning: Implemented a visionary strategic plan for the U.S. Department of Transportation to expand its focus on safety, mobility and access, economic development and trade, the environment and national security. Developed an innovative financing and contracting program at the Federal Highway Administration that produced significant operational and cost efficiencies.

Career Highlights:

•    Partner, Squire Patton Boggs LLP, a law firm (2001 to present)

•    U.S. Secretary of Transportation (1997-2001)

•    Administrator, Federal Highway Administration (1993-1997)

•    Various policy positions with the State of Arkansas

Other Public Company Boards:

Kansas City Southern (2001-2019)

Transurban Group (2009-2018)

Key Skills and Experience:

•    Leadership: Driving Verizon’s leadership position in the deployment of 5G technology and multi-access edge computing in the U.S. Built an industry-leading telecommunications software and services organization at Ericsson, one of the world’s largest telecommunications companies with operations in over 180 countries and network infrastructure providing over 40% of the globe’s mobile traffic in 2015. Member of the Board of the United Nations Foundation that actively works with the U.N.’s Sustainable Development Goals.

•    Strategic Planning: Implemented bold and innovative strategic changes, including Verizon 2.0, the transformation of Verizon’s operating model to a customer-focused business served by industry-leading networks, as well as Ericsson’s successful diversification into the software and services business from its traditional hardware-centric business.

•    Technology: Gained significant expertise in mobile technology and telecommunications network architecture as Verizon’s Chief Technology Officer and over his 25-year career at Ericsson.

•    Telecommunications: Brings to the Board extensive operational and strategic experience and a deep understanding of the challenges and opportunities presented in the evolving global telecommunications landscape, as well as in-depth knowledge of Verizon’s businesses.

Career Highlights:

•    Verizon Communications Inc.

¡    Chairman (2019 to present) and Chief Executive Officer (2018 to present)

¡  Executive Vice President, President – Global Networks and Chief Technology Officer (2017-2018)

•    Ericsson

¡    President and Chief Executive Officer (2010-2016)

¡   Chief Financial Officer (2007-2009)

¡    Other executive positions throughout the global operations

Other Public Company Boards:

Hexagon AB (2017-2018)

6    Verizon 2021 Proxy Statement

Item 1: Election of Directors

Nominees for Election

Independent Director since: 2015 Age: 69 Committees: Audit (Chair) Finance

Key Skills and Experience:

•    Leadership: Twice elected by fellow partners to serve as Chairman and CEO of Deloitte & Touche LLP’s audit and enterprise risk services practice in the U.S., overseeing all operations, regulatory interaction and quality control for all audit and risk consulting clients. Led the firm through significant change in the accounting industry resulting from the passage of the Sarbanes-Oxley Act.

•    Financial Expertise: Gained comprehensive public accounting experience at the highest level and substantial financial expertise over his 40 year career at Deloitte & Touche and as the lead audit partner for several of its largest clients, as well as through serving as a Trustee of the Goldman Sachs Trust.

•    Risk Management: Developed a deep understanding of vertical and horizontal risk exposures – within companies and across industries – through providing enterprise risk services. Also led Deloitte & Touche through assessments of its own audit risk exposures.

•    Strategic Planning: As a member of Deloitte’s Board of Directors and numerous management committees, helped shape strategic organizational priorities and relationships with regulators.

Career Highlights:

•    Deloitte & Touche LLP, the accounting, auditing and risk advisory subsidiary of Deloitte LLP

¡    Chairman and Chief Executive Officer (2001-2005 and 2012-2014)

¡   Member, Deloitte LLP Board of Directors (2006-2012)

Other Public Company Boards:

Goldman Sachs Trust (since 2015)

Verizon 2021 Proxy Statement    7

Our Approach to Governance

Board Composition and Structure. We believe that good governance starts with an independent, effective and diverse Board. Our Board is one of Verizon’s most critical strategic assets. As such, the composition of the Board evolves along with our strategic needs for the future. We believe we are more likely to achieve sustainable growth in shareholder value when our Board has the right mix of skills, expertise and tenure.

Diversity is one critical element of board composition that Verizon has focused on over the years in our refreshment and succession planning processes, as well as in our Board leadership structure. We believe that a board with a diverse set of viewpoints, backgrounds and expertise is best positioned to provide new perspectives to our management team as it assesses the challenges and opportunities impacting our business. In addition, a diverse board is more likely to consider a wider range of possibilities and help management achieve better outcomes.

The membership, structure, policies and practices of our Board and its committees promote the effective exercise of the Board’s role in the governance of Verizon. In addition, our Corporate Governance Guidelines provide a framework for the Board’s operations and address key governance practices. The Corporate Governance and Policy Committee monitors best practices and developments in corporate governance, considers the views of Verizon’s shareholders, and periodically recommends changes to the Board’s policies and practices, including the Guidelines.

Strategy and Risk Oversight. We recognize that our shareholders rely on our Directors to oversee Verizon’s core business strategy for realizing opportunities and mitigating risks. As management navigates a rapidly changing competitive landscape, it is the Board’s duty to oversee management’s execution of the Company’s strategic plan, addressing emerging challenges and disruptions, and promoting innovation. At the same time, Directors must satisfy themselves that the risk management policies and procedures designed and implemented by management are consistent with the Company’s strategy and risk appetite, that these policies and procedures are functioning as intended, and that necessary steps are taken to create a culture of risk-aware decision making throughout the organization. Through its oversight role, the Board sends a message to management that risk management is not an impediment to the conduct of business, but is instead an integral component of strategy, culture and business operations.

Shareholder Engagement. Our Board welcomes the opportunity to develop an understanding of shareholder perspectives on our Company and to foster long-term relationships with our shareholders. Our Directors understand that our investors want to hear from them on their thinking on a range of topics not just limited to the shareholder proposals we receive during proxy season. Verizon’s leadership team engages with shareholders throughout the year on Board and governance matters, ESG and executive compensation and reports back to the Board on the feedback they receive. These engagements include the participation of our independent Lead Director, Clarence Otis, Jr., or other Directors, when requested and appropriate. See “Our Approach to Shareholder Engagement” beginning on page 20 for more information.

Where to Find More Information on Governance at Verizon?

You can find information about Verizon’s Directors, Board committees and a video from our Lead Director on the Corporate Governance section of our website at www.verizon.com/about/investors/corporate-governance. You can also access Verizon’s Corporate Governance Guidelines, Code of Conduct and other corporate governance materials, including Verizon’s certificate of incorporation, bylaws, committee charters and policies at that site. You can request copies of these materials from the Assistant Corporate Secretary at the address given under “Contacting Us.”

In addition, you can access all of Verizon’s ESG reporting, including our ESG Report, TCFD Report, Transparency Reports and Political Engagement Reports, as well as key company policies, through our ESG Resources Hub at www.verizon.com/about/investors/reporting.

8    Verizon 2021 Proxy Statement

Our Board Composition and Structure

Our Board’s Independence

Our Board Composition and Structure

Our Board’s Independence

Verizon’s Corporate Governance Guidelines establish standards for evaluating Director independence and require that a substantial majority of the Directors be independent. The Board determines the independence of each Director under New York Stock Exchange (NYSE) and Nasdaq governance standards, as well as the more stringent standards included in the Guidelines. These standards identify the types of relationships that, if material, could impair independence, and fix monetary thresholds at which the relationships are considered to be material. The Guidelines are available on the Corporate Governance section of our website at www.verizon.com/about/investors/corporate-governance. The Corporate Governance and Policy Committee conducts an annual review of any relevant business relationships that each Director may have with Verizon and reports its findings to the full Board.

Based on the Committee’s recommendation, the Board has determined that all of the non-employee Director candidates meet the independence requirements of applicable law, the NYSE, Nasdaq and Verizon’s Corporate Governance Guidelines: Ms. Archambeau, Ms. Austin, Mr. Bertolini, Ms. Healey, Mr. Otis, Mr. Schulman, Mr. Slater and Mr. Weaver. The Board also determined that Mr. Vittorio Colao, who served as a Director until February 13, 2021, Ms. Kathryn Tesija, who served as a Director until May 7, 2020, and Ms. Carol Tomé, who served as a Director from January 1 to March 12, 2020, were independent.

Additionally, the Board has determined that each member of the Audit Committee and the Human Resources Committee meets the additional, heightened independence criteria applicable to such committee members under the applicable NYSE and Nasdaq rules. The Board made the same determination for Ms. Tesija, who served on the Audit Committee until May 7, 2020.

The employer of Mr. Schulman made payments to Verizon for telecommunications services during 2020. In addition, during 2020 Verizon made payments to Mr. Schulman’s employer for processing fees relating to payments to and from our customers in connection with Verizon services and wireless devices. Applying the independence standards above, the Board considered the foregoing payments and determined that these general business transactions and relationships are not material and did not impair the ability of the Director to act independently.

Aligning Director Skills and Experience to Our Strategy

Verizon’s strategy is to extend our network leadership through continued innovation, grow our core business and provide our customers with best-in-class experiences, while maintaining the balanced capital allocation approach and financial discipline that our investors expect of us. In light of the Company’s strategy and expected future business needs, the Board has identified the skills and experience in the table below as important to be represented on the Board as a whole.

Skills and Experience

• Consumer/B2B/Retail	• Marketing	• Strategic Planning

• Cybersecurity	• Regulatory/Public Policy	• Technology

• Financial Expertise	• Risk Management	• Telecommunications

Verizon 2021 Proxy Statement    9

Our Board Composition and Structure

Our Board Leadership Structure

Our Board Leadership Structure

Verizon’s governance framework provides the Board with the flexibility to select the appropriate Board leadership structure for the Company. In making this leadership structure determination, the Board considers many factors, including the specific needs of the business and the long-term interests of our shareholders. We have historically combined the roles of Chairman and Chief Executive Officer, and our Board has been satisfied that a combined Chairman and CEO structure has served our shareowners well over time.

Given the dynamic and competitive environment in which Verizon operates, the Board believes that Verizon and our shareholders are best served by a Chairman who has broad and deep knowledge of our industry and the vision, energy and experience to position Verizon as the leader of transformational change in the communications ecosystem. Based on these considerations, the Board has determined that, at this time, our CEO, Hans Vestberg, is the Director best qualified to serve in the role of Chairman.

To maintain an appropriate level of independent checks and balances in its governance, and consistent with the Corporate Governance Guidelines, the independent members of the Board have elected an independent Lead Director who has the responsibilities described under “Role of the Lead Director.” Clarence Otis, Jr. currently serves as Lead Director. The Lead Director and our Chairman and CEO meet and speak with each other regularly about the Company’s strategy and operations and the functioning of the Board. In addition, any shareholder or interested party may communicate directly with the Lead Director.

All Directors play an active role in overseeing Verizon’s business at both the Board and committee level. Every Director is given the agenda for each Board and committee meeting in advance and can request changes. In addition, all Directors have unrestricted access to the Chairman and the senior leadership team at all times.

The Board believes that shareholders are best served by this current leadership structure because it features an independent Lead Director who provides independent and objective oversight and who can express the Board’s positions in a forthright manner, as well as independent Directors who are fully involved in the Board’s operations and decision making.

Role of the Lead Director

•   Promotes a strong Board culture, including encouraging and facilitating active participation of all Directors

•   Approves the agenda, schedule and materials for all Board meetings, in consultation with the Chairman

•   Is available to advise the committee chairs in fulfilling their designated responsibilities

•   Acts as principal liaison with the Chairman

•   Chairs executive sessions, including those held to evaluate the CEO’s performance and compensation

•   Chairs any meeting of the Board if the Chairman is not present

•   Calls Board meetings and executive sessions as needed

•   Leads the Board’s annual self-evaluation

•   Oversees the process for CEO succession planning

•   Acts as a primary point of contact for Board communication with major shareholders and other key stakeholders, as appropriate

Limiting Service on Other Boards

Based on the evolving role of directors and the need to devote sufficient time to fulfill their responsibilities effectively, the Board has adopted a policy that a Director who is an executive officer of a public company should serve on no more than two public company boards, and other Directors should serve on no more than four public company boards.

10    Verizon 2021 Proxy Statement

Our Board Composition and Structure

Board Meetings and Executive Sessions

Board Meetings and Executive Sessions

In 2020, our Board of Directors held 21 meetings, including 6 regularly scheduled meetings and 15 special meetings. Our Board reacted swiftly to the rapidly evolving landscape of the COVID-19 crisis and met in virtual-only format beginning in March 2020. The Board met more frequently in response to the crisis, resulting in a greater number of special meetings than in a typical year. In addition, a number of previously scheduled all-day meetings were converted into shorter sessions and held over a longer period of time to increase the number and frequency of updates the Board received on the Company’s response to the crisis and to enhance the meetings’ effectiveness and make them more conducive to the virtual format.

No incumbent Director attended fewer than 75% of the total number of meetings of our Board and the committees to which the Director was assigned in 2020, except that Ms. Austin, who was elected to the Board in October 2020 and is not yet assigned to a committee, attended two of the three Board meetings held during the period for which she was a Director in 2020. Directors standing for re-election are expected to attend the annual meeting of shareholders. In 2020, all nine Directors standing for re-election attended the annual meeting, which was conducted in a virtual-only format.

The Corporate Governance Guidelines require the independent Directors to meet in executive session without any members of management present at least twice a year to review and evaluate the performance of the Board and to evaluate the performance and approve the compensation of the CEO. In practice, our Board typically meets in executive session during each regular Board meeting.

Board Committees

Our Board of Directors has established four standing committees: the Audit Committee, the Corporate Governance and Policy Committee, the Finance Committee, and the Human Resources Committee. Each committee has a written charter that defines its specific responsibilities. The chair of each committee approves the agenda and materials for each meeting. Each committee has the authority to retain independent advisors to assist it in carrying out its responsibilities.

Our committee meetings are not held concurrently, which enables our Directors to sit on multiple committees. Our newly appointed Directors also attend all committee meetings for a period prior to being appointed to any particular committee, which allows them to understand the inner workings of all committees.

Verizon 2021 Proxy Statement    11

Our Board Composition and Structure

Board Committees

Members* Gregory Weaver (Chair) Shellye Archambeau Clarence Otis, Jr. * Kathryn Tesija served on the Committee until May 7, 2020. Meetings in 2020: 11

Audit Committee

Key Responsibilities

•   Assess and discuss with management Verizon’s significant business risk exposures (including those related to cybersecurity, data privacy, data security and bribery and corruption) and oversee management’s programs and policies to monitor, assess and manage such exposures

•   Assess Verizon’s overall control environment, including controls related to financial reporting, disclosure, compliance and significant financial and business risks

•   Appoint, approve fees for, and oversee the work of the independent registered public accounting firm

•   Oversee financial reporting and disclosure matters

•   Oversee Verizon’s internal audit function

•   Assess Verizon’s compliance processes and programs

•   Review the Chief Compliance Officer’s annual report regarding anti-corruption compliance, compliance with significant regulatory obligations, export controls, and data protection

•   Assess policies and procedures for executive officer expense accounts and perquisites, including the use of corporate assets

•   Assess procedures for handling complaints relating to accounting, internal accounting controls or auditing matters

The Board has determined that each of Ms. Archambeau, Mr. Otis and Mr. Weaver is an audit committee financial expert.

The Audit Committee Report is included on page 59.

Members*

Shellye Archambeau (Chair)

Melanie Healey

Rodney Slater

* Vittorio Colao served on the Committee until February 13, 2021. Kathryn Tesija served on the Committee until May 7, 2020.

Meetings in 2020: 7

Corporate Governance and Policy Committee

Key Responsibilities

•   Evaluate the structure and practices of our Board and its committees, including size, composition, independence and operations

•   Recommend changes to our Board’s policies or practices or the Corporate Governance Guidelines

•   Identify and evaluate the qualifications of Director candidates

•   Recommend Directors to serve as members of each committee and as committee chairs

•   Review potential related person transactions

•   Facilitate the annual assessment of the performance of the Board and its committees

•   Oversee ESG commitments, reporting and engagement

•   Oversee Verizon’s position and engagement on important public policy issues, including those relating to political contributions, lobbying activities, and human rights, that may affect our business and reputation

•   Review the activities of Verizon’s community and social impact initiatives, including philanthropic activities

12    Verizon 2021 Proxy Statement

Our Board Composition and Structure

Board Committees

Members* Mark Bertolini (Chair) Clarence Otis, Jr. Gregory Weaver * Vittorio Colao served on the Committee until February 13, 2021. Meetings in 2020: 7

Finance Committee

Key Responsibilities

•   Monitor Verizon’s capital needs and financing arrangements and ability to access the capital markets

•   Monitor expenditures under the annual capital plan approved by our Board

•   Review Verizon’s policies and strategies for managing currency, interest rate, renewable energy and counterparty exposures

•   Review and approve Verizon’s derivatives policy and monitor the use of derivatives, including our renewable power purchase agreement strategy

•   Review Verizon’s insurance and self-insurance programs

•   Oversee the investment of pension assets and the funding of pension and other postretirement benefit obligations

Members Daniel Schulman (Chair) Mark Bertolini Melanie Healey Clarence Otis, Jr. Rodney Slater Meetings in 2020: 5

Human Resources Committee

Key Responsibilities

•   Oversee the development of Verizon’s executive compensation program and policies

•   Approve corporate goals relevant to the CEO’s compensation

•   Evaluate the CEO’s performance and recommend his compensation to the Board

•   Review and approve compensation and benefits for selected senior managers

•   Consult with the CEO on talent development

•   Oversee succession planning and assignments to key leadership positions

•   Review and make determinations under Verizon’s clawback policies

•   Review the impact of Verizon’s executive compensation policies and practices, and the performance metrics underlying the compensation program, on Verizon’s risk profile

•   Review and recommend non-employee Director compensation

The Compensation Committee Report is included on page 43.

Verizon 2021 Proxy Statement    13

Our Board Composition and Structure

Our Approach to Board and Committee Assessments

Our Approach to Board and Committee Assessments

Our Board conducts a comprehensive annual assessment to enhance the effectiveness of the Board and its committees and to continue to reflect evolving best practices in their processes. While the assessment process is generally led by the Lead Director, the Board periodically engages a third-party consulting firm to bring an outside perspective to the process. As part of this robust assessment, each Director completes a detailed written questionnaire designed to elicit suggestions for improving Board and committee effectiveness and feedback on a range of issues, including Board leadership, culture, purpose and strategy, composition and structure and risk management. In addition, the Lead Director or the third-party consulting firm conducts individual interviews with each of the independent Directors to discuss these topics, among others. The Board discusses the feedback received from the questionnaires and interviews during an evaluation session facilitated by the Lead Director. The evaluation for 2020 was conducted by the Lead Director and concluded that the Board and its committees are operating effectively. The recommendations to further enhance Board effectiveness, which we addressed, include continued focus on Board refreshment and continuing to balance the time used for presentations with the time permitted for discussion.

In addition to annual assessments, the Board evaluates and modifies its oversight of Verizon’s operations on an ongoing basis. During their executive sessions, the independent Directors consider agenda topics that they believe deserve additional focus and raise new topics to be addressed in future meetings.

The Corporate Governance and Policy Committee annually appraises the framework for our Board and committee assessment processes.

Board and Committee Assessment Process
Feedback Solicited Online questionnaire on a range of topics relating to enhancing Board effectiveness	One-On-One Discussions Candid, one-on-one discussions between the Lead Director and Directors to elicit additional feedback	Reporting Back A summary of the assessment results provided to the Board	Closed Session Discussion Closed session discussion of the assessment results facilitated by the Lead Director	Feedback Incorporated Policies and practices updated as appropriate to address any suggestions or enhancements per the assessment

Our Approach to Director Orientation and Continuing Education

We provide our Directors with comprehensive orientation and education programs to promote a deep understanding of issues affecting our business and industry, help Directors stay current and knowledgeable about the Company’s business and its competitive and technology landscape, and support Directors in performing their oversight duties.

New Director Orientation. When a new Director joins the Board, we conduct an orientation program that includes, among other things, a review of the Company’s purpose, business strategy and operations, technology, financial condition, legal and regulatory framework and other relevant topics.

Director Continuing Education. We support current Directors in their ongoing learning by providing continuing education opportunities and programs. These programs include presentations by thought leaders and industry experts, formal education sessions, meetings with management subject matter experts, participation in industry forums and site visits.

14    Verizon 2021 Proxy Statement

Our Approach to Strategy and Risk Oversight

Oversight of Strategy

Beyond the Boardroom

Engagement outside of Board meetings provides our Directors with additional insight into our business and our industry, and gives them valuable perspectives on the performance of our Company, the Board, our CEO and other members of senior management, and on the Company’s strategic direction.

Our individual Directors have discussions with each other and with our CEO, and have informal individual and small group meetings with high potential members of our senior management team in order to gain insight into the Company’s management development program and succession pipeline.

Our committee chairs and Lead Director meet and speak regularly with each other and with members of our management in connection with planning for meetings. All Directors are encouraged to provide suggestions for meeting agendas and materials.

Our Directors regularly attend “deep dives” on current topics of interest and technology training as part of their ongoing Director education program.

Our Directors receive weekly updates on recent developments, press coverage and current events that relate to our business, as well as monthly business operation reviews and analyst reports.

In 2020, several of our Directors appeared on Company webcasts to discuss leadership, the COVID-19 crisis and racial justice matters with employees across the Company.

Our Approach to Strategy and Risk Oversight

Oversight of Strategy

All of our Directors have deep experience and expertise in strategic planning and execution. The Board engages Verizon’s senior leaders in robust discussions about strategic goals and challenges them to execute on the strategic plan, address emerging challenges and disruptions, and promote innovation. In addition to an annual strategy retreat, strategy is allocated substantial time on the agenda for each regular Board meeting. During these reviews, the Board engages with senior management regarding the competitive landscape, operational objectives and challenges and regulatory developments.

Verizon 2021 Proxy Statement    15

Our Approach to Strategy and Risk Oversight

Oversight of Business Risks

Oversight of Business Risks

While senior management has primary responsibility for managing business risks, our Board of Directors is responsible for risk oversight. The Board works with senior management to develop a comprehensive view of Verizon’s key short- and long-term business risks. Verizon has a formalized business risk management reporting process that is designed to provide visibility to the Board about critical risks and risk mitigation strategies.

The Board of Directors oversees the management of risks inherent in the operation of Verizon’s businesses and the implementation of its strategic plan by using several different levels of review. The Board addresses the primary risks associated with Verizon’s business units and corporate functions in its operations reviews of those units and functions. Further, the Board reviews the risks associated with Verizon’s strategic plan throughout the year.

In addition, each of our Board committees oversees the management of risks that fall within that committee’s areas of responsibility. In performing this function, each committee has full access to management and may engage advisors.

Enterprise Risk Management Program. The Audit Committee oversees the operations of Verizon’s enterprise risk management program, which identifies the primary risks to Verizon’s business, including risks related to cybersecurity, data privacy and data security. The Audit Committee periodically monitors and evaluates the primary risks associated with particular business units and functions. As part of Verizon’s annual enterprise risk assessment process, the Audit Committee reviews key business risks with the Executive Vice President and Chief Financial Officer and the Senior Vice President of Internal Audit. These risks inform Board and Audit Committee discussion topics throughout the year.

Oversight of COVID-19 Crisis

As COVID-19 spread throughout the world in the first quarter of 2020, a significant portion of the U.S. became subject to restrictions on physical movement and limitations on business and other activities. In response to the crisis, Verizon began executing our business continuity plans and evolving our operations to protect the safety of our employees and customers and to continue to provide critical infrastructure and connectivity to our customers as they changed their ways of working and living. These restrictions and our responses to them significantly impacted how our customers use our products and services, how they interact with us, and how our employees work and provide services to our customers.

The Board navigated the COVID-19 crisis by holding additional meetings with management focused on the impact of the pandemic on our employees and our business, as well the broad-ranging components of our response. The Board oversaw the Company’s decision making relating to health, safety, and human capital management, as well as changes to the Company’s business approach, messaging and long-term strategy. The Board also participated in additional strategy sessions relating to the pandemic and received periodic updates from management throughout the year.

In addition, the Audit Committee works with Verizon’s Senior Vice President of Internal Audit, who helps identify, evaluate and implement risk management controls and methodologies to address identified risks and who functionally reports directly to the Committee. The Committee routinely meets with representatives from the independent registered public accounting firm, the Senior Vice President of Internal Audit, and the Executive Vice President and Chief Administrative, Legal and Public Policy Officer.

Strategic Crisis Management. In order to position Verizon leadership and the Board to respond to strategic risks and protect Verizon’s core assets in a potential crisis, the Company maintains a Strategic Crisis Management Program. The Program defines clear roles and responsibilities in dealing with various potential crises and outlines a process to make decisions and implement appropriate actions on a timely basis. Through the Program, the Verizon Strategic Crisis Leadership Team is positioned to assume executive ownership of strategic crisis events through drills and scenario-based training. The Program also includes employee crisis awareness training in order to encourage employees across the Company to quickly identify and report circumstances or events that could develop into a strategic crisis so that our leadership team can take

16    Verizon 2021 Proxy Statement

Our Approach to Strategy and Risk Oversight

Oversight of Environmental, Social and Governance Strategy and Risks

appropriate steps in response. In addition, Verizon’s Board maintains a Board Crisis Response Plan, which is a structured plan to be used in connection with any crisis that could have a significant strategic impact on the Company’s brand, reputation, finances or legal, political or regulatory position – providing a framework for appropriate Board oversight and assessment of the response to a crisis, while allowing the necessary flexibility to address the different types of crises that might arise.

Financial Risk and Capital Allocation. The Finance Committee assists our Board in its oversight of financial risk management. In performing this function, the Finance Committee monitors Verizon’s capital needs and financing plans and oversees the strategy for managing risk related to currency, interest rate and renewable energy exposures. The Finance Committee reviews and approves the Company’s derivatives policy and monitors the use of derivatives. The Finance Committee also reviews Verizon’s pension and other postretirement benefit obligations, as well as its insurance and self-insurance programs.

Oversight of Environmental, Social and Governance Strategy and Risks

Our Board recognizes that operating responsibly – minimizing the environmental impact of our operations, protecting the privacy of our customers’ information and respecting human rights by creating an environment of respect, integrity and fairness for our employees and customers wherever we do business – is fundamental to the long-term success of our Company. The Corporate Governance and Policy Committee oversees corporate responsibility and sustainability. Verizon has a Chief ESG Officer dedicated to enhancing the Company’s sustainability reporting and stakeholder engagement on environmental, social and governance issues that align with Verizon’s core business strategy. The Chief ESG Officer heads a cross-functional team that focuses on strategic areas including governance, reporting, human rights, environmental sustainability and digital trust and safety and also oversees Verizon’s efforts to deliver on its ESG commitments. The Chief ESG Officer regularly provides the Corporate Governance and Policy Committee with updates on the Company’s ESG priorities, commitments and reporting.

Environmental Sustainability and Climate. To address climate-related risks, Verizon is taking steps to make our networks more climate resilient, minimize our environmental footprint, and develop solutions that enable our customers to minimize their environmental footprints. We are supporting the transition to a greener grid by making substantial investments in renewable energy. The Company has set ambitious goals to source or generate renewable energy equivalent to 50% of our total annual electricity consumption by 2025 and to be carbon neutral in our operations (Scope 1 and 2) by 2035. Each committee of the Board oversees the management of the specific risks related to our environmental sustainability strategy and the transition to a low carbon economy that fall under the committee’s area of responsibility:

•

Audit Committee: Environmental and climate-related risks discussed during annual business risk reviews with the Audit Committee include operational and financial risks relating to energy management and our renewable energy and carbon neutral commitments, maintaining network reliability during catastrophic and weather-related events, and possible laws or regulations that seek to mitigate climate change.

•

Corporate Governance and Policy Committee: At least annually the Chief ESG Officer briefs the Corporate Governance and Policy Committee on Verizon’s progress on meeting our environmental sustainability commitments.

•

Finance Committee: The Finance Committee oversees the strategy for managing risks related to Verizon’s renewable energy exposure through renewable energy purchase agreements, as well as the Company’s green financing strategy.

•

Human Resources Committee: To motivate management to be good stewards of our planet and reduce the environmental impact of our operations, the Human Resources Committee has included a carbon intensity reduction target as one of the performance measures in the Short-Term Incentive Plan (Short-Term Plan) since 2014.

Verizon 2021 Proxy Statement    17

Our Approach to Strategy and Risk Oversight

Oversight of Environmental, Social and Governance Strategy and Risks

Data Privacy and Cybersecurity. Protecting the privacy of our customers’ information and the security of our systems and networks has long been and will continue to be a priority at Verizon. The Board is committed to maintaining strong and meaningful privacy and security protections for our customers’ information. The Audit Committee has primary responsibility for overseeing Verizon’s risk management program relating to data privacy and security and cybersecurity. The Audit Committee also monitors Verizon’s compliance in the areas of data and privacy protection.

•

Data Privacy and Security. Verizon has technical, administrative and physical safeguards in place to help protect against unauthorized access to, use or disclosure of customer information and data we collect and store. Verizon has a dedicated Chief Privacy Officer whose team advises the business on privacy risks and assesses the effectiveness of privacy controls. The Chief Privacy Officer annually briefs the Audit Committee on data privacy risks and mitigating actions.

•

Cybersecurity. To more effectively address the cybersecurity threats posed today, Verizon has a dedicated Chief Information Security Officer whose team is responsible for leading enterprise-wide information security strategy, policy, standards, architecture and processes. Verizon’s comprehensive information security program includes, among other aspects, vulnerability management, antivirus and malware protection, file integrity monitoring, encryption and access control. The Chief Information Security Officer leads an annual review and discussion with the full Board dedicated to Verizon’s cyber risks and threats and cyber protections and provides updates throughout the year, as warranted.

Responsible Business. Verizon’s Responsible Business Council, chaired by the CEO and composed of members of the senior leadership team, oversees the integration of responsible practices as a core operating principle. At least annually, the Chief Corporate Social Responsibility Officer reports to the Board on the Council’s activities and Verizon’s community and social impact initiatives. In 2020, Verizon launched Citizen Verizon, our responsible business plan for economic, social and environmental advancement, which focuses on three pillars: digital inclusion, climate protection and human prosperity.

Current Policy Issues and Corporate Reputation. Companies in our industry and beyond are facing challenges that have impacted their reputations and brought adverse attention and action by consumers, regulators, and shareholders. The Corporate Governance and Policy Committee has primary responsibility for overseeing the Company’s handling of business and reputational risks relating to Verizon’s position and engagement on important public policy issues, as well as individual events and incidents that may affect the Company’s reputation. Each year, Verizon’s Executive Vice President and Chief Administrative, Legal and Public Policy Officer updates the Committee on the current policy issues facing the Company that may generate publicity and impact corporate reputation. Through this annual briefing, the Committee reviews and discusses with management the most pressing known reputational issues and the Company’s position on each issue, as well as the processes in place to anticipate potential developments in each of the identified areas and to quickly respond to any such developments in a timely manner. Outside the regular meeting cycle, management makes sure that the Board is informed of current developments that may pose reputational risks to the industry or the Company.

Political Activities and Lobbying. Verizon adheres to the highest ethical standards when engaging in any political activity. Our political activity, including lobbying, is overseen by the Corporate Governance and Policy Committee, which receives a comprehensive briefing on these activities at least annually. Moreover, Verizon’s political activity is subject to robust internal controls. The Code of Conduct requires that all lobbying activities on behalf of Verizon be authorized by public policy or legal personnel. Corporate policy and training materials provide guidance to employees regarding legal requirements in connection with lobbying activities.

Verizon understands that transparency regarding our political activity is critical to maintaining the trust of our stakeholders. We publish a political engagement report on our corporate website that is updated twice a year that lists all political action committee contributions and corporate political contributions. Our report also discloses our Public Policy organization’s memberships in trade associations and issue advocacy organizations for which our support exceeds $50,000 annually. Verizon supports these organizations for a number of reasons, including to reflect our interest in the community, to acquire valuable industry and market expertise, and to support specific strategic policy and business goals and interests. These groups often have a diversity of members, interests and viewpoints that do not necessarily reflect Verizon’s beliefs or

18    Verizon 2021 Proxy Statement

Our Approach to Strategy and Risk Oversight

Oversight of Human Capital Management

priorities and we may not always agree with all of the positions of each organization or its members. When we disagree with a position of an organization we support, we communicate our concerns through the senior executives who interact with these organizations. Verizon also takes these differences under consideration when determining whether support of an organization is, on balance, in the best interests of the Company and its stakeholders.

Human Rights. As expressed in its Human Rights Statement, Verizon is committed to operating with respect for internationally recognized human rights. We have a dedicated Business and Human Rights Program that works to embed human rights considerations into responsible business decision-making processes across the Company. Our human rights efforts are overseen by the Corporate Governance and Policy Committee.

Anti-Corruption. Verizon has a robust anticorruption program to comply with applicable anticorruption rules, including the Foreign Corrupt Practices Act and the U.K. Bribery Act. As part of this program, the Audit Committee receives annual reports summarizing the Company’s continued compliance with applicable anticorruption rules. Every two years, we review and assess our anti-corruption program with the goal of finding areas for improvement. This process is done under the direction of our Chief Compliance Officer, who reports the findings to the Audit Committee.

Oversight of Human Capital Management

Culture and Employee Engagement. Our Board views our employees as one of Verizon’s most critical assets and regularly receives briefings from the CEO on initiatives to strengthen our company culture and encourage employee engagement. The CEO reviews with the Board the results of the “Pulse” surveys completed by employees across the company. Periodically, our Directors attend employee town halls, participate in leadership forums with employees and, in 2020, several of our Directors appeared on Company webcasts to discuss leadership, the COVID-19 crisis and racial justice matters with employees across the Company.

Diversity and Inclusion. Verizon is committed to creating a collaborative, inclusive and diverse environment – within Verizon, with our customers and among our business partners and suppliers. The Board views this commitment as a business imperative and a competitive advantage. To promote diversity in our workforce and encourage the contribution of diverse business partners to our success, the Human Resources Committee has included diversity targets as performance measures in the Short-Term Plan for over 20 years. The Executive Vice President and Chief Human Resources Officer reviews diversity representation and initiatives with the Committee at least annually.

Succession Planning and Talent Development. Our Board recognizes that one of its most important duties is to promote continuity in Verizon’s senior leadership by overseeing the development of executive talent and planning for the efficient succession of the CEO. Our Board has delegated primary oversight responsibility for succession planning to the Human Resources Committee, which oversees assignments to key leadership positions. The Human Resources Committee reports on its activities to the full Board, which addresses succession planning during executive sessions that typically occur in connection with each regularly scheduled meeting.

To align the succession planning and management development process with Verizon’s strategic objectives, the Board and Human Resources Committee regularly consult with the CEO on Verizon’s organizational needs and competitive challenges, the potential of key managers, and plans for future developments and emergency situations. As part of this process, the Board and the Human Resources Committee also seek input from the Executive Vice President and Chief Human Resources Officer, as well as advice on related compensation issues from the Human Resources Committee’s independent compensation consultant.

Our Board generally conducts an in-depth review of senior leader development and succession planning at least once a year. Led by the CEO and the Executive Vice President and Chief Human Resources Officer, this review addresses Verizon’s management development initiatives, assesses senior management resources, and identifies individuals who should be considered as potential future senior executives.

Verizon 2021 Proxy Statement    19

Our Approach to Strategy and Risk Oversight

Other Risk-Related Matters

Our goal is to develop well-rounded, experienced and diverse senior leaders. High potential executives are challenged regularly with additional responsibilities, new positions or promotions to expose them to our diverse operations. These individuals are often positioned to interact more frequently with the Board, both in full Board meetings and in less formal settings and small groups, so the Directors can get to know and assess them.

Compensation Risk. The Human Resources Committee considers the impact of our executive compensation program and the incentives created by compensation awards on Verizon’s overall risk profile. It also oversees management’s annual assessment of compensation risk arising from Verizon’s compensation policies and practices. This annual assessment is conducted by members of management including the Senior Vice President of Internal Audit and the Corporate Secretary. The assessment includes a review of the features and characteristics of Verizon’s compensation policies and programs, the performance metrics under the Short- and Long-Term Incentive Plans and the process for calculating and approving adjustments that are part of the plan, as well as the approval processes for compensation programs and related payouts. The assessment also reviews governance oversight at the Committee and Board level, Code of Conduct provisions and mandatory training programs that reinforce policies that mitigate risk, and performance metrics and measurement periods that are aligned with Verizon’s business strategy.

Based on management’s review, Verizon has concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on Verizon because they are appropriately structured and discourage employees from taking excessive risks.

Other Risk-Related Matters

Business Conduct and Ethics. We are committed to operating with the highest level of integrity, responsibility and accountability. To that end, we have adopted a Code of Conduct that applies to all employees, including the CEO, the Chief Financial Officer and the Controller. The Code of Conduct describes each employee’s responsibility to conduct business with the highest ethical standards and provides guidance about preventing, reporting and remediating potential compliance violations in key areas. Verizon thoroughly investigates all claims of misconduct. Various types of cases are reported to the Chief Compliance Officer, who discusses the most serious Code violations with the Audit Committee at least annually.

Directors are expected to act in the spirit of the Code of Conduct, and to comply with the specific ethical provisions of the Corporate Governance Guidelines. Our Board is strongly predisposed not to waive any of these business conduct and ethics provisions for executive officers or Directors. In the unlikely event of a waiver, we will promptly disclose the Board’s action on our website.

Related Person Transactions. The Board has adopted the Related Person Transaction Policy that is included in the Guidelines. The Corporate Governance and Policy Committee reviews transactions between Verizon and any of our Directors or executive officers or members of their immediate families to determine if any participants have a material interest in the transaction. If the Committee determines that a material interest exists, based on the facts and circumstances of each case, the Committee may approve, disapprove, ratify or cancel the transaction or recommend another course of action. Any Committee members who are involved in a transaction under review do not participate in the Committee’s deliberations. During 2020, there were no related person transactions required to be disclosed in this proxy statement.

Our Approach to Shareholder Engagement

We believe that a robust shareholder outreach program is an essential component of maintaining our strong corporate governance practices. Ongoing communication with our investors helps our Board and senior management gather useful feedback on a wide range of topics. In our discussions with investors, we seek their input on a variety of corporate governance, compensation and ESG topics that may impact our business or reputation. We strive for a collaborative approach with investors to solicit and understand a variety of perspectives. These engagements include the participation of our independent Lead Director, Clarence Otis, Jr., or other Directors, when requested and appropriate. Shareholder feedback is regularly summarized and shared with our Board.

20    Verizon 2021 Proxy Statement

Our Approach to Shareholder Engagement

Special Meeting Threshold

In 2020, we took a proactive approach and repeatedly engaged with our top 100 investors in email blasts and one-on-one discussions about matters including the Company’s:

•	ESG activities and priorities;

•	response to COVID-19;

•	ownership threshold required for shareholders to call a special meeting;
•	executive compensation;

•	climate commitments and renewable energy;

•	data privacy, cybersecurity and child safety; and

•	political contributions and lobbying.

In addition to our regular shareholder engagement, in 2020, management retained a third-party consultant to survey approximately 80 of Verizon’s equity and fixed income investors to obtain feedback on the effectiveness of our communications and engagements with them and reviewed the survey results with the Board.

Special Meeting Threshold

At the 2020 Annual Meeting, shareholders approved an advisory proposal seeking to lower the threshold for the shareholder right to call a special meeting. The then-existing right to call a special meeting allowed any individual shareholder owning at least 10%, or shareholders holding in the aggregate at least 25% of Verizon’s stock, to call a special meeting. The proposal requested a 10% threshold for a shareholder group. In response to the shareholder vote, the Board of Directors asked management to conduct an outreach campaign to solicit shareholders’ input on the threshold percentage that should be required to call special meetings.

During our campaign, we spoke with nine of our largest shareholders, representing approximately 22% of our outstanding shares as of September 30, 2020. This group of shareholders included shareholders who voted both for and against the proposal. Several of these shareholders expressed the view that the existing 25% threshold was appropriate but understood the Board’s desire to respond to the vote, and indicated that they would be supportive of a lower threshold that takes into account consideration of Verizon’s particular facts and circumstances. However, several shareholders expressed concern that a 10% threshold was too low given the composition of Verizon’s shareholder base, and stated that a 15% threshold would be preferable. One shareholder group stated that from their perspective, a 10% threshold is optimal but agreed they would consider being supportive of a 15% threshold.

The Board gave careful consideration to the views expressed by our shareholders during outreach and concluded that lowering the threshold to 15% represented the optimal balancing of interests and considerations. In making its determination, the Board also considered the slim margin by which the proposal passed, and the significant shareholder support of the existing 25% threshold both at the 2020 Annual Meeting, and in previous years when a majority of shareholders supported it. On December 3, 2020, the Board amended the bylaws to permit shareholders holding in the aggregate at least 15% of the Company’s outstanding shares to call special meetings.

Verizon 2021 Proxy Statement    21

Our Approach to Shareholder Engagement

Communicating with Our Directors

Communicating with Our Directors

Our Board of Directors believes that communication with shareholders and other interested parties is an important part of the governance process, and has adopted the following procedure to facilitate this communication.

How to Contact the Board

Any shareholder or interested party may communicate directly with our Board, any committee of our Board, any individual Director (including the Lead Director and the committee chairs) or the non-employee Directors as a group, by writing to:

Verizon Communications Inc.

Board of Directors

(or committee name, individual Director, Lead

Director, committee chair or non-employee

Directors as a group, as appropriate)

1095 Avenue of the Americas

New York, New York 10036

Verizon’s Corporate Secretary reviews all correspondence addressed to our Directors and periodically provides the Board with copies of all communications that deal with the functions of our Board or its committees, or that otherwise require Board attention. Typically the Corporate Secretary will not forward communications that are of a personal nature or are unrelated to the duties and responsibilities of our Board, including business solicitations or advertisements, mass mailings, job-related inquiries, or other unsuitable communications. All communications involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee.

22    Verizon 2021 Proxy Statement

Non-Employee Director Compensation

The Human Resources Committee, in consultation with its independent compensation consultant, reviews and recommends non-employee Director compensation. In 2020, each non-employee Director of Verizon was entitled to an annual cash payment of $125,000. The Chairs of the Corporate Governance and Policy Committee and the Finance Committee were entitled to receive an additional annual cash payment of $20,000, and the Chairs of the Audit Committee and the Human Resources Committee were entitled to receive an additional annual cash payment of $30,000. The Lead Director was entitled to an additional annual cash payment of $50,000. Directors who served in each of these roles for less than a full year received a portion of the annual payment commensurate with their service.

In 2020, each non-employee Director also received a grant of Verizon share equivalents valued at $175,000 on the grant date. No meeting fees were paid if a non-employee Director attended a Board or committee meeting on the day before or the day of a regularly scheduled Board meeting. Each non-employee Director who attended a Board or committee meeting held on any other date received a meeting fee of $2,000. In 2020, the Board met more frequently than in a typical year in response to the rapidly evolving landscape of the COVID-19 crisis, resulting in a greater number of Board meetings.

Each non-employee Director who joins our Board receives a one-time grant of 3,000 Verizon share equivalents valued at the closing price on the date the new Director joins our Board.

All share equivalents that non-employee Directors receive are automatically credited to the Director’s deferred compensation account under the Verizon Executive Deferral Plan, which is referred to as the Deferral Plan, and invested in a hypothetical Verizon stock fund. Amounts in a Director’s deferred compensation account are paid in a cash lump sum in the year following the year the Director leaves our Board.

Non-employee Directors may choose to defer all or part of their annual cash payment and meeting fees (if any) under the Deferral Plan. They may elect to invest these amounts in the hypothetical investment options available to participants in Verizon’s Management Savings Plan or in a hypothetical cash account that earns a return rate equal to the long-term, high-grade corporate bond yield average as published by Moody’s Investor Services.

The non-employee Directors are eligible to participate in the Verizon Foundation Matching Gifts Program. Under this program, which is open to all Verizon employees, the Foundation matches up to $5,000 per year of charitable contributions to accredited colleges and universities, $1,000 per year of charitable contributions to any non-profit with 501(c)(3) status, and $1,000 per year of charitable donations to designated disaster relief campaigns.

Verizon 2021 Proxy Statement    23

Non-Employee Director Compensation

Non-Employee Director Compensation in 2020

Non-Employee Director Compensation in 2020

Name (a)	Fees Earned or Paid in Cash[1] ($) (b)	Stock Awards[2] ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation[3] ($) (g)	Total ($) (h)
Shellye Archambeau*	181,000	175,000	0	0	0	0	356,000
Roxanne Austin	35,250	221,470	0	0	0	0	256,720
Mark Bertolini*	179,000	175,000	0	0	0	0	354,000
Vittorio Colao+	159,000	175,000	0	0	0	0	334,000
Melanie Healey	153,000	175,000	0	0	0	1,000	329,000
Clarence Otis, Jr.**	219,000	175,000	0	0	0	0	394,000
Daniel Schulman*	181,000	175,000	0	0	0	0	356,000
Rodney Slater	153,000	175,000	0	0	0	0	328,000
Kathryn Tesija+	45,667	175,000	0	0	0	0	220,667
Carol Tomé+	37,250	358,150	0	0	0	0	395,400
Gregory Weaver*	199,000	175,000	0	0	0	0	374,000

*	Denotes a chair of a standing committee during 2020.
**	Mr. Otis served as Lead Director during 2020.
+	Mr. Colao served on the Board until February 13, 2021. Ms. Tesija served on the Board until May 7, 2020. Ms. Tomé served on the Board from January 1 to March 12, 2020.
1	This column includes all fees earned in 2020, whether the fee was paid in 2020 or deferred.
2

For each non-employee Director, this column reflects the grant date fair value of the non-employee Director’s 2020 annual stock award and, for Mses. Austin and Tomé, the one-time grants they received when joining the Board, in each case computed in accordance with FASB ASC Topic 718. The following reflects the aggregate number of share equivalent awards outstanding as of December 31, 2020 for each person who served as a non-employee Director during 2020: Ms. Archambeau, 31,015; Ms. Austin, 3,779; Mr. Bertolini, 25,805; Mr. Colao, 8,533; Ms. Healey, 41,628; Mr. Otis, 88,148; Mr. Schulman, 10,973; Mr. Slater, 54,116; Ms. Tesija, 35,659; Ms. Tomé, 6,284; and Mr. Weaver, 23,417.

3	This column reflects matching contributions made on the non-employee Directors’ behalf under the Verizon Foundation Matching Gift Program.

24    Verizon 2021 Proxy Statement

Executive

Compensation

Item 2: Advisory Vote to Approve Executive Compensation

Shareholders have strongly supported Verizon’s executive compensation program since our first annual advisory vote on the matter in 2009. We are asking you to vote in favor of the following non-binding resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Verizon’s proxy statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Compensation Tables and the related narrative discussion.”

The structure of our executive compensation program for 2020 is similar to prior years, with updates to address changes in our business unit structure and strategic emphasis. Our Board recommends a vote FOR this resolution because the Board believes our program effectively:

•	Encourages strong short-term and long-term performance;

•	Aligns the executives’ long-term interests with those of our shareholders; and

•	Retains high-performing executives.

In the Compensation Discussion and Analysis and Compensation Tables beginning on page 26, we provide a detailed description of our executive compensation program, including our philosophy, the elements of our program and the compensation of our named executive officers. We encourage you to read these sections before deciding how to vote on this proposal.

This advisory resolution, commonly known as a “say-on-pay” resolution, is not binding on our Board of Directors. Nevertheless, the Board and the Human Resources Committee value shareholder feedback received through this annual say-on-pay vote and our direct investor outreach program. The voting results and direct shareholder input are carefully reviewed and considered and are an important part of the process for evaluating our executive compensation program.

The Board of Directors recommends that you vote FOR this proposal.

Verizon 2021 Proxy Statement    25

Compensation Discussion and Analysis

The Human Resources Committee of the Board of Directors oversees the development and implementation of the compensation program for Verizon’s named executive officers.

2020 Incentive Compensation Program Changes

In 2019, we reorganized our operations around a customer-centric model with Verizon’s world class networks at the center of our strategy to drive innovation and new growth, creating the Business Group, the Consumer Group, the Global Network and Technology Group and the Media Group. In connection with this transformation, in June 2019, the Human Resources Committee undertook a holistic review of our incentive programs. As part of its review, the Committee considered how to strengthen the alignment between pay and performance and drive individual accountability for achieving operating results. The Committee also considered competitive market pay and market practices for incentive compensation and input from many of our largest investors.

While maintaining the core structure of our programs, in February 2020 the Committee implemented key changes to the performance measures, and the mix and weighting of the measures, for the short-term and long-term incentive programs for 2020. The Committee did not make any additional modifications to the design or results of these programs during 2020 due to COVID-19. See the section titled “2020 Short-Term Incentive Compensation” beginning on page 31 for the changes to the Short-Term Plan for 2020 and see the section titled “Long-Term Incentive Compensation” beginning on page 35 for the changes to the long-term incentive program for 2020 awards. Below are some highlights of those changes:

2020 Short-Term Incentive Program

•

Replaced adjusted earnings per share (EPS) with adjusted operating income as a performance metric at the corporate level in addition to total revenue, free cash flow and our ESG metrics to further focus our executives on our operating results.

•

Introduced unit-specific financial and operational performance metrics for business unit employees in addition to the corporate performance metrics to drive a culture of individual accountability while preserving a culture of collaboration and cooperation to achieve shared results and selected qualitative leading indicators for each unit to focus unit employees on annual strategic initiatives designed around the 5G strategy and other objectives that lay the groundwork for our long-term growth.

•	Increased the weight of the ESG metrics included in the corporate performance measures to strengthen our corporate purpose and culture.

•	Increased the maximum payout under the Short-Term Plan from 150% to 200% to align with market practice and provide an additional incentive to achieve stretch goals.

2020 Long-Term Incentive Program

•

Adjusted the performance metrics and weightings for the performance stock unit (PSU) component by incorporating adjusted EPS as a metric in addition to the free cash flow metric and retained relative total shareholder return (TSR) as a modifier to the PSU vesting percentage, comparing against the companies in the S&P 100.

•	Implemented pro-rated vesting upon an involuntary termination of employment from the Company without cause commencing with 2020 awards.

26    Verizon 2021 Proxy Statement

Compensation Discussion and Analysis

Best Practices in Executive Compensation and Governance

Best Practices in Executive Compensation and Governance

Our compensation program reflects our commitment to industry-leading standards for compensation design and governance. The Human Resources Committee regularly reviews best practices in executive compensation and governance and revises our policies and practices when appropriate. The following table highlights some features of our executive compensation program that demonstrate the rigor of our policies.

What We Do		More Information on Page

Pay for performance	Approximately 90% of named executive officers’ total compensation opportunity is variable, incentive-based pay.	30

Focus on performance: Exclude buybacks from EPS results	Our adjusted EPS metric under our Long-Term Incentive Plan (Long-Term Plan) excludes the benefit of any repurchases of Verizon’s common stock under a share buyback program.	37

Robust stock ownership guidelines	We have stock ownership guidelines for the CEO of 7x base salary; for other named executive officers of 4x base salary; and for Directors of 3x the cash component of the annual Board retainer.	41

Shareholder outreach	Our outreach program gives institutional shareholders a regular opportunity to express their views about our executive compensation program and policies. Shareholder input is carefully considered by the Committee.	28

Clawback policies	Our clawback policies give us the right to cancel or “claw back” incentive compensation from any senior executive who has engaged in misconduct that results in (i) significant reputational or financial harm to Verizon or (ii) a material financial restatement.	41

Anti-hedging policy	Our anti-hedging policy prohibits Directors and executives who receive equity-based incentive awards from entering into transactions designed to hedge or offset any decrease in the market value of Verizon stock that they own.	41

Annual compensation risk assessment	We perform a risk assessment of our compensation program every year.	20

Independent compensation consultant	The Committee’s independent compensation consultant cannot do any work for the Company while it is engaged by the Committee.	28

Double-trigger change in control	In the event of a change in control, our Long-Term Plan requires an involuntary termination without cause for any accelerated vesting of awards.	40

ESG metric	For the past 20 years, our short-term incentive program has included an ESG metric.	33

       What We Don’t Do

Tax gross-ups	We do not provide tax gross-ups to our executive officers or Directors.	39

Dividends on unearned performance awards	We do not pay dividends on unearned PSUs or Restricted Stock Units (RSUs).	35

Employment contracts	None of our named executive officers has an employment contract.	40

Guaranteed benefits	In 2006, we froze our defined benefit pension and supplemental executive retirement benefits.	40

Verizon 2021 Proxy Statement    27

Compensation Discussion and Analysis

Shareholder Feedback on Compensation

Shareholder Feedback on Compensation

Our Board, the Human Resources Committee and our management team value shareholder perspectives on our executive compensation program. Management and Directors engage with our institutional shareholders in meetings and calls throughout the year. Topics of discussion typically include the Committee’s choice of performance measures for awards issued under our Short- and Long-Term Incentive Plans, the relationship between the performance measures and our long-term strategy, the payout terms of equity awards, compensation recoupment policies and shareholder proposals, and our long-standing practice of including an ESG metric in our Short-Term Plan. In addition to this direct feedback, as part of the Committee’s annual review of the executive compensation program, the Committee considers the outcome of Verizon’s annual shareholder advisory vote on executive compensation – the “say-on-pay.” At our Annual Meeting in May 2020, the compensation of our named executive officers was approved by approximately 93% of votes cast. Based on the perspective obtained from discussions with our long-term shareholders, the results of our 2020 say-on-pay vote, and the history of strong shareholder support in prior say-on-pay votes, the Committee believes our shareholders continue to strongly support Verizon’s executive compensation program.

Roles and Responsibilities

Human Resources Committee

The Human Resources Committee of the Board of Directors oversees the design and implementation of the compensation program for our named executive officers, as well as Verizon’s management succession planning and talent development. The CEO’s compensation is determined by the independent members of the Board after receiving the Committee’s recommendation. References to the Committee in this Compensation Discussion and Analysis with respect to the CEO’s compensation reflect that process.

Management

The Committee may consult with the Executive Vice President and Chief Human Resources Officer about the design, administration and operation of the compensation program. The Committee has delegated administrative responsibility for implementing its decisions on compensation and benefits matters to the Chief Human Resources Officer, who reports to the Committee on the actions taken under this delegation.

The Committee seeks the CEO’s views on whether the existing compensation policies and practices continue to support Verizon’s business and performance objectives, utilize appropriate performance targets, and appropriately reward the contributions of the other named executive officers. While the Committee values the CEO’s insight, ultimately the Committee makes an independent determination on all matters related to the compensation of the named executive officers.

Independent Compensation Consultant

The Committee has the sole authority to retain and terminate a compensation consultant and to approve all terms of the engagement, including fees. The Committee retained Semler Brossy as its compensation consultant (Consultant). The Consultant advises the Committee on all matters related to the compensation of our named executive officers and our non-employee Directors. The Consultant’s advisory services include providing current benchmarking data for our peer group and other relevant market data in our industry and helping the Committee interpret this data, as well as data provided by the Company. The Consultant participates in all Committee meetings and confers regularly with the Committee in executive session at those meetings.

Committee policy prohibits the Consultant from doing any work for the Company during its engagement, and the Consultant did not perform work for the Company in 2020. The Committee made assessments of the Consultant under SEC rules and NYSE and Nasdaq listing standards and concluded that the Consultant was independent, and that its work in 2020 for the Committee did not raise any conflicts of interest.

28    Verizon 2021 Proxy Statement

Compensation Discussion and Analysis

Benchmarking Total Compensation Opportunity

Benchmarking Total Compensation Opportunity

The Committee evaluates whether the compensation opportunities for our executives are appropriate and competitive by comparing each named executive officer’s total compensation opportunity – which represents the sum of the executive’s base salary and target award amounts under the Short-Term Plan and the Long-Term Plan – to the total compensation opportunities for executives in comparable positions at peer companies, referencing the 50th percentile when making this comparison. A named executive officer’s total compensation opportunity may be higher or lower depending upon the executive’s tenure and overall level of responsibility.

The peer groups utilized for compensation benchmarking are reviewed each year. For 2020 compensation decisions, the Committee utilized a peer group that consisted of the companies in the Dow Jones Industrial (Dow) Average (other than Verizon) with at least $50 billion in annual revenue, plus Verizon’s five largest industry competitors that are not included in the Dow. This represented a change to the peer group used for 2019 compensation determinations, which was composed of the 29 companies (other than Verizon) in the Dow, plus Verizon’s five largest industry competitors that are not included in the Dow (referred to as the Related Dow Peers). The Committee determined that utilizing this subset of the larger Related Dow Peer group for 2020 compensation decisions would better reflect market compensation for companies of Verizon’s size and complexity, while maintaining a robust number of peer companies for comparison purposes and providing clarity and transparency for shareholders.

Below are the companies included in the Company’s peer group for 2020 compensation purposes.

Apple	Goldman Sachs Group	Procter & Gamble
AT&T	Home Depot	Sprint Corporation
Boeing	IBM	T-Mobile US
Caterpillar	Intel	UnitedHealth Group
Charter Communications	Johnson & Johnson	United Technologies
Chevron	JPMorgan Chase	Walgreens Boots Alliance
Comcast	Microsoft	Walmart
Exxon Mobil	Pfizer	Walt Disney

Compensation Objectives and Elements of Compensation

Compensation Objectives

Verizon’s executive compensation program supports the creation of shareholder value by pursuing four key objectives:

•

Attract and retain high-performing executives with the leadership abilities and experience necessary to drive our customer-focused transformation of the digital market, within an enterprise of our scale, breadth and complexity;

•	Pay for superior results and sustainable growth by rewarding the achievement of challenging short- and long-term performance goals designed to build shareholder value;

•

Drive performance and create shareholder value by emphasizing variable, at-risk compensation with an appropriate balance of short-term and long-term objectives that align executive and shareholder interests; and

•	Manage risk through oversight and compensation design features, policies and practices that strike an appropriate balance between risk and reward.

Verizon 2021 Proxy Statement    29

Compensation Discussion and Analysis

Performance Target Setting

Elements and Mix of Compensation to Emphasize Long-Term Performance

The Committee determines the appropriate balance between fixed and variable pay elements, short- and long-term pay elements, and cash and equity-based pay elements when setting total compensation opportunities at competitive levels.

Pay Element	Characteristics	Purpose
Base Salary	Annual fixed cash compensation	Attract and retain high-performing and experienced executives
Short-Term Incentive Opportunity	Annual variable cash compensation based on the achievement of predetermined annual performance measures	Motivate executives to achieve short-term performance goals that will establish the foundation for future growth
Long-Term Incentive Opportunity	Long-term variable equity awards granted annually as a combination of performance-based stock units and time-based restricted stock units	Align executives’ interests with those of shareholders, encourage efforts to grow long-term value, and retain executives

The Committee believes that a substantial majority of each named executive officer’s total compensation opportunity should be variable and at risk in order to emphasize a performance-based culture. Moreover, since the annual Long-Term Plan awards feature three-year award cycles, with awards consisting of PSUs subject to both performance-based and time-based vesting requirements and RSUs subject to time-based vesting requirements, we reward sustained performance and also encourage high-performing executives to remain with Verizon.

In establishing the mix of incentive pay for the named executive officers, the Committee balances the importance of meeting Verizon’s short-term business goals with the need to create shareholder value over the longer term. The Committee also considered market data with respect to the mix of annual cash and long-term equity components for similarly situated executives among the peer group. Based on its review, the Committee established long-term target compensation opportunities at levels more than double the annual base salary and short-term incentive target compensation opportunities of the named executive officers.

Performance Target Setting

The Committee takes a holistic approach to establishing performance targets under our incentive plans and ensuring that they are aligned with Verizon’s short- and long-term strategic goals. In establishing performance targets, the Committee recognizes the importance of achieving an appropriate balance between rewarding executives for strong performance over both the short- and long-term and establishing realistic goals that continue to motivate and retain executives. As a result, our Short-Term and Long-Term Plans provide for measurable, rigorous performance targets that are attainable, but challenge executives to drive business results that generate shareholder value.

In setting the performance targets, the Committee considered the following factors:

•	Verizon’s short- and long-term strategy;

•	Economic, industry and competitive environments;

•	The creation of shareholder value;

•	The achievement level against performance targets in the prior year;

•	Financial analysts’ consensus estimates for the performance measures over future performance cycles;

•	The correlation among the performance measures and considerations of how Verizon’s operational performance will affect each measure differently; and

•

With regard to the environmental and social sustainability metric in the Short-Term Plan, Verizon’s commitments to reduce its environmental impact and promote diversity in its workforce and its business partners.

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Compensation Discussion and Analysis

2020 Annual Base Salary

2020 Annual Base Salary

To determine an executive’s base salary, the Committee, with assistance from the Consultant, considers the pay practices of the peer group for comparable positions; the executive’s experience, tenure, scope of responsibility and performance; internal pay alignment; continuity planning and management development considerations; and for newly-hired executives, the Committee also considers the compensation required to attract the executive to the Company. There is no specific weighting applied to any of these factors in setting annual salaries, and the process ultimately relies on the subjective exercise of the Committee’s judgment. Based on its assessment of these factors, and taking into account the Committee’s decision to deliver increases to the appropriate total compensation opportunity for the named executive officers for 2020 in the form of increases to their long-term incentive award opportunities, none of the named executive officers received a base pay increase for 2020.

2020 Short-Term Incentive Compensation

The Verizon Short-Term Plan motivates executives to achieve challenging short-term performance targets in order to provide the foundation for future growth. Each year, the Committee establishes the potential value of the awards under the Short-Term Plan, as well as the performance targets required to achieve these awards.

In June 2019, the Committee undertook a holistic review of our incentive programs in connection with the 2019 reorganization of our operating units. As part of its review, the Committee considered how to strengthen the alignment between pay and performance and drive individual accountability for achieving operating results. The Committee also considered competitive market pay and market practices for incentive compensation and input from many of our largest investors. While we maintained the core structure of our programs, in February 2020, the Committee implemented the following key changes to the Short-Term Plan for the 2020 plan year, which are discussed in more detail below. The Committee did not make any additional modifications to the design or results for the Short-Term Plan during 2020 due to COVID-19.

•

Replaced adjusted EPS with adjusted operating income as a performance metric at the corporate level in addition to total revenue, free cash flow and our ESG metrics to further focus our executives on our operating results.

•

Introduced unit-specific financial and operational performance metrics for business unit employees in addition to the corporate performance metrics to drive a culture of individual accountability while preserving a culture of collaboration and cooperation to achieve shared results and selected qualitative leading indicators for each unit to focus unit employees on annual strategic initiatives designed around the 5G strategy and other objectives that lay the groundwork for our long-term growth.

•	Increased the weight of the ESG metrics included in the corporate performance measures to strengthen our corporate purpose and culture.

•	Increased the maximum payout under the Short-Term Plan from 150% to 200% to align with market practice and provide an additional incentive to achieve stretch goals.

The Committee set the values of the 2020 Short-Term Plan award opportunities as a percentage of an executive’s base salary based on both the scope of the executive’s responsibilities and the competitive pay practices of the peer group used for benchmarking our executives’ total compensation opportunity. The Short-Term Plan award opportunities at the threshold, target and maximum levels for each of the named executive officers are shown in the Grants of Plan-Based Awards table on page 45.

For the named executive officers, target award opportunities, expressed as a percentage of base salary, did not change for 2020. The following table shows the 2020 Short-Term Plan target award opportunity for each of the named executive officers.

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Compensation Discussion and Analysis

2020 Short-Term Incentive Compensation

2020 Short-Term Plan Target Award Opportunity

Named Executive Officer	As a Percentage of Base Salary	As a Dollar Value
Mr. Vestberg	250%	$3,750,000
Mr. Ellis	150%	$1,425,000
Mr. Dunne	150%	$1,500,000
Ms. Erwin	150%	$1,275,000
Mr. Gowrappan	150%	$1,275,000

Annual Performance Measures

In February 2020, the Committee established the performance measures and targets for the 2020 Short-Term Plan. The Committee established financial, operational and ESG performance measures and targets at the Verizon corporate level that apply to all executives under the plan and established additional financial and operational performance measures and targets and qualitative leading indicators that apply to executives in each of the Company’s operating units – the Business Group, Consumer Group, Media Group and Global Network and Technology Group. The Short-Term Plan award opportunity for Mr. Vestberg and Mr. Ellis is determined solely by the Company’s achievement against the Verizon corporate performance measures. Fifty percent of the Short-Term Plan opportunity for Mr. Dunne, Ms. Erwin and Mr. Gowrappan is determined by the Company’s achievement against the Verizon corporate performance measures, and 50% is determined by the achievement of the financial and operational performance measures and qualitative leading indicators established for the respective unit that each leads. For each performance measure, the Committee set a target that challenges executives to drive business results that generate shareholder value. Verizon’s performance with respect to these applicable measures determines the amount of the short-term incentive awards earned by the named executive officers.

The 2020 performance measures, along with the weighting ascribed to each, are shown below as a percentage of the total Short-Term Plan award opportunity at target level performance. The Committee believes that these performance measures are appropriate to motivate Verizon’s executives to achieve outstanding short-term results and, at the same time, help establish the foundation for long-term value for shareholders. The 2020 measures and related targets approved by the Committee are described in detail below. The Committee did not make any modifications to the 2020 measures and targets due to COVID-19.

2020 Short-Term Plan Performance Measures

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Compensation Discussion and Analysis

2020 Short-Term Incentive Compensation

Why these performance measures?

For the Verizon corporate performance measures, the Committee selected adjusted operating income, total revenue, and free cash flow to reflect Verizon’s strategic goals of encouraging profitable operations, overall growth and efficient use of capital. For 2020, adjusted operating income replaced adjusted EPS that was a Short-Term Plan measure in 2019 and which became a performance measure for the 2020 PSU awards under the Verizon Long-Term Plan, as discussed on page 35. Consistent with prior years, the Committee also selected diversity and sustainability metrics to reflect Verizon’s commitments to promoting diversity among our employees and our business partners and to reducing the environmental impact of our operations.

•	Adjusted Operating Income is a measure that reflects true operating profitability because it indicates how much profit we generate after subtracting operating expenses, including depreciation and amortization and the other costs of running the business, from total revenue. The Committee views this as an important indicator of how well our management is growing revenue while managing operating costs. Adjusted operating income excludes the effect of special items, which provides more comparable financial results from period to period.

•	Total Revenue reflects the extent to which we have been successful in attracting and retaining customers and penetrating key markets with our products and services.
The Committee views this measure as an important indicator of Verizon’s growth and success in realizing its strategic initiatives.

•	Free Cash Flow is a measure of the cash we have left over after we have made the capital expenditures necessary to continue to provide high-quality services to our customers. The Committee views this as an important indicator of how efficiently we are using capital. It is also an indication of the amount of cash Verizon has available to return to shareholders in the form of dividends or share repurchases and to reduce outstanding debt. Free cash flow is calculated by subtracting capital expenditures from cash flow from operations.

•	ESG metrics relating to diversity and sustainability reinforce our corporate purpose to “create the networks that move the world forward.” As a large, multinational company with a highly diverse customer and employee base, we know that our operations are strengthened when we leverage the diversity of thought and cultures of our workforce and business partners. We are also committed to reducing the environmental impact of our operations because we believe that it is important for us to be good stewards of our planet while we continue to serve our customers. Therefore, the Committee utilizes diversity and sustainability metrics and targets that measure the percentage of our U.S.-based workforce that is comprised of women and minorities (workforce diversity), the amount of our overall annual supplier spend with diverse firms (diverse supplier spend) and the percentage by which we reduce our carbon intensity – the amount of carbon our business emits divided by the terabytes of data we transport over our networks – as compared to the prior year (carbon intensity reduction). The Committee increased the weighting of the ESG metrics included in the corporate performance measures to 10% for 2020 to strengthen our corporate purpose and culture.

For the unit-level performance measures, in addition to the Verizon corporate performance measures which make up 50% of the award opportunity for unit leaders, the Committee selected unit-level adjusted operating income and revenue to further focus the unit-level leaders on driving their individual unit’s contribution to Verizon’s overall profitability and growth. The Committee also selected qualitative leading indicators for each unit to focus unit leaders on annual strategic initiatives designed around the 5G strategy and other objectives that lay the groundwork for our long-term growth. At the end of the year, the CEO assesses the extent to which each unit has delivered on the leading indicators and will make a recommendation to the Committee on the level of attainment.

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Compensation Discussion and Analysis

2020 Short-Term Incentive Compensation

2020 Adjusted Company Results1

The Short-Term Plan provides for performance measures to be adjusted to exclude the impact of certain types of events not contemplated at the time the performance measures were set, such as significant transactions, changes in legal or regulatory policy and other special items. In determining Verizon corporate, Consumer Group and Business Group total revenue and adjusted operating income, the Committee made adjustments for impacts associated with strategic transactions during 2020 and for Consumer Group, Business Group and Media Group adjusted operating income, the Committee made adjustments for intercompany expense allocations. The Committee did not make any modifications to the 2020 targets or results due to COVID-19.

Verizon Corporate	Target	Results
Total Revenue	$135.8B	$128.4B
Adjusted Operating Income	$31.9B	$30.6B
Free Cash Flow	$18.6B	$23.6B
ESG (Diversity & Sustainability)
Diverse Supplier Spend[2]	$5.7B	$5.7B
Workforce Diversity	59.3%	59.7%
Carbon Intensity Reduction	10.0%	13.7%

Consumer Group	Target	Results
Total Revenue	$94.4B	$88.7B
Adjusted Operating Income	$30.7B	$29.2B
Leading Indicator	Execute on 5G Home & Mobility Strategy

Executed on 5G Home and Mobility Strategy in spite of COVID-19 pandemic:

•  For Mobility, made available a robust 5G product lineup supported by a revised Mix and Match price plan

•  For Home, launched 5G Home in 7 new U.S. cities and rolled out industry leading customer self-installation hardware

Business Group	Target	Results
Total Revenue	$31.7B	$30.9B
Adjusted Operating Income	$3.694B	$3.883B
Leading Indicator	Execute on 5G Multi-Access Edge Computing Strategy

Extended 5G leadership:

•  Deployed 5G Edge with AWS wavelength to 10 U.S. cities

•  Launched a private MEC solution with Microsoft, and developed a private 5G platform for global enterprises

•  3 major companies became the first 5G indoor customers

Media Group	Target	Results
Total Revenue	$7.381B	$7.041B
Adjusted Operating Income	($0.708B)	($0.608B)
Leading Indicator	Execute on Strategic Development of Next Generation Advertising Platform	• Achieved year-over-year advertising revenue growth in spite of COVID-19 pandemic impact on advertising spend • Expanded large demand side advertiser customer base

Revenue	Adjusted Operating Income	Leading Indicator	Verizon Corporate Performance

1	A reconciliation of non-GAAP measures to the most directly comparable GAAP measures may be found in Appendix A.
2	For the twelve-month period ended November 30, 2020.

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Compensation Discussion and Analysis

Long-Term Incentive Compensation

2020 Short-Term Plan Awards

Based on its assessment of Verizon’s performance against the Verizon corporate measures and targets set forth above, the Committee approved a payout percentage for Verizon corporate of 97%. For each of the three business units – Consumer Group, Business Group and Media Group – the Committee considered both the level of performance with respect to each unit’s performance measures set forth above and took into consideration the CEO’s assessment of each unit’s level of achievement of the respective leading indicators to determine the payout percentage for the business unit. Based on its assessment, the Committee approved a payout percentage for the Consumer Group of 79%, the Business Group of 107% and the Media Group of 81%.

The following table shows the actual Short-Term Plan award earned by each named executive officer based on the payout percentages detailed above.

Named Executive Officer	Target Award	x	Payout Percentage	=	Actual Award

Mr. Vestberg	$3,750,000		Verizon Corporate – 97%		$3,637,500

Mr. Ellis	$1,425,000		Verizon Corporate – 97%		$1,382,250

Mr. Dunne	$1,500,000		Consumer Group – 79%		$1,185,000

Ms. Erwin	$1,275,000		Business Group – 107%		$1,364,250

Mr. Gowrappan	$1,275,000		Media Group – 81%		$1,032,750

Long-Term Incentive Compensation

The Long-Term Plan is intended to align executives’ and shareholders’ interests and to reward participants for creating long-term shareholder value.

Annual Long-Term Plan awards are made in 60% PSUs and 40% RSUs. The value of each PSU or RSU is equal to the value of one share of Verizon common stock. The Committee assumes each executive will earn 100% of the PSUs and RSUs awarded for purposes of determining the total compensation opportunity. PSUs and RSUs accrue dividend equivalents that are deemed to be reinvested in PSUs and RSUs, respectively. These dividend equivalents are paid when, and only to the extent that, the related PSUs and RSUs are actually earned. PSUs are earned over a three-year performance cycle, with cliff vesting at the end of the three-year period. The Committee believes that a three-year performance cycle is appropriate for the PSU awards because a multi-year performance cycle measures the effectiveness of management’s execution of long-term strategies and the effect on shareholder value. RSUs vest ratably over three years (as opposed to a single, longer cliff vesting schedule), which aligns with market practice and enables us to continue to attract and retain key executive talent.

Based on its holistic review of the Company’s incentive programs commencing in June 2019, and taking into consideration Verizon’s business strategy and focus, market data and competitive pay practices of our peer group and to further emphasize the focus on long-term profitability, in February 2020, the Committee implemented the following key changes to the Long-Term Plan awards for 2020:

•

Adjusted the performance metrics and weightings for the PSUs by incorporating adjusted EPS as a metric and equally dividing the weighting of the performance metrics to 50% based on Verizon’s cumulative free cash flow and 50% based on Verizon’s adjusted EPS over the three-year performance period.

•	Retained relative total shareholder return as a modifier to the PSU vesting percentage as compared against the companies in the S&P 100.

•	Implemented pro-rated vesting upon an involuntary termination of employment from the company without cause commencing with 2020 awards.

The number of PSUs actually earned and paid is determined based upon Verizon’s achievement of pre-established performance targets over the three-year performance cycle, and the ultimate value of each PSU is based on the closing price of Verizon’s common stock on the last trading day of the performance cycle. Because the value of PSUs is linked to both stock price and performance targets, PSUs provide a strong incentive to executives to deliver value to Verizon’s shareholders. RSUs also provide a performance link as the value of the award depends on Verizon’s stock price. Both PSUs and RSUs provide a

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Compensation Discussion and Analysis

Long-Term Incentive Compensation

retention incentive by requiring the executive to remain employed with Verizon through the end of the applicable vesting period, subject to certain qualifying separations. The 2020 PSUs and RSUs are payable in shares of Verizon stock.

2020 Long-Term Plan Award Opportunities

In 2020, the Committee established the annual target long-term incentive award opportunities for the named executive officers as a dollar amount, as opposed to as a percentage of their base salary, which was the method utilized in prior years. The Committee set the award levels to create an appropriate total compensation opportunity for these officers in light of the Committee’s reference of the 50th percentile for comparable executives within the peer group and the compensation mix considerations described above, and taking into account market practices for each individual’s role and responsibilities, the individual’s performance, the strategic impact of the individual’s role and internal pay alignment.

The 2020 target award opportunity for the named executive officers was allocated between PSUs and RSUs as noted above, and the target award opportunity allocated to each type of award was converted into a target number of units using the closing price of Verizon’s common stock on the grant date.

The following table shows the target value of the 2020 Long-Term Plan awards granted to the named executive officers.

2020 Long-Term Plan Target Award Opportunity

Named Executive Officer	As a Dollar Value

Mr. Vestberg	$13,300,000

Mr. Ellis	$6,250,000

Mr. Dunne	$6,750,000

Ms. Erwin	$5,750,000

Mr. Gowrappan	$5,750,000

In 2020, the Committee determined that the Long-Term Plan award should incentivize our executives to focus on our long-term operational goals and to deliver superior total shareholder return performance, as well as encourage retention among our highly-qualified team. To that end, consistent with past practice, each of the named executive officers received 60% of their 2020 Long-Term Plan award in the form of PSUs and 40% in the form of RSUs. Fifty-percent of the 2020 PSUs is eligible to vest based on Verizon’s cumulative adjusted EPS and fifty-percent is eligible to vest based on Verizon’s cumulative free cash flow, and the number of PSUs that will ultimately vest may be decreased or increased by up to 25% depending on Verizon’s TSR position at the end of the three year period compared with the companies in the S&P 100 as constituted on the date the awards were granted. The adjusted EPS and free cash flow performance metrics are designed to focus our executives on our long term operational goals, with cumulative adjusted EPS focusing on our profitability and the cumulative free cash flow focusing on our ability to generate cash from operations. The TSR modifier is a valuable indicator of our success because it measures our performance in returning value to our shareholders in comparison to alternative investments our shareholders could have made. For purposes of measuring our TSR positioning, the Committee chose to utilize the companies in the S&P 100 index as opposed to the companies in the Related Dow Peer group, which had been used as the peer group for the TSR PSU portion of prior awards. The Committee made this change because it believes that the S&P 100 better balances having companies comparable to Verizon’s size in the comparator group with having a large enough number of companies to ensure that no one company overly impacts the outcomes in a given year and, further, that the S&P 100 is a recognized index, which is easy for shareholders and employees to track and understand.

36    Verizon 2021 Proxy Statement

Compensation Discussion and Analysis

Long-Term Incentive Compensation

Terms of 2020 PSU Awards

Adjusted Earnings Per Share Metric

Fifty-percent of the 2020 PSUs will vest based on Verizon’s cumulative adjusted earnings per share (EPS PSUs). The percentage of the EPS PSUs awarded for the 2020-2022 performance cycle that will vest is based on the extent to which Verizon’s cumulative adjusted EPS over the performance cycle meets or exceeds the cumulative adjusted EPS performance levels set by the Committee at the beginning of the performance cycle. Adjusted EPS is defined as Verizon’s cumulative earnings per share over the 3-year performance period, adjusted to exclude the impact of special items, including the benefit of any repurchases of Verizon’s common stock under a share buyback program, and is subject to adjustment to eliminate the financial impact of significant transactions, changes in legal or regulatory policy and other extraordinary items.

The cumulative adjusted EPS target for the 2020-2022 performance cycle was set at a level reflective of our three-year strategic plan, which the Committee believes is attainable, but challenging in light of the business environment. The number of EPS PSUs that will vest ranges from 0%, if actual performance is below the threshold level, to 200%, if actual performance is at or above the maximum cumulative EPS level. The number of EPS PSUs that will vest in-between identified performance levels is determined by linear interpolation between vesting percentage levels.

Free Cash Flow Metric

Fifty-percent of the 2020 PSUs will vest based on Verizon’s cumulative free cash flow (FCF PSUs). The percentage of the FCF PSUs awarded for the 2020-2022 performance cycle that will vest is based on the extent to which Verizon’s cumulative free cash flow over the performance cycle meets or exceeds the cumulative free cash flow performance levels set by the Committee at the beginning of the performance cycle. Free cash flow is calculated by subtracting capital expenditures from the total of cash flow from operations and is subject to adjustment to eliminate the financial impact of significant transactions, changes in legal or regulatory policy and other extraordinary items.

The cumulative free cash flow target for the 2020-2022 performance cycle was set at a level reflective of our three-year strategic plan, which the Committee believes is attainable, but challenging in light of the business environment. The number of FCF PSUs that will vest ranges from 0%, if actual performance is below the threshold level, to 200%, if actual performance is at or above the maximum cumulative free cash flow level. The number of FCF PSUs that will vest in-between identified performance levels is determined by linear interpolation between vesting percentage levels.

Total Shareholder Return Modifier

For 2020, the Committee retained the total shareholder return measure that had been utilized as a PSU performance metric in prior years in the form of a modifier to the total PSU award opportunity. After the Committee determines the extent to which the EPS PSU and FCF PSU performance measures have been achieved, the number of PSUs that will ultimately vest may be increased or decreased by up to 25% depending on Verizon’s TSR position compared with the companies in the S&P 100 as constituted on the date the awards were granted. If Verizon ranks at or above the 75th percentile, the PSU vesting percentage will be increased by 25% (up to a maximum payout of 200%). If Verizon ranks at or below the 25th percentile, the PSU vesting percentage will be decreased by 25%. If Verizon ranks at the median, there will be no change to the PSU vesting percentage, and for ranks in between the 25th and 75th percentile, the multiplier will be determined by linear interpolation between the levels.

Verizon 2021 Proxy Statement    37

Compensation Discussion and Analysis

Long-Term Incentive Compensation

2018 PSU Awards Earned in 2020

With respect to the PSUs awarded in 2018, the Committee determined the number of PSUs that vested for a participant based on the level of achievement of two performance metrics over the three-year performance cycle:

2018-2020 TSR PSUs. Two-thirds of the PSUs awarded were eligible to vest based on Verizon’s TSR ranking for the 2018-2020 performance cycle relative to the companies in the Related Dow Peers, which was composed of the 29 companies (other than Verizon) in the Dow as constituted on the grant date, plus Verizon’s five largest industry competitors that were not included in the Dow at that time – AT&T, Comcast, Charter Communications, Sprint Corporation and T-Mobile US. The accompanying chart shows the percentage of the TSR PSUs awarded for the 2018-2020 performance cycle that would vest based on Verizon’s TSR position compared with the companies in the Related Dow Peers as constituted on the date the awards were granted. Over the three-year performance cycle ending December 31, 2020, Verizon’s TSR ranked 14th among the Related Dow Peers, resulting in a vesting percentage of 114% for the TSR PSUs.

2018-2020 FCF PSUs. One-third of the PSUs awarded was eligible to vest based on Verizon’s cumulative free cash flow over the 2018-2020 performance cycle compared to the performance targets set by the Committee at the beginning of the three-year cycle. The following table shows the percentage of FCF PSUs awarded that would vest based on Verizon’s cumulative free cash flow over the 2018-2020 performance cycle at different performance levels.

Verizon’s Cumulative Free Cash Flow[1] (in billions)	Percentage of Awarded FCF PSUs that Vest[2]
Greater than $64.074	200%
$59.873	150%
$55.671	100%
$46.217	50%
Less than $46.217	0%

[1]

Free cash flow is calculated by subtracting capital expenditures from the total of cash flow from operations and cash flow from financing and investing activities attributable to device payment plan receivable securitizations.

[2]	For achievement between the stated levels, vesting is determined by linear interpolation.

At the time the 2018-2020 award was granted, the Committee provided for free cash flow to be determined on an adjusted basis, reflecting reductions and/or increases, to preserve the intended incentives by excluding the impact of certain types of events not contemplated by our financial plan, such as significant transactions, changes in legal or regulatory policy and other special items. In determining Verizon’s free cash flow over the performance cycle, the Committee made adjustments to normalize the impacts on free cash flow results of discretionary pension plan contributions made in 2018 and 2019, the 2017 Tax Cuts and Jobs Act and a tax benefit from the sale of preferred shares in a foreign affiliate entity in 2019, each of which were not contemplated when the FCF PSU targets were set. These adjustments are set forth in Appendix A. In accordance with this pre-established adjustment methodology, the Committee determined that Verizon’s cumulative free cash flow over the performance cycle was $59.117 billion, which resulted in a vesting percentage of 141% for the FCF PSUs.

2018-2020 PSU Payout. Based on the results described above, in the first quarter of 2021 the Committee approved a payment to all participants in the Long-Term Plan, including the named executive officers, of 123% of the PSUs awarded for the 2018-2020 performance cycle plus dividend equivalents credited on those vested PSUs, which represents the weighted average of the two vesting percentages described above.

TSR PSU Vesting by Performance Level for 2018-2020 TSR PSUs

Verizon’s TSR Rank Among Related Dow Peers		Percent of TSR PSUs that Vest

1	>	200%

2	>	200%

3	>	200%

4	>	200%

5	>	177%

6	>	170%

7	>	163%

8	>	156%

9	>	149%

10	>	142%

11	>	135%

12	>	128%

13	>	121%

14	>	114%

15	>	107%

16	>	100% ◀ Target Vesting

17	>	93%

18	>	86% ◀ Median

19	>	79%

20	>	72%

21	>	65%

22	>	58%

23	>	51%

24	>	44%

25	>	37%

26	>	30%

27	>	0%

28	>	0%

29	>	0%

30	>	0%

31	>	0%

32	>	0%

33	>	0%

34	>	0%

35	>	0%

38    Verizon 2021 Proxy Statement

Compensation Discussion and Analysis

2017 Special Award for Mr. Dunne and Ms. Erwin

2017 Special Award for Mr. Dunne and Ms. Erwin

In conjunction with our overall talent management and business continuity plan, in December 2017, the Committee approved a special one-time, performance-based RSU (PRSU) award to Mr. Dunne and Ms. Erwin to provide an additional incentive to drive performance over the three-year award period. The PRSUs represented shares of Verizon common stock that would become payable after the completion of the award period ending on December 31, 2020, provided that the executive remained employed throughout the award period, subject to the terms of the grant agreement. In addition, if Verizon’s cumulative wireless service revenue over the three year period beginning January 1, 2017 and ending December 31, 2020 met or exceeded $198 billion, 150% of the target number of shares subject to the award (plus accrued dividends) would vest. The Committee determined that the Verizon cumulative wireless service revenue target over the three-year performance period was not attained. As a result, the Committee approved a payment for Mr. Dunne and for Ms. Erwin of 100% of the number of PRSUs awarded, plus accrued dividends credited on those PRSUs. The PRSUs were paid in shares in accordance with the terms of the award.

2018 Special Award for Mr. Gowrappan

In connection with Mr. Gowrappan’s hiring and promotion to Executive Vice President and CEO of the Media Group in 2018, the Committee approved a special one-time, PRSU award to Mr. Gowrappan to provide an additional incentive to drive the Media Group’s growth over the three-year award period. The PRSUs represented shares of Verizon common stock that would become payable after the completion of the award period ending on April 9, 2021, provided that Mr. Gowrappan remains employed throughout the award period, subject to the terms of the grant agreement. In addition, if the Media Group’s cumulative revenue over the three year period beginning January 1, 2018 and ending December 31, 2020 met or exceeded $22.7 billion, 300% of the target number of shares subject to the award (plus accrued dividends) would vest. The Committee determined that the Media Group cumulative revenue target over the three-year performance period was not attained. As a result, if Mr. Gowrappan remains employed through the April 9, 2021 vest date, he will receive a payment of 100% of the number of PRSUs awarded, plus accrued dividends credited on those PRSUs. The vested PRSUs are payable in Verizon shares in accordance with the terms of the award.

Other Elements of the Compensation Program

Verizon also provides the named executive officers with limited additional benefits as generally described below, which are subject to applicable taxes and not intended to be a significant portion of their overall pay package. No named executive officer is eligible for a tax gross-up payment in connection with any of these benefits, including with respect to excise tax liability arising from any Internal Revenue Code Section 280G excess parachute payments.

Personal Benefits

Transportation. Verizon provides limited aircraft and ground transportation benefits to enhance the safety and security of certain named executive officers. These transportation benefits also serve business purposes, such as allowing an executive to attend to confidential business matters while in transit.

Executive Life Insurance. Verizon offers the named executive officers and other executives the opportunity to participate in an executive life insurance program in lieu of participating in our basic and supplemental life insurance programs. The executives who elect to participate in the executive life insurance program own the life insurance policy, and Verizon provides an annual cash payment to defray a portion of the annual premiums.

Financial Planning. Verizon provides a voluntary Company-sponsored financial planning benefit program for the named executive officers and other executives. If an executive participates in the program, the cost of the financial planning benefit is included in the executive’s income.

For additional information on these benefits, see footnote 4 to the Summary Compensation table on page 45.

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Compensation Discussion and Analysis

Other Elements of the Compensation Program

Retirement Benefits

Over ten years ago, the Committee determined that guaranteed pay in the form of defined benefit pension and supplemental executive retirement benefits was not consistent with Verizon’s pay-for-performance culture. Accordingly, effective June 30, 2006, Verizon froze all future pension accruals under its management tax-qualified and supplemental defined benefit retirement plans. These legacy retirement benefits that were previously provided to certain executives, including Ms. Erwin, are described in more detail under the section titled “Pension Plans” beginning on page 48.

During 2020, all of Verizon’s named executive officers were eligible to participate in Verizon’s tax-qualified defined contribution savings plan, the Verizon Management Savings Plan, referred to as the Savings Plan, and Verizon’s nonqualified defined contribution savings plan, the Verizon Executive Deferral Plan, referred to as the Deferral Plan. The named executive officers participate in these plans on the same terms as other participants in the plans. Under the Savings Plan, executives may defer “eligible pay,” which includes base salary up to certain compensation limits imposed by the Internal Revenue Code, and Verizon provides a matching contribution equal to 100% of the first 6% of eligible pay deferred. The Deferral Plan is designed to “restore” benefits that are limited or cut back under the Savings Plan due to the Internal Revenue Code limits. Accordingly, under the Deferral Plan, a participant may elect to defer his or her base pay and short-term incentive that could not be deferred into the Savings Plan due to the Internal Revenue Code limits. Verizon provides the same matching contribution on these deferred amounts as the participant would have received if such amounts had been permitted to be deferred into the Savings Plan. Prior to 2018, the Deferral Plan also permitted participants to defer long-term incentive compensation, but these deferrals were not eligible for Company matching contributions.

Severance and Change in Control Benefits

The Committee believes that maintaining a competitive level of separation benefits is appropriate as part of an overall program designed to attract, retain and motivate the highest-quality management team. However, the Committee does not believe that named executive officers should be entitled to receive cash severance benefits merely because a change in control occurs. Therefore, the payment of cash severance benefits is triggered only by an actual or constructive termination of employment.

Verizon was not a party to any employment agreement with any of the named executive officers in 2020. All senior managers (including all named executive officers except Mr. Vestberg) are eligible to participate in the Verizon Senior Manager Severance Plan, which provides certain separation benefits to participants whose employment is involuntarily terminated without cause. As CEO, Mr. Vestberg is not eligible to participate in the Senior Manager Severance Plan and is not entitled to receive any cash severance benefits upon his separation from the Company.

The Senior Manager Severance Plan is generally consistent with the terms and conditions of Verizon’s broad-based severance plan for management employees other than senior managers. Under the Senior Manager Severance Plan, if a participant has been involuntarily terminated without cause (or, in the case of a named executive officer, if the independent members of the Board determine that there has been a qualifying separation), the participant is eligible to receive a lump-sum cash separation payment equal to a multiple of his or her base salary plus target short-term incentive opportunity, along with continuing medical, dental and vision coverage for the applicable severance period. To the extent that a senior manager is eligible for severance benefits under any other arrangement, that person may not receive any duplicative benefits under the Senior Manager Severance Plan. The Senior Manager Severance Plan does not provide for any severance benefits based upon a change in control of the Company.

Under the Senior Manager Severance Plan, each named executive officer, other than Mr. Vestberg, is eligible to receive a cash separation payment equal to two times the sum of his or her base salary and target short-term incentive opportunity. To be eligible for any severance benefits, a participant must execute a release of claims against Verizon in the form satisfactory to Verizon and agree not to compete or interfere with any Verizon business for a period of one year after separation.

Consistent with the Committee’s belief that named executive officers should not receive cash severance benefits merely because a change in control occurs, the Long-Term Plan does not allow “single-trigger” accelerated vesting and payment of

40    Verizon 2021 Proxy Statement

Compensation Discussion and Analysis

Other Compensation Policies

outstanding awards upon a change in control. Instead, the Long-Term Plan requires a “double trigger.” Specifically, if in the 12 months following a change in control a participant’s employment is terminated without cause, all of that participant’s then-unvested PSUs will fully vest at the target level performance, then-unvested RSUs will fully vest, and those PSUs and RSUs (including accrued dividend equivalents) will become payable on the regularly scheduled payment date after the end of the applicable award cycle.

Other Compensation Policies

Stock Ownership Guidelines

To further align the interests of Verizon’s management with those of our shareholders, the Committee has approved guidelines that require each named executive officer and other executives to maintain certain stock ownership levels within five years of assuming their leadership roles.

•	The CEO is required to maintain share ownership equal to at least seven times base salary.

•	Other named executive officers are required to maintain share ownership equal to at least four times base salary.

In determining whether an executive meets the required ownership level, the calculation includes any shares held by the executive directly or through a broker, shares held through the Verizon tax-qualified savings plan or the Verizon nonqualified savings plan and other deferred compensation plans and arrangements that are valued by reference to Verizon’s stock. The calculation does not include any unvested PSUs or RSUs. Each of the named executive officers is in compliance with the stock ownership guidelines. In addition, none of the named executive officers has engaged in any pledging transaction with respect to shares of Verizon’s stock.

Policy on Hedging Company Stock

Verizon believes that ownership of Verizon stock by the Company’s executives and members of the Board of Directors promotes alignment of the interests of the Company’s leadership with those of its stockholders. Verizon recognizes that transactions that are designed to hedge or offset declines in the market value of Verizon stock can disrupt this alignment. Hedging transactions allow the holder to own Verizon stock without the full risks and rewards of ownership, potentially separating the holder’s interests from those of other Verizon shareholders. Therefore, all employees receiving equity-based awards with respect to Verizon stock and members of the Verizon Board of Directors are prohibited from engaging in any transaction involving Verizon stock that is designed to hedge or offset any decrease in the market value of Verizon stock beneficially owned by the employee or Director. This prohibition includes, but is not limited to, buying and/or writing puts and calls, prepaid variable forward contracts, equity swaps, collars, and exchange funds.

In addition, the Verizon Code of Conduct prohibits all employees from engaging in any transaction that permits them to benefit from the devaluation of Verizon’s stock, bonds, or other securities, including engaging in short selling or buying “put” options on Verizon stock.

Holding Executives Accountable – Verizon’s Clawback Policies

The Committee believes it is appropriate to hold senior executives accountable for misconduct that results in significant reputational or financial harm to Verizon. Accordingly, the Committee has adopted the following policies:

•

Senior Executive Clawback Policy. Verizon has the right to cancel or “clawback” the cash- and equity-based incentive compensation of senior executives who engage in willful misconduct in the performance of their duties that results in significant reputational or financial harm to Verizon.

•

Long-Term Plan Clawback Provisions. Annual equity grants under the Verizon Long-Term Plan give the Company the right to (i) require the recipient to forfeit or repay incentive-based compensation (both short-term and long-term) if Verizon is

Verizon 2021 Proxy Statement    41

Compensation Discussion and Analysis

Tax and Accounting Considerations

required to materially restate its financial results based on the individual’s willful misconduct or gross negligence while employed by the Company (where such restatement would have resulted in a lower payment being made to the individual) and (ii) enforce any right or obligation that Verizon may have regarding the clawback of incentive-based compensation under federal securities or other applicable laws.

These policies do not limit any other rights or remedies Verizon may have in the circumstances, such as terminating the executive or initiating other disciplinary procedures. Disclosure of any clawbacks will be made in accordance with applicable requirements, including, in the case of the named executive officers and if material, in the Compensation Discussion and Analysis section of the proxy statement for the year in which the clawback decision is made.

Shareholder Approval of Certain Severance Arrangements

The Committee has a policy of seeking shareholder approval or ratification of any new employment or severance agreement with an executive officer that provides for a total cash value severance payment exceeding 2.99 times the sum of the executive’s base salary plus Short-Term Plan target opportunity. The policy defines severance pay broadly to include payments for any consulting services, payments to secure a non-compete agreement, payments to settle any litigation or claim, payments to offset tax liabilities, payments or benefits that are not generally available to similarly situated management employees and payments in excess of, or outside, the terms of a Verizon plan or policy.

Tax and Accounting Considerations

On December 22, 2017, the Tax Cuts and Jobs Act (“TCJA”) was enacted. The TCJA significantly revised the income tax deductibility of executive compensation. Based on the changes introduced by the TCJA, a publicly-held company is generally prohibited from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. The Committee takes this deductibility limitation into account in its consideration of compensation matters. However, the Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of Verizon and our shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation in excess of $1 million will in fact be deductible.

The Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our named executive officers. The Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of Verizon and our shareholders. The Committee has been advised by management that the impact of the variable accounting treatment required for long-term incentive awards payable in cash (as opposed to fixed accounting treatment for awards that are payable in shares) will depend on future stock performance.

42    Verizon 2021 Proxy Statement

Compensation Committee Report

The Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in this proxy statement and Verizon’s Annual Report on Form 10-K for the year ended December 31, 2020.

Respectfully submitted,

The Human Resources Committee

Daniel Schulman, Chair

Mark Bertolini

Melanie Healey

Clarence Otis, Jr.

Rodney Slater

February 22, 2021

Verizon 2021 Proxy Statement    43

Compensation Tables

Summary Compensation

The following table provides information about the compensation paid to each of our named executive officers in 2018, 2019 and 2020.

Name and Principal Position (a)	Year (b)	Salary($) (c)	Bonus ($) (d)	Stock Awards[1] ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation[2] ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[3] ($) (h)	All Other Compensation[4] ($) (i)	Total ($) (j)

Hans Vestberg	2020	1,500,000	0	13,300,074	0	3,637,500	0	660,008	19,097,582
Chairman and Chief Executive Officer	2019	1,500,000	0	12,000,076	0	4,125,000	0	470,279	18,095,355
	2018	1,235,385	1,000,000	16,600,082	0	2,752,250	0	618,369	22,206,086

Matthew D. Ellis	2020	950,000	0	6,250,058	0	1,382,250	0	243,960	8,826,268
Executive Vice President and	2019	950,000	0	5,700,032	0	1,567,500	0	231,385	8,448,917
Chief Financial Officer	2018	792,307	0	4,800,020	0	1,308,000	0	160,349	7,060,676

Ronan Dunne	2020	1,000,000	0	6,750,003	0	1,185,000	0	312,878	9,247,881
Executive Vice President and	2019	1,000,000	0	6,000,095	0	1,650,000	0	303,376	8,953,471
Group CEO – Verizon Consumer	2018	846,154	0	4,250,008	0	1,389,750	0	228,214	6,714,126

Tami A. Erwin	2020	850,000	0	5,750,055	0	1,364,250	66,567	236,922	8,267,794
Executive Vice President and	2019	850,000	0	5,100,080	0	1,402,500	127,916	230,797	7,711,293
Group CEO – Verizon Business

K. Guru Gowrappan	2020	850,000	0	5,750,055	0	1,032,750	0	210,070	7,842,875
Executive Vice President and	2019	850,000	0	5,100,080	0	1,402,500	0	533,358	7,885,938
Group CEO – Verizon Media	2018	603,448	1,999,998	8,695,827	0	1,020,000	0	433,665	12,752,938

1

The amounts in this column reflect the aggregate grant date fair value of the PSUs and RSUs computed in accordance with FASB ASC Topic 718 based on the closing price of Verizon’s common stock on the grant date. With respect to the amount in this column for Mr. Gowrappan for the 2018 fiscal year, the amount in this column with respect to his special performance-based RSU (PRSU) award represents the sum of the grant date fair value of the PRSU award on the April 9, 2018 grant date plus the incremental fair value attributable to the modification of this award on October 5, 2018, in each case computed in accordance with FASB ASC Topic 718 based on the closing price of Verizon’s common stock on the applicable date (the aggregate PRSU grant date fair value). The grant date fair value of each of the PSU awards granted to the named executive officers in the designated year as part of Verizon’s annual long-term incentive award program, the special PSU award granted to Mr. Vestberg in 2018, and the special PRSU award granted to Mr. Gowrappan in 2018 has been determined based on the vesting of 100% of the nominal PSUs or PRSUs awarded, which is the performance threshold the Company believed was most likely to be achieved under the awards on the grant date. The following table reflects the grant date fair value of the PSU awards, as well as the maximum value of these awards based on the closing price of Verizon’s common stock on the grant date if, due to the Company’s performance during the applicable performance cycle, the PSU awards vested at their maximum level. For Mr. Gowrappan’s 2018 special PRSU award, the amount in the following table reflects the aggregate PRSU grant date fair value, as well as the maximum value of this award based on the closing price of Verizon’s common stock on October 5, 2018 (the date on which the award was modified) if, due to Verizon Media Group’s performance during the applicable performance cycle, the PRSU award vested at its maximum level.

	Grant Date Fair Value of PSUs				Maximum Value of PSUs
Name	2018 ($)	2018 Special Award ($)	2019 ($)	2020 ($)	2018 ($)	2018 Special Award ($)	2019 ($)	2020 ($)

Mr. Vestberg	3,960,041	10,000,030	7,200,057	7,980,033	7,920,082	20,000,060	14,400,114	15,960,066

Mr. Ellis	2,880,012		3,420,008	3,750,046	5,760,024		6,840,016	7,500,092

Mr. Dunne	2,550,005		3,600,057	4,050,002	5,100,010		7,200,114	8,100,004

Ms. Erwin			3,060,025	3,450,033			6,120,050	6,900,066

Mr. Gowrappan		3,595,811	3,060,025	3,450,033		10,787,433	6,120,050	6,900,066

2	The amounts in this column for 2020 reflect the 2020 Short-Term Plan award paid to the named executive officers in February 2021 as described beginning on page 31.
3

Verizon froze all future pension accruals under its defined benefit plans in 2006. The named executive officers other than Ms. Erwin are not eligible for pension benefits. The amount in this column for 2020 for Ms. Erwin reflects the sum of the change in the actuarial present value of the accumulated benefit under the defined benefit plans in the amount of $66,567. Verizon’s nonqualified deferred compensation plans did not provide a preferential or “above market” rate of interest in 2020.

44    Verizon 2021 Proxy Statement

Compensation Tables

Plan-Based Awards

4	The following table provides the detail for 2020 compensation reported in the “All Other Compensation” column.

Name	Personal Use of Company Aircraft[a] ($)	Personal Use of Company Vehicle[b] ($)	Company Contributions to the Qualified Savings Plan ($)	Company Contributions to the Nonqualified Deferral Plan ($)	Company Contributions to the Life Insurance Benefit[c] ($)	Other[d] ($)	All Other Compensation Total ($)

Mr. Vestberg	79,038	604	23,400	409,776	111,885	35,305	660,008

Mr. Ellis	0	0	23,400	178,455	29,105	13,000	243,960

Mr. Dunne	0	0	23,400	189,369	83,041	17,068	312,878

Ms. Erwin	0	0	23,400	155,707	46,815	11,000	236,922

Mr. Gowrappan	0	0	23,400	154,266	10,275	22,129	210,070

a

The aggregate incremental cost of the personal use of a Company aircraft is determined by multiplying the total 2020 personal flight hours by the incremental aircraft cost per hour. The incremental aircraft cost per hour is derived by adding the annual aircraft maintenance costs, fuel costs, aircraft trip expenses and crew trip expenses, and then dividing by the total annual flight hours.

b

The aggregate incremental cost of the personal use of a Company vehicle is determined by (i) calculating the incremental vehicle cost per mile by dividing the annual lease and fuel costs by the total annual miles; (ii) multiplying the executive’s total 2020 personal miles by the incremental vehicle cost per mile; and (iii) adding the incremental driver cost (the total 2020 driver hours for the executive’s personal use multiplied by the driver’s hourly rate).

c

Executive life insurance is available to U.S.-based executives on a voluntary basis. Executives who choose to participate in this program are excluded from the basic and supplemental life insurance programs that Verizon provides to management employees. The executive owns the insurance policy, chooses the level of coverage and is responsible for paying the premiums. However, Verizon pays each executive an amount, shown in this column, which is equal to a portion of the premium. Executives who choose not to participate in the executive life insurance plan do not receive that payment. For Messrs. Vestberg, Dunne and Gowrappan, the executive life insurance policy provides a death benefit equal to five times the sum of the executive’s base salary plus his Short-Term Plan award opportunity at 67% of target level (capped at $10 million for Messrs. Vestberg and Dunne and capped at $8 million for Mr. Gowrappan) if the executive dies before a designated date. For Mr. Ellis and Ms. Erwin, the executive life insurance policy provides a death benefit equal to two times the sum of his or her base salary plus his or her Short-Term Plan award opportunity at 67% of target level if he or she dies before a designated date. This date is the latest of the participant’s retirement date, the date on which the participant reaches age 60 or the fifth anniversary of plan participation. Mr. Gowrappan enrolled in the executive life insurance program effective June 1, 2020, and prior to this date participated in the Company’s group term life program, so the amount in this column for Mr. Gowrappan represents the sum of the premiums paid by the Company for his participation in the group term life insurance program as well as Verizon’s contribution towards his executive life insurance for the period June 1 through December 31, 2020.

d

This column represents the total amount of other perquisites and personal benefits provided. These other benefits consist of: (i) financial planning services in the amount of $26,150 for Mr. Vestberg, $13,000 for Mr. Ellis, $17,068 for Mr. Dunne, $11,000 for Ms. Erwin and $4,973 for Mr. Gowrappan; and (ii) home security services of $9,155 for Mr. Vestberg and $17,156 for Mr. Gowrappan. The aggregate incremental cost of the financial planning benefit and home security services is equal to the amount the Company paid to the third-party provider for the services provided.

Plan-Based Awards

The following table provides information about the 2020 awards granted under the Short-Term Plan and the Long-Term Plan to each named executive officer.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units[4] (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards[5] ($) (l)
Name (a)	Type of Award[1]	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Mr. Vestberg	STP	—	1,875,000	3,750,000	7,500,000
	PSU	3/2/2020				34,805	139,219	278,438				7,980,033
	RSU	3/2/2020							92,813			5,320,041

Mr. Ellis	STP	—	712,500	1,425,000	2,850,000
	PSU	3/2/2020				16,356	65,423	130,846				3,750,046
	RSU	3/2/2020							43,615			2,500,012

Mr. Dunne	STP	—	750,000	1,500,000	3,000,000
	PSU	3/2/2020				17,664	70,656	141,312				4,050,002
	RSU	3/2/2020							47,104			2,700,001

Ms. Erwin	STP	—	637,500	1,275,000	2,550,000
	PSU	3/2/2020				15,047	60,189	120,378				3,450,033
	RSU	3/2/2020							40,126			2,300,022

Mr. Gowrappan	STP	—	637,500	1,275,000	2,550,000
	PSU	3/2/2020				15,047	60,189	120,378				3,450,033
	RSU	3/2/2020							40,126			2,300,022

Verizon 2021 Proxy Statement    45

Compensation Tables

Plan-Based Awards

1	These awards are described in the Compensation Discussion and Analysis beginning on page 26.
2	The actual amount awarded under the Short-Term Plan (STP) in 2020 was paid in February 2021 and is shown in column (g) of the Summary Compensation table on page 44.
3

These columns reflect the potential payout range of PSU awards granted in 2020 to our named executive officers in accordance with the Company’s annual long-term incentive award program, as described beginning on page 35. At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target number of units awarded. Fifty-percent of the 2020 PSUs is eligible to vest based on Verizon’s cumulative adjusted EPS and fifty-percent is eligible to vest based on Verizon’s cumulative free cash flow, and the number of PSUs that will ultimately vest may be increased or decreased by up to 25% (up to a maximum payout of 200%) depending on Verizon’s TSR position at the end of the three year period compared with the companies in the S&P 100 as constituted on the date the awards were granted as described in more detail beginning on page 36. PSUs and the applicable dividend equivalents are paid only if and to the extent that the applicable performance criteria for the award are achieved at the end of the award cycle. When dividends are distributed to shareholders, dividend equivalents are credited on the PSU awards in an amount equal to the dollar amount of dividends that would be payable on the total number of PSUs credited as of the dividend distribution date and divided by the closing price of the Company’s common stock on that date and are subject the same vesting requirements that apply to the underlying PSU award.

4

This column reflects the number of RSUs granted in 2020 to the named executive officers in accordance with the Company’s annual long-term incentive award program. When dividends are distributed to shareholders, dividend equivalents are credited on the RSU awards in an amount equal to the dollar amount of dividends that would be payable on the total number of RSUs credited as of the dividend distribution date and divided by the closing price of the Company’s common stock on that date and are subject to the same vesting requirements that apply to the underlying RSU award. These dividend equivalents are only distributed to the award holder if and when the underlying RSU award vests.

5

This column reflects the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 based on the closing price of Verizon’s common stock on the grant date. For PSUs the grant date fair value has been determined based on the vesting of 100% of the nominal PSUs awarded, which is the performance threshold the Company believed was the most likely to be achieved under the grants.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested[1,2] (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4,5] (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[6] ($) (j)	Grant Date

Mr. Vestberg	0	0	0	0	0	20,283 0 60,980 95,857	1,191,626 0 3,582,575 5,631,599	0 425,608 170,132 250,185	0 25,004,470 9,995,255 14,698,369	3/6/2018 8/1/2018 3/8/2019 3/2/2020

Mr. Ellis	0	0	0	0	0	14,751 28,966 45,045	866,621 1,701,753 2,646,394	0 80,812 117,569	0 4,747,705 6,907,179	3/6/2018 3/8/2019 3/2/2020

Mr. Dunne	0	0	0	0	0	13,061 30,490 48,649	767,334 1,791,288 2,858,129	0 85,067 126,973	0 4,997,686 7,459,664	3/6/2018 3/8/2019 3/2/2020

Ms. Erwin	0	0	0	0	0	10,373 25,917 41,442	609,414 1,522,624 2,434,718	0 72,306 108,163	0 4,247,978 6,354,576	3/6/2018 3/8/2019 3/2/2020

Mr. Gowrappan	0	0	0	0	0	40,828 72,049 25,917 41,442	2,398,645 4,232,879 1,522,624 2,434,718	0 0 72,306 108,163	0 0 4,247,978 6,354,576	4/9/2018 4/9/2018 3/8/2019 3/2/2020

1	The amounts listed in this column represent the number of RSUs outstanding on December 31, 2020 with respect to the following awards:

(1) for all of the named executive officers other than Mr. Gowrappan, the third tranche of their 2018 annual RSU award granted on March 6, 2018, which vested on March 6, 2021;

(2) for all of the named executive officers, the second and third tranches of their annual 2019 RSU award granted on March 8, 2019, one of which vested on March 8, 2021 and one of which is scheduled to vest on March 8, 2022, respectively;

(3) for all of the named executive officers, all three tranches of their annual 2020 RSU award granted on March 2, 2020, one of which vested on March 2, 2021 and two of which are scheduled to vest on March 2, 2022 and March 2, 2023, respectively; and

(4) for Mr. Gowrappan, (i) the third tranche of his 2018 annual RSU award granted to him on April 9, 2018 (which comprised his entire 2018 Long-Term Plan award) that is scheduled to vest on April 9, 2021 and (ii) the special PRSU award that was granted to him on April 9, 2018 and modified on October 5, 2018. The special PSRU award will vest on April 9, 2021 assuming Mr. Gowrappan’s continued employment through that date. Under the terms of the award, if Verizon Media Group’s cumulative revenue over a three-year performance period beginning January 1, 2018 and ending December 31, 2020 met or exceeded a Verizon Media Group cumulative revenue level for that period set by the Committee, three times the target number of PRSUs granted, with dividend equivalents, would

46    Verizon 2021 Proxy Statement

Compensation Tables

Value Realized from Stock Options and Certain Stock-Based Awards vest. The Committee determined that the Verizon Media Group cumulative target revenue level was not achieved, and therefore the number of units in this column represent the number of PRSUs at the performance level achieved as of December 31, 2020 that will vest on April 9, 2021, assuming continued employment through that date. The award, to the extent vested, will be settled in shares of Verizon common stock. The number of units for Mr. Gowrappan has been rounded to the nearest whole number.

2

When dividends are distributed to shareholders, dividend equivalents are credited on the RSU awards and Mr. Gowrappan’s PRSU award in an amount equal to the dollar amount of dividends that would be payable on the total number of RSUs and PSRUs credited as of the dividend distribution date and divided by the closing price of the Company’s common stock on that date and are subject to the same vesting requirements that apply to the underlying RSU award or PRSU award. These dividend equivalents are only distributed to the award holder if and when the underlying RSU award or PRSU award vests. This column includes dividend equivalent units that have accrued through December 31, 2020.

3	The amounts in this column represent the value of the RSUs or PRSUs listed in column (g) based on a share price of $58.75, the closing price of Verizon’s common stock on December 31, 2020.
4	The amounts listed in this column represent the number of PSUs outstanding on December 31, 2020 with respect to the following awards:

(1) for all of the named executive officers, their 2019 and 2020 annual PSU awards granted on March 8, 2019 and March 2, 2020, that are scheduled to vest on December 31, 2021 and December 31, 2022, respectively;

(2) for Mr. Vestberg, the special PSU award granted to him on August 1, 2018 in connection with his promotion to CEO with a payout range between 0% and 200% of the nominal number of PSUs subject to the award. The number of PSUs that vest at the end of the five-year award period ending July 31, 2023 will be determined based on Verizon’s average annual return on equity (ROE) during that period, and the final award payout will include dividend equivalents that accrue on the vested portion of the award. No PSUs will vest unless Verizon’s five-year average annual ROE meets the minimum threshold of 18%. If Verizon’s five-year average annual ROE meets the target percentage of 28%, 100% of the nominal number of PSUs granted will vest. If Verizon’s five-year average annual ROE is at least 38%, a maximum of 200% of the PSUs granted will vest. If Verizon’s five-year average annual ROE is greater than 18% but less than 28%, the percentage of PSUs that will vest will be between 50% and 100% on an interpolated basis, and if Verizon’s five-year average annual ROE is greater than 28% but less than 38%, the percentage of PSUs that will vest will be between 100% and 200% on an interpolated basis. The award, to the extent vested, will be settled in shares of Verizon common stock, and Mr. Vestberg will be required to hold any such shares for at least two years following the vesting date.

5

When dividends are distributed to shareholders, dividend equivalents are credited on the PSU awards in an amount equal to the dollar amount of dividends that would be payable on the total number of PSUs credited as of the dividend distribution date and divided by the closing price of the Company’s common stock on that date and are subject to the same vesting requirements that apply to the underlying PSU award. The PSUs, and the applicable dividend equivalents, are paid if and to the extent that the applicable award vests. As required by SEC rules, the number of units in this column represent the 2019 annual PSU awards at a 124% vesting percentage, the 2020 annual PSU awards at a 174% vesting percentage and Mr. Vestberg’s special PSU award at a 200% vesting percentage, in each case including accrued dividend equivalents through December 31, 2020 that will be paid if the awards vest at the indicated levels.

6	The amounts in this column represent the value of the PSUs listed in column (i) based on a share price of $58.75, the closing price of Verizon’s common stock on December 31, 2020.

Value Realized from Stock Options and Certain Stock-Based Awards

The following table reports the value realized from the vesting of the following stock-based awards:

•	the annual 2018 PSUs that vested on December 31, 2020 for Messrs. Vestberg, Ellis, Dunne, and Ms. Erwin;

•	the third tranche of Mr. Vestberg’s 2017 RSUs that vested on April 3, 2020;

•	the third tranche of the annual 2017 RSUs that vested on March 3, 2020 for Messrs. Ellis, Dunne, and Ms. Erwin;

•	the second tranche of annual 2018 RSUs that vested on March 6, 2020 for Messrs. Vestberg, Ellis, Dunne, and Ms. Erwin;

•	the second tranche of Mr. Gowrappan’s 2018 RSUs that vested on April 9, 2020;

•	the first tranche of annual 2019 RSUs that vested on March 6, 2020 for Messrs. Vestberg, Ellis, Dunne, Gowrappan, and Ms. Erwin;

•	the 2017 special RSU award that vested on May 4, 2020 for Mr. Vestberg; and

•	the 2017 special PRSU award that vested on December 31, 2020 for Mr. Dunne and Ms. Erwin.

Based on the Company’s relative TSR as compared with the Related Dow Peers and its cumulative free cash flow over the performance period, the Committee approved a vesting percentage of 123% of the target number of PSUs granted for the 2018-2020 performance cycle for all participants. The values of the 2018 PSU awards upon vesting for Messrs. Vestberg, Ellis, Dunne, and Ms. Erwin were $6,671,868, $4,852,238, $4,296,241, and $3,411,755, respectively. The values of the third tranche of the 2017 RSU awards upon vesting for Messrs. Vestberg, Ellis, Dunne, and Ms. Erwin were $763,453, $636,086, $699,675, and $487,625, respectively. The values of the second tranche of 2018 RSUs upon vesting for Messrs. Vestberg,

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Compensation Tables

Pension Plans

Ellis, Dunne, Gowrappan and Ms. Erwin were $1,116,876, $812,280, $719,207, $2,270,681, and $571,157, respectively. The values of the first tranche of 2019 RSUs upon vesting for Messrs. Vestberg, Ellis, Dunne, Gowrappan and Ms. Erwin were $1,678,839, $797,453, $839,448, $713,520, and $713,520, respectively. The value of Mr. Vestberg’s special 2017 RSU upon vesting was $4,199,379. The value of the 2017 special PRSU award for each of Mr. Dunne and Ms. Erwin was $2,685,254, which represents a vesting percentage of 100% of the PRSUs granted as approved by the Committee in accordance with the terms of the award.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting[1] (#) (d)	Value Realized on Vesting[1,2,3] ($) (e)

Mr. Vestberg	0	0	251,349	14,430,415

Mr. Ellis	0	0	122,317	7,098,057

Mr. Dunne	0	0	158,803	9,239,825

Ms. Erwin	0	0	135,123	7,869,311

Mr. Gowrappan	0	0	52,078	2,984,201

1

The amounts include dividend equivalents that were credited on the 2018 PSU awards and the 2017 special PRSU award for Mr. Dunne and Ms. Erwin that vested on December 31, 2020 in accordance with the terms of the awards. The amounts also include dividend equivalents that were credited on the RSU awards that vested on March 3, 2020 and March 6, 2020, as well as the RSU awards for Mr. Vestberg that vested on April 3, 2020 and May 4, 2020, and the RSU award for Mr. Gowrappan that vested on April 9, 2020.

2

For Messrs. Vestberg, Ellis, Dunne, and Ms. Erwin, the amounts in this column include the number of shares acquired on vesting of their 2018 annual PSU awards and for Mr. Dunne and Ms. Erwin, the number of shares acquired on vesting of their 2017 special PRSU award, in each case, multiplied by $58.75, the closing price of Verizon’s common stock on the December 31, 2020 vesting date. For all named executive officers except Mr. Vestberg and Mr. Gowrappan, the amounts in this column include the number of shares acquired on vesting of the third tranche of their 2017 annual RSU award that vested on March 3, 2020, multiplied by $55.70, the closing price of Verizon’s common stock on March 3, 2020. For all named executive officers except Mr. Gowrappan, the amounts in this column include the number of shares acquired on vesting of the second tranche of their 2018 annual RSU award that vested on March 6, 2020, multiplied by $56.87, the closing price of Verizon’s common stock on March 6, 2020. For all named executive officers, the amounts in this column include the number of shares acquired on vesting of the first tranche of their 2019 annual RSU award that vested on March 6, 2020, multiplied by $56.87, the closing price of Verizon’s common stock on March 6, 2020. For Mr. Vestberg the amount includes the number of shares acquired on vesting of the third tranche of his 2017 annual RSU award multiplied by $54.70, the closing price of Verizon’s common stock on the April 3, 2020 vesting date. For Mr. Gowrappan the amount includes the number of shares acquired on vesting of the second tranche of his 2018 RSU award multiplied by $57.44, the closing price of Verizon’s common stock on the April 9, 2020 vesting date. For Mr. Vestberg the amount also includes the number of shares acquired on vesting of his 2017 special RSU award multiplied by $56.24, the closing price of Verizon’s common stock on the May 4, 2020 vesting date.

3

The amounts in this column include $95,413 and $174,919 for Messrs. Ellis and Dunne, respectively, that was deferred under the Verizon Executive Deferral Plan when the amounts would have otherwise been paid.

Pension Plans

Verizon froze all future pension accruals under its management tax-qualified and nonqualified defined benefit pension plans in 2006. None of the named executive officers other than Ms. Erwin is eligible for a pension benefit.

Verizon Wireless Retirement Plan Component of the Verizon Management Pension Plan. In 2001, Verizon Wireless consolidated the pension plans of several predecessor companies under the Verizon Wireless Retirement Plan. Effective December 31, 2017, Verizon merged the Verizon Wireless Retirement Plan into the Verizon Management Pension Plan (VMPP) and established it as a separate component plan within the VMPP. Ms. Erwin is entitled to both a tax-qualified and a nonqualified pension benefit under this plan.

Ms. Erwin’s tax-qualified benefit was determined under two formulas: (i) for the period from January 1, 2001 until May 31, 2004, a cash balance formula that provided pay credits equal to two percent of annual eligible pay up to the IRS compensation limit (under the cash balance formula, a participant’s account balance is also credited on an ongoing basis with interest credits based upon the 30-year Treasury bond); and (ii) the formula applicable to former US West employees, which is a final average pay formula based on 11.25 years of service multiplied by (a) 1.25% of Ms. Erwin’s average annual eligible

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Compensation Tables

Defined Contribution Savings Plans

pay for the five final consecutive years for each year of service through the end of 2006 up to the IRS Covered Compensation level in effect for 2006, the year the plan was frozen, plus (b) 1.50% of Ms. Erwin’s average annual eligible pay for the five final consecutive years for each year of service through the end of 2006 in excess of the IRS Covered Compensation level in effect for 2006, the year the plan was frozen. The compensation used for this purpose was limited by IRS compensation limits in effect for each applicable year. The normal retirement age under the Verizon Wireless Retirement Plan is 65. The early retirement age (for unreduced benefits) under the plan is 55. Ms. Erwin is eligible for unreduced early retirement benefits under the plan upon separation from the Company. Ms. Erwin’s nonqualified plan benefit was determined using the 1.50% final average pay formula and was calculated based on 11.25 years of service and only included her eligible pay in excess of the IRS compensation limit through the end of 2006, at which time no further adjustments to eligible pay were recognized under the plan. For Ms. Erwin, eligible pay consisted of base salary and the Short-Term Plan award. No participant under the plan was eligible for cash balance credits under the nonqualified portion of the plan.

The following table illustrates the actuarial present value as of December 31, 2020 of pension benefits accumulated by Ms. Erwin, the only named executive officer who is eligible for pension benefits.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit[1] ($) (d)	Payments During Last Fiscal Year ($) (e)

Ms. Erwin	Verizon Wireless Retirement Plan—Qualified	33	669,590	0

	Verizon Wireless Retirement Plan—Nonqualified	33	413,708	0

1

The values are based on the assumptions for the actuarial determination of pension benefits as required by the relevant accounting standards as described in note 11 to the Company’s consolidated financial statements for the year ended December 31, 2020, as included in Verizon’s 2020 Annual Report on Form 10-K. However, in accordance with the requirements for this table, the values are calculated using the executive’s retirement at the earliest age at which she can retire without having the retirement benefit reduced under the plan.

Defined Contribution Savings Plans

The named executive officers are participants in the Company’s tax-qualified defined contribution savings plan, the Verizon Management Savings Plan, which is referred to as the Savings Plan, and its nonqualified defined contribution savings plan, the Verizon Executive Deferral Plan, which is referred to as the Deferral Plan. The named executive officers who participate in these plans are subject to the same terms as other participants in these plans.

Under the Savings Plan, executives may defer “eligible pay,” which includes base salary up to certain compensation limits imposed by the Internal Revenue Code, and Verizon provides a matching contribution equal to 100% of the first 6% of eligible pay deferred. The Deferral Plan is designed to restore benefits that are limited or cut back under the Savings Plan. Accordingly, under the Deferral Plan, a participant may elect to defer his or her base pay and Short-Term Plan award that could not be deferred into the Savings Plan due to the Internal Revenue Code limits. Verizon provides the same matching contribution on these deferred amounts as the participant would have received if such amounts had been permitted to be deferred into the Savings Plan. Prior to 2018, participants were permitted to defer certain long-term incentive awards under the Deferral Plan (those deferrals were not eligible for Company match). Deferrals of long-term incentive awards were no longer permitted after 2017. Long-term incentive awards deferred prior to 2018 remain subject to the terms of the award and the applicable deferral election.

Participants in the Deferral Plan may elect to invest their deferrals in the hypothetical investment options available to all participants under the Savings Plan or in a hypothetical cash account that earns a return rate equal to the long-term, high-grade corporate bond yield average as published by Moody’s Investor Services. Under SEC rules, earnings on balances invested in this option may be reportable as “above market” interest in the Summary Compensation table of the proxy statement in any given year if the rate of interest exceeds 120% of the applicable federal long-term rate at the time the plan interest rate or formula was originally established. Participants in the Deferral Plan may generally elect to receive their benefits in a lump sum or installments, commencing on a separation from service or specific date elected by the participant.

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Compensation Tables

Potential Payments upon Termination or Change in Control

Ms. Erwin also has an account balance under the Verizon Wireless Executive Savings Plan (ESP). The ESP is a nonqualified deferred compensation plan that was amended to freeze the accrual of benefits under the plan as of the close of business on December 31, 2004. Participants in the ESP no longer accrue any additional benefits other than market-based investment earnings or losses on their individual accounts. No new deferrals were permitted after 2004. Participants retain the ability to invest their frozen accounts in the investment options available under the ESP. Participants in the ESP do not receive matching contribution credits or retirement credits under the plan.

The Nonqualified Deferred Compensation table below shows the 2020 account activity for each named executive officer and includes each participating executive’s contributions, Company matching contributions, earnings, withdrawals and distributions and the aggregate balance of his or her total deferral account as of December 31, 2020.

Nonqualified Deferred Compensation

Name (a)		Executive Contributions in Last FY1 ($) (b)	Registrant Contributions in Last FY2 ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions[3] ($) (e)	Aggregate Balance at Last FYE[3] ($) (f)

Mr. Vestberg	Verizon Executive Deferral Plan	320,400	409,776	49,598	0	1,491,512

Mr. Ellis	Verizon Executive Deferral Plan	730,652	178,455	71,770	0	2,740,859

Mr. Dunne	Verizon Executive Deferral Plan	1,248,609	189,369	70,349	0	2,715,941

Ms. Erwin	Verizon Executive Deferral Plan	168,700	155,707	103,194	0	3,522,483
	Verizon Wireless Executive Savings Plan	0	0	(80)	0	53,933

Mr. Gowrappan	Verizon Executive Deferral Plan	118,050	154,266	19,135	0	557,707

1

Of the amounts listed in this column, the following amounts are also included in the Summary Compensation table for 2020 in columns (c) and (j): for Mr. Vestberg, $72,900; for Mr. Ellis, $39,900; for Mr. Dunne, $42,900; for Ms. Erwin, $56,500 and for Mr. Gowrappan, $33,900.

2	The amounts listed in this column are also included in columns (i) and (j) of the Summary Compensation table.
3

The aggregate amounts shown in columns (e) and (f) include the following amounts that were reported as compensation to the named executive officers in the Summary Compensation table for the following years:

•        For Mr. Vestberg, a total of $905,893 was reported (2018 to 2020);

•        For Mr. Ellis, a total of $750,442 was reported (2017 to 2020);

•        For Mr. Dunne, a total of $567,689 was reported (2019 to 2020);

•        For Ms. Erwin, a total of $293,820 was reported (2020); and

•        For Mr. Gowrappan, a total of $330,785 was reported (2019 to 2020).

Potential Payments upon Termination or Change in Control

The following summaries and tables describe and quantify the potential payments and benefits that would be provided to each of our named executive officers if a termination of employment or change in control of Verizon had occurred at the end of 2020 under Verizon’s compensation plans and agreements.

Payments Made upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during the term of employment. This includes amounts accrued and vested under our pension plans and nonqualified deferred compensation plans, which are reported in the Pension Benefits and Nonqualified Deferred Compensation tables above. Those benefits are not included in the summaries and tables below.

In addition, amounts earned under our 2020 Short-Term Plan awards and amounts earned under our Long-Term Plan awards that vested on December 31, 2020 are not included in the summaries or tables below. Amounts earned under our 2020 Short-Term Plan awards are discussed in the Compensation Discussion and Analysis beginning on page 31 and are reported in the Summary Compensation table on page 44. Amounts earned under our Long-Term Plan awards that vested on December 31, 2020 are discussed in the Compensation Discussion and Analysis beginning on page 35 and are reported in the Option Exercises and Stock Vested table on page 48. If a named executive officer’s employment had terminated on

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Compensation Tables

Potential Payments upon Termination or Change in Control

December 31, 2020 for any reason other than for cause, the full amount of the 2020 Short-Term Plan award and the full amount of the Long-Term Plan awards that vested on December 31, 2020, in each case to the extent earned, would have been payable. These amounts would be determined and payable at the same time as awards are determined and paid to participating employees generally under those plans. In the event of a termination for cause, no amount would have been payable under these awards.

Potential Payments upon Qualifying Separation or Involuntary Termination Without Cause

Mr. Vestberg. As CEO, Mr. Vestberg is not eligible to participate in the Senior Manager Severance Plan described below. Mr. Vestberg is also not a party to an employment agreement with Verizon or any other agreement that would provide him with cash severance benefits in the event his employment is involuntarily terminated by Verizon without cause.

Senior Manager Severance Plan. Verizon provides severance benefits to certain employees, including all of the named executive officers other than the CEO, under the Senior Manager Severance Plan. Under the plan, a named executive officer is eligible to receive severance benefits if he or she experiences a “qualifying separation” from Verizon, which is generally defined as an involuntary termination by Verizon without cause, a voluntary termination by the executive solely due to the executive’s refusal to accept a qualifying reclassification or relocation (as those terms are defined in the plan) or a determination by the independent members of the Board that the named executive officer has incurred a qualifying separation. A severance benefit, if triggered, is payable to an executive only if the executive executes a release of claims against Verizon in the form satisfactory to Verizon and agrees not to compete or interfere with any Verizon business for a period of one year after termination from employment and always to protect Verizon’s trade secrets and proprietary information.

If a named executive officer incurs a qualifying separation under the plan, he or she is eligible to receive the following benefits: (i) a lump-sum cash separation payment equal to two times the sum of his or her base salary and target Short-Term Plan award opportunity; and (ii) continued medical, dental and vision coverage for two years.

In addition, if the executive’s qualifying separation occurs prior to the last day of the year, the executive will receive a prorated Short-Term Plan award for the year in which the separation occurs, determined based on the actual level of achievement of the performance criteria under the Short-Term Plan for the applicable year and payable at the time that awards are payable to participating employees generally under the plan. To the extent that an executive also becomes eligible for severance benefits under any outstanding agreement, plan or any other arrangement, the executive’s cash severance payment under the Senior Manager Severance Plan will be reduced on a dollar-for-dollar basis by the amount of the severance benefits payable to the executive under such other agreement, plan or arrangement.

Other Benefits. Upon an involuntary termination of employment without cause, a named executive officer would also be eligible to receive financial planning and outplacement services for one year following termination on the same basis as provided to other senior executives. However, executives would only be entitled to receive financial planning services if they participate in the program in the year in which their employment terminates. In addition, under the terms of the executive life insurance plan, each named executive officer who is retirement eligible upon termination and who continues to pay the annual premiums on the life insurance policy owned by the executive would be eligible to receive an annual cash payment from Verizon to defray a portion of the annual premiums until the latest of the executive’s attainment of age 60 or the completion of 5 years of plan participation. Retirement eligibility is generally defined as having attained 75 points (age plus years of service) with at least 15 years of service. If the named executive officer is not retirement eligible upon termination and has not reached plan maturity (age 60 and 5 years of plan participation) upon termination, the executive would be eligible to receive one additional annual cash payment to defray a portion of the annual premiums for the two years following the year in which the executive’s termination occurs. If the named executive officer is retirement eligible upon termination and has achieved plan maturity upon his or her termination, the executive would not be entitled to any additional cash payment from Verizon.

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Compensation Tables

Potential Payments upon Termination or Change in Control

Estimated Payments. The following table shows Verizon’s estimate of the amount of benefits the named executive officers would have been entitled to receive had their employment been involuntarily terminated without cause on the last business day of 2020 or had they incurred a qualifying separation under the Senior Manager Severance Plan.

Name	Cash Separation Payment ($)	Continued Health Benefits[1] ($)	Outplacement Services ($)	Financial Planning ($)	Executive Life Insurance Benefit[2] ($)

Mr. Vestberg	0	0	0	0	0

Mr. Ellis	4,750,000	51,649	14,500	13,000	32,005

Mr. Dunne	5,000,000	34,432	14,500	17,068	148,212

Ms. Erwin	4,250,000	34,432	14,500	11,000	142,873

Mr. Gowrappan	4,250,000	17,217	14,500	11,000	8,175

1	The amounts reflect Verizon’s estimated cost of providing medical, dental and vision coverage for two years.
2

The amount for Messrs. Ellis, Dunne and Gowrappan, who are not retirement eligible, reflects one additional annual cash payment to defray a portion of the annual premium for the two years following the year in which their termination occurs. The amount for Ms. Erwin, who is retirement eligible, reflects the value of the future annual cash payments from Verizon used to defray a portion of the annual premiums until her attainment of age 60.

Potential Payments upon Death, Disability or Retirement

Under the terms of the executive life insurance plan, in the event of disability or a qualifying retirement, a named executive officer who continues to pay the annual premiums on the life insurance policy owned by the executive would be eligible to receive an annual payment from Verizon to defray a portion of the annual premium until the latest of the executive’s attainment of age 60 or the completion of 5 years of plan participation. If the named executive officer dies, his or her beneficiary would be entitled to receive the proceeds of the life insurance policy owned by the executive, payable by the third-party issuer of the policy.

Under the Short-Term Plan, if the named executive officer’s employment terminates due to death, disability or a qualifying retirement prior to the last day of the year, the executive would be eligible for a prorated Short-Term Plan award for the year in which the termination date occurred, determined based on the actual level of achievement of the performance criteria under the Short-Term Plan for the applicable year and payable at the time that awards are generally payable to participating employees under the plan. As described above, if the executive’s employment terminates on the last day of the year for any reason other than for cause, the full amount of the Short-Term Plan award, determined based on the actual level of achievement of the performance criteria under the Short-Term Plan for the applicable year, would have been payable.

In addition, upon death, disability or a qualifying retirement, each named executive officer would also be eligible to receive financial planning services for one year following termination on the same basis as provided to other senior executives, provided that the executive participated in the program in the year in which his or her employment terminates. Upon disability, the named executive officers would also be eligible for disability benefits under the tax-qualified and nonqualified disability plans.

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Compensation Tables

Potential Payments upon Termination or Change in Control

Estimated Payments. The following table shows Verizon’s estimate of the amount of benefits the named executive officers would have been entitled to receive had their employment terminated due to death, disability or qualifying retirement on the last business day of 2020.

Name	Executive Life Insurance Benefit[1] ($)	Disability Benefit[2] ($)	Financial Planning ($)
Mr. Vestberg
Death	10,000,000	0	26,150
Disability	576,012	2,034,870	26,150
Retirement[3]	0	0	0
Mr. Ellis
Death	3,810,000	0	13,000
Disability	290,384	2,003,037	13,000
Retirement[3]	0	0	0
Mr. Dunne
Death	10,000,000	0	17,068
Disability	345,922	1,779,521	17,068
Retirement[3]	0	0	0
Ms. Erwin
Death	3,410,000	0	11,000
Disability	142,873	1,510,752	11,000
Retirement	142,873	0	11,000
Mr. Gowrappan
Death	8,000,000	0	11,000
Disability	335,541	2,501,566	11,000
Retirement[3]	0	0	0

1

In the event of death, the amount represents the proceeds from the life insurance policy owned by the named executive officer, payable by the third-party issuer of the policy. In the event of disability or retirement, the amount, if any, represents the total amount of annual cash payments to the named executive officer to defray a portion of the annual premium of the life insurance policy owned by him or her, provided that the named executive officer continues to pay the annual premiums pursuant to the terms of the executive life insurance program.

2

Assumes that each named executive officer would be immediately eligible for long-term disability benefits from Verizon’s qualified and nonqualified disability benefit plans. The assumptions used to calculate the value of the disability benefits include a discount rate of 3.09% and mortality and recovery based on the 2012 Group Long-Term Disability Valuation Table. These rates represent the probability of death or recovery between the date of disability and the payment end date. The qualified portion of the disability benefit for Messrs. Vestberg, Ellis, Dunne, and Gowrappan and Ms. Erwin, is estimated at $920,583, $695,255, $805,062, $992,210 and $525,423, respectively, and the nonqualified portion of the disability benefit for Messrs. Vestberg, Ellis, Dunne, and Gowrappan and Ms. Erwin, is estimated at $1,114,287, $1,307,782, $974,459, $1,509,356 and $985,329. In order to receive the nonqualified portion of the disability benefit, the executive must pay the premium associated with the qualified portion of the benefit.

3

Messrs. Vestberg, Ellis, Dunne and Gowrappan would not have been entitled to receive executive life insurance benefits or financial planning benefits because they had not fulfilled the eligibility requirements for retirement under the terms of those programs on the last business day of 2020.

Potential Payments upon Change in Control

Verizon does not maintain any plans or arrangements that provide for any named executive officer to receive cash severance or any other cash payments in connection with a change in control of Verizon. If the named executive officer’s employment terminates in connection with or following a change in control, he or she would be eligible for the same benefits, if any, that would become payable to the executive upon his or her termination under the circumstances as described above. Under the Short-Term Plan, if a change in control occurs, all outstanding awards will vest and become payable on the regularly scheduled payment date.

Treatment of Equity Awards

As is the case for all participants under the terms of the Long-Term Plan and the applicable award agreements, upon death, disability or qualifying retirement, each named executive officer’s then unvested RSUs will vest and be payable on the regularly scheduled payment dates and each named executive officer’s then unvested PSUs will vest and be payable on the regularly scheduled payment date after the end of the applicable award cycle, but only if and to the extent that the applicable performance criteria for the award are achieved at the end of the applicable award cycle. Commencing with the 2020 awards, if a named executive officer’s employment is involuntarily terminated by the Company without cause, the named executive officer’s then unvested RSUs and PSUs will vest only as to prorated portion of the number of RSUs and PSUs awarded (and accrued dividends) based on the number of days worked during the performance period, and the remainder of

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Compensation Tables

Potential Payments upon Termination or Change in Control

the RSUs and PSUs will be forfeited. Any such prorated portion of the PSUs (and accrued dividends) will be payable only if and to the extent that the applicable performance criteria for the award are achieved at the end of the applicable award cycle, and will be payable on the regularly scheduled payment date after the end of the applicable award cycle. With respect to outstanding RSUs and PSUs granted prior to 2020, each named executive officer’s then unvested RSUs will vest and be payable on the regularly scheduled payment dates and each named executive officer’s then unvested PSUs will vest and be payable on the regularly scheduled payment date after the end of the applicable award cycle, but only if and to the extent that the applicable performance criteria for the award are achieved at the end of the applicable award cycle. Under the Long-Term Plan, a qualifying retirement generally means to retire after having attained at least 15 years of vesting service (as defined under the applicable Verizon tax-qualified savings plan) and a combination of age and years of vesting service that equals or exceeds 75. As of December 31, 2020, none of the named executive officers other than Ms. Erwin were retirement-eligible under the Long-Term Plan.

The payment of PSU and RSU awards under the Long-Term Plan following an involuntary termination of employment without cause, death, disability or qualifying retirement is conditioned on the participant executing a release of claims against Verizon in the form satisfactory to Verizon. The grant of each award is conditioned on the participant’s agreement to certain restrictive covenants including an agreement not to compete or interfere with any Verizon business for a period of one year after termination from employment (two years for the CEO), and to always protect Verizon’s trade secrets and proprietary information.

In addition, under the terms of the Long-Term Plan and the applicable award agreements, if, in the 12 months following a change in control of Verizon, a participant’s employment is involuntarily terminated without cause, all then-unvested RSUs will vest and be payable on the regularly scheduled payment dates and all then-unvested PSUs will vest at target level performance and be payable on the regularly scheduled payment date after the end of the applicable award cycle.

Under the Long-Term Plan, a change in control of Verizon is generally defined as the occurrence of any of the following:

•	Any person becomes a beneficial owner of shares representing twenty percent or more of Verizon’s outstanding voting stock;

•	Verizon consummates a merger, consolidation, reorganization or any other business combination; or

•	The Board adopts resolutions authorizing the liquidation or dissolution, or sale of all or substantially all of the assets, of Verizon.

However, a change in control will not occur if:

•	The amount of Verizon voting stock outstanding immediately before the transaction represents at least forty-five percent of the combined voting power of the corporation that survives the transaction;

•	Verizon Directors constitute at least one-half of the board of directors of the surviving corporation;

•	Verizon’s CEO is the CEO of the surviving corporation; and

•	The headquarters of the surviving corporation is located in New York, New York.

Estimated Payments. The following table shows the estimated value of the awards that the named executive officers could have received in respect of their outstanding unvested equity awards if any of the following events occurred on the last business day of 2020: (i) a change in control of Verizon without a termination of employment; (ii) a change in control of Verizon and an involuntary termination of employment without cause within 12 months; (iii) a termination of employment as a result of an involuntary termination without cause (other than in connection with a change in control); (iv) a qualifying retirement; or (v) death or disability. The occurrence of the foregoing events, other than a change in control of Verizon without a termination of employment, would trigger accelerated vesting of all or a portion of the awards. The amounts represent the estimated value of the outstanding RSU and PSU awards granted in 2018, 2019 and 2020, including the estimated value of the special PSU award granted to Mr. Vestberg in 2018, and the 2018 PRSU award granted to Mr. Gowrappan that would have been payable pursuant to the terms of the award agreements, calculated using the total number of units (including accrued dividends) on the last business day of 2020 and $58.75, Verizon’s closing stock price on

54    Verizon 2021 Proxy Statement

Compensation Tables

Potential Payments upon Termination or Change in Control

that date, and for the PSUs and the PRSUs, assuming the award would vest at target performance levels. The values for the RSUs and PSUs granted in 2020 in the column reflecting an involuntary termination without cause (other than in connection with a change in control) for the named executive officers other than Ms. Erwin (who had attained retirement eligibility as of the last business day of 2020) reflect the prorated portion of those awards based on the number of days worked from the March 2, 2020 grant date through the assumed termination date on the last business day of 2020 the remainder of such awards would be forfeited on that date. The actual amount payable under these awards can be determined only at the time the awards would be paid.

Name	Change In Control Without Termination ($)	Change In Control And Termination Without Cause ($)	Termination Without Cause ($)	Retirement[1] ($)	Death or Disability ($)
Mr. Vestberg	0	39,416,021	29,716,325	0	39,416,021
Mr. Ellis	0	13,013,184	8,455,079	0	13,013,184
Mr. Dunne	0	13,734,283	8,811,511	0	13,734,283
Ms. Erwin	0	11,644,603	11,644,603	11,644,603	11,644,603
Mr. Gowrappan	0	17,666,713	13,473,194	0	17,666,713

1

Messrs. Vestberg, Ellis, Dunne and Gowrappan would not have been entitled to receive any amount in respect of their outstanding unvested equity awards upon retirement because they had not met the eligibility requirements for retirement under the terms of the Long-Term Plan on the last business day of 2020.

Verizon 2021 Proxy Statement    55

CEO Pay Ratio Disclosure

Pursuant to SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees (excluding the CEO). We determined that the annualized total compensation of Mr. Vestberg was $19,115,084, the median of the 2020 annual total compensation of all of our employees (excluding Mr. Vestberg) was $170,288, and the ratio of these amounts was 112 to 1. For purposes of calculating the ratio, the value of employer provided benefits under non-discriminatory health plans was included in the compensation of each of Mr. Vestberg and the median employee.

As required by SEC rules, the calculation of annual total compensation for both the CEO and the median employee includes a change in pension value during the year. The change in pension value is subject to several external variables, including interest rates that are not related to company or individual performance and may differ significantly based on the formula under which the benefits were earned. The change in pension value for the median employee was $47,830 during the year. Because Mr. Vestberg does not have a pension benefit, we note that if we eliminated the change in pension value from our median employee’s 2020 annual total compensation, the median employee’s annual total compensation would have been $122,458 and our CEO to median employee pay ratio would have been 156 to 1.

The median employee that was used for purposes of calculating the ratio of the annualized total compensation of our CEO to the median of the annual total compensation of all employees is the same employee that was identified for purposes of the pay ratio disclosed in our 2020 Proxy Statement, who is an employee located in the Mid-Atlantic region of the United States. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure. To identify the “median employee” for purposes of the 2020 pay ratio disclosure (i.e., the individual employee whose compensation was at the median level among our entire employee group), we used a determination date of October 1, 2019 and analyzed, for all of the individuals employed by us or any of our consolidated subsidiaries on that date, the compensation that we paid to each of those individuals for the 12-month period ending on that date. We considered each employee’s “compensation” to consist of (i) the employee’s total gross earnings for the 12-month period ending October 1, 2019, plus (ii) the estimated amount of Verizon’s contributions for that period to the retirement plans in which the employee participates, plus (iii) the estimated present value of the employee’s accrual under a Verizon pension plan (if any) for those who are still accruing service and whose benefits have not otherwise been frozen. The compensation for employees, other than temporary and seasonal employees, who were not employed by us for the entire 12-month period was annualized to reflect compensation for the entire 12-month period.

56    Verizon 2021 Proxy Statement

Audit Matters

Item 3: Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee considered the performance and qualifications of Ernst & Young LLP, and has reappointed that independent registered public accounting firm to audit the financial statements of Verizon for fiscal year 2021 and to audit the effectiveness of internal control over financial reporting. Ernst & Young has been retained as Verizon’s independent registered public accounting firm since 2000.

Verizon paid the following fees to Ernst & Young for services rendered during fiscal years 2020 and 2019.

	Audit fees	Audit- related fees	Tax fees	All other fees
2020	$37.7 million	$7.8 million	$5.2 million	—
2019	$39.0 million	$8.0 million	$3.9 million	—

Audit fees are attributable to services that include the financial statement audit, the audit of the effectiveness of Verizon’s internal control over financial reporting required by the Sarbanes-Oxley Act, and financial statement audits required by statute for our foreign subsidiaries. Audit-related fees are attributable to services that primarily include audits of other subsidiaries, reviews of controls over services provided to customers, work related to the implementation of new accounting standards, and agreed upon procedures with respect to sustainability reporting, as well as other audits and due diligence procedures performed in connection with acquisitions, dispositions or other financial transactions. Tax fees are attributable to services that primarily consist of federal, state, local and international tax planning and compliance. The Audit Committee considered, in consultation with management and the independent registered public accounting firm, whether Ernst & Young could provide these services while maintaining independence.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm that performs audit services. In considering Ernst & Young’s appointment for the 2021 fiscal year, the Committee reviewed the firm’s qualifications and competencies, including the following factors:

•	Ernst & Young’s historical performance and its recent performance during its engagement for the 2020 fiscal year;

•	Ernst & Young’s capability and expertise in handling the breadth and complexity of Verizon’s operations;

•	the qualifications and experience of key members of the engagement team, including the lead engagement partner, for the audit of Verizon’s financial statements;

•	the quality of Ernst & Young’s communications with the Committee regarding the conduct of the audit, and with management with respect to issues identified in the audit;

•	external data on audit quality and performance of, including recent Public Company Accounting Oversight Board reports on, Ernst & Young;

•	the appropriateness of Ernst & Young’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms; and

•	Ernst & Young’s reputation for integrity and competence in the fields of accounting and auditing.

In addition, in order to facilitate continuing auditor independence, the Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The Committee oversees the routine mandated rotation of Ernst & Young’s personnel and is directly involved in the selection of Ernst & Young’s lead engagement partner.

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Audit Matters

Item 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Committee has established policies and procedures regarding pre-approval of services provided by the independent registered public accounting firm and is responsible for negotiating the audit fees associated with the engagement. At the beginning of the fiscal year, the Committee pre-approves the engagement of the independent registered public accounting firm to provide audit services based on fee estimates. The Committee also pre-approves proposed audit-related services, tax services and other permissible services based on specified project and service details, fee estimates, and aggregate fee limits. The Committee receives a report at each meeting on the status of services provided or to be provided by the independent registered public accounting firm and approves the related fees. The Committee pre-approved all of Ernst & Young’s 2020 fees and services.

The affirmative vote of a majority of the shares cast at the annual meeting is required to ratify the reappointment of Ernst & Young for the 2021 fiscal year. The Committee believes that continuing to retain Ernst & Young to serve as Verizon’s independent registered public accounting firm is in the best interests of Verizon and our shareholders. If this appointment is not ratified by the shareholders, the Committee will reconsider its decision. One or more representatives of Ernst & Young will join the 2021 Annual Meeting of Shareholders. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends that you vote FOR ratification.

58    Verizon 2021 Proxy Statement

Audit Committee Report

In the performance of our oversight responsibilities, the Committee has reviewed and discussed with management and the independent registered public accounting firm Verizon’s audited financial statements for the year ended December 31, 2020, and the effectiveness of Verizon’s internal control over financial reporting as of December 31, 2020.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Securities and Exchange Commission, the New York Stock Exchange, The Nasdaq Stock Market and Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Committee has received written disclosures and a letter from the independent registered public accounting firm consistent with applicable Public Company Accounting Oversight Board requirements for independent registered public accounting firm communications with audit committees concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Committee discussed with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Verizon’s internal controls and the overall quality of Verizon’s financial reporting.

The Committee has assessed and discussed with management Verizon’s significant business risk exposures and overseen management’s programs and policies to monitor, assess and manage such exposures. The Committee also periodically monitored and evaluated the primary risks associated with particular business units and functions.

Based on the reviews and discussions referred to above, in reliance on management and the independent registered public accounting firm, and subject to the limitations of our role, the Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the financial statements referred to above in Verizon’s Annual Report on Form 10-K for the year ended December 31, 2020.

The Committee reviewed the independent registered public accounting firm’s performance, qualifications and tenure, the qualifications of the lead engagement partner, management’s recommendation regarding retention of the firm, and considerations related to audit firm rotation, as discussed further on page 57. Based on that review, the Committee reappointed the independent registered public accounting firm for fiscal year 2021.

Respectfully submitted,

The Audit Committee

Gregory Weaver, Chair

Shellye Archambeau

Clarence Otis, Jr.

February 22, 2021

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Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

Principal Shareholders

On March 15, 2021, there were approximately 4.14 billion shares of Verizon common stock outstanding. Each of these shares is entitled to one vote. The following table sets forth information about persons we know to beneficially own more than five percent of the shares of Verizon common stock, based on our records and information reported in filings with the SEC. To the extent that information in the table is based on information contained in an SEC filing, it is accurate only as of the date referenced in the filing.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class
The Vanguard Group[1]
100 Vanguard Blvd.
Malvern, Pennsylvania 19355	325,949,036	7.9%
BlackRock, Inc.[2]
55 East 52nd Street
New York, New York 10055	298,750,519	7.2%

1

This information is based on a Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group, setting forth information as of December 31, 2020. The Schedule 13G states that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 6,878,390 shares, sole dispositive power with respect to 307,502,472 shares, and shared dispositive power with respect to 18,446,564 shares.

2

This information is based on a Schedule 13G filed with the SEC on February 1, 2021 by BlackRock, Inc., setting forth information as of December 31, 2020. The Schedule 13G states that BlackRock, Inc. has sole voting power with respect to 259,139,805 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 298,750,519 shares, and shared dispositive power with respect to 0 shares.

60    Verizon 2021 Proxy Statement

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

Directors and Executive Officers

The following table shows the number of shares of Verizon common stock beneficially owned by each of the named executive officers, each Director, and all executive officers and Directors as a group as of February 26, 2021. This information includes shares held in Verizon’s employee savings plans and shares that may be acquired within 60 days upon the conversion of certain stock units under deferred compensation plans and/or stock-based long-term incentive awards. The aggregate number of shares owned by executive officers and Directors represents less than one percent of the total number of outstanding shares of Verizon common stock. Unless we indicate otherwise, each individual has sole voting and/or investment power with respect to the shares. Executive officers and Directors also have interests in other stock-based units under Verizon deferred compensation plans and stock-based long-term incentive awards. We have included these interests in the “Total stock-based holdings” column in the table below to show the total economic exposure that the executive officers and Directors have to Verizon common stock.

Name	Stock[1]	Total stock-based holdings[2]
Named Executive Officers
Hans Vestberg*	173,568	787,199
Matthew Ellis	111,285	305,317
Ronan Dunne	122,069	327,480
Tami Erwin	121,455	296,631
K. Guru Gowrappan	147,117	316,575
Directors
Shellye Archambeau	0	31,374
Roxanne Austin	0	3,823
Mark Bertolini	0	26,103
Vittorio Colao**	0	8,631
Melanie Healey	0	42,109
Clarence Otis, Jr.	3,000	92,167
Daniel Schulman	0	11,100
Rodney Slater	0	54,742
Kathryn Tesija**	17,455	17,455
Carol Tomé**	944	944
Gregory Weaver	0	23,687
All of the above and other executive officers as a group[3]	908,900	3,227,633

*	Mr. Vestberg also serves as a Director.
**	Mr. Colao served on the Board until February 13, 2021. Ms. Tesija served on the Board until May 7, 2020. Ms. Tomé served on the Board from January 1 to March 12, 2020.
1

In addition to direct and indirect holdings, the “Stock” column includes shares that may be acquired within 60 days pursuant to the conversion of RSUs as follows: 83,681 shares for Mr. Vestberg; 44,760 shares for Mr. Ellis; 45,036 shares for Mr. Dunne; 37,574 shares for Ms. Erwin; and 141,263 shares for Mr. Gowrappan. Prior to conversion, the shares underlying the RSUs may not be voted or transferred. No shares are pledged as security.

2

The “Total stock-based holdings” column includes, in addition to shares listed in the “Stock” column, stock-based units under deferred compensation plans and stock-based long-term incentive awards, which may not be voted or transferred.

3

Does not include shares held by Mr. Colao, who served on the Board until February 13, 2021, Ms. Tesija, who served on the Board until May 7, 2020; or Ms. Tomé, who served on the Board from January 1 to March 12, 2020.

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Items 4 – 6

Shareholder Proposals

We have been advised that the shareholders submitting the proposals or their representatives intend to present the following proposals at the Annual Meeting. The statements contained in the proposals and supporting statements are the sole responsibility of the respective proponents. We have printed the proposals as they were submitted. The proposals may contain assertions about Verizon or other matters that Verizon believes are incorrect, but we do not attempt to refute all of those assertions. The addresses of the proponents are available upon written request to the Assistant Corporate Secretary at the address specified under “Contacting Us.”

Item 4: Shareholder Action by Written Consent

Kenneth Steiner, owner of no less than 500 shares of Verizon’s common stock, proposes the following:

Proposal 4 – Adopt a Mainstream Shareholder Right – Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

This proposal topic won 95%-support at Dover Corporation and 88%-support at AT&T. This proposal topic also won our 43%-support at an earlier Verizon annual meeting. This 43%-suport [sic] may have represented a majority vote from the shares that had access to independent proxy voting advice. Retail shareholders typically do not have such valuable information access and tend to vote with the management position.

A shareholder right to act by written consent still affords Verizon management strong protection for a management holdout mentality for the status quo during the current rapidly changing business environment. Any action taken by written consent would still need 73% supermajority approval from the shares that normally cast ballots at the Verizon annual meeting to equal a majority from the Verizon shares outstanding. At a special shareholder meeting only a 51%-vote is needed.

A cornerstone of the management resistance to shareholder written consent was that with special shareholder meetings instead of written consent there is “discussion and interaction among the Company’s stakeholders.” This “discussion and interaction” opportunity has been completely blown out of the water in 2020 with the near extinction of in-person shareholder meetings.

With the near universal use of tightly controlled online annual shareholder meetings, which can be only 10-minutes of stilted formalities, meaningful opportunities to raise important matters can be severely restricted because all constructive questions and comments can be easily screened out by management.

For instance the Goodyear shareholder meeting was spoiled by a trigger-happy management mute button for shareholders. And AT&T would not allow shareholders to speak.

Please see:

Goodyear’s virtual meeting creates issues with shareholder

https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder

Please see:

AT&T investors denied a dial-in as annual meeting goes online

https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/

62    Verizon 2021 Proxy Statement

Items 4 – 6: Shareholder Proposals

Item 4: Shareholder Action by Written Consent

Online shareholder meetings also give management a blank check to make misleading or cover-up statements. For instance management at scores of 2020 online annual meetings falsely stated that there were no more shareholder questions. Online shareholders were powerless to point out that their questions were not answered.

Please see:

Schwartz-Ziv, Miriam, How Shifting from In-Person to Virtual Shareholder Meetings Affects Shareholders’ Voice

(August 16, 2020).

Available at SSRN: https://ssrn.com/abstract=3674998 or

http://dx.doi.org/l0.2139/ssrn.3674998

At the 2020 Verizon online shareholder meeting it was easy for management to cover up that Clarence Otis, the Verizon Lead Director, received by far the highest negative votes—235 million.

Please vote yes:

Adopt a Mainstream Shareholder Right—Written Consent—Proposal 4

The Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

The Board believes this proposal is not in the best interest of all shareholders and is unnecessary in light of Verizon’s existing governance practices and policies.

Verizon’s existing corporate governance practices empower shareholders and promote Board and management accountability. In keeping with our commitment to foster and maintain responsible corporate governance, Verizon has implemented robust governance practices that provide independent oversight and promote accountability, including:

•   a right to call a special meeting right for a group of shareholders owning an aggregate of 15% or more of the Company’s outstanding stock;

•   a proxy access right with market terms;

•   a proactive year-round shareholder engagement program;

•   an active Board refreshment plan with a commitment to diversity;

•   no poison pill or dual-class shares;

•   annual election of all Directors by majority voting; and

•   an independent Lead Director position with clearly delineated duties.

As a fundamental principle, the Board believes that matters requiring shareholder approval should be presented to, and voted on, by all shareholders. Rather than seeking input from all shareholders, a shareholder seeking to act by written consent may attempt to solicit the fewest possible shareholders required to act and may rely on consents obtained from those few shareholders, which could deprive others of the ability to evaluate a proposal or express their views. In addition, because action by written consent can occur with little or no advance notice to the Company or the Board, this likewise deprives them of a meaningful opportunity to consider or engage on the merits of the proposed action. In contrast, when shareholders take action at a special or annual meeting of shareholders, all shareholders receive advance notice of the meeting and have clearly established times during which they can evaluate the issues, engage with the Company, the Board and other shareholders, before voting.

The Verizon Board has consistently demonstrated its willingness to listen to and constructively respond to shareholder concerns and believes that a proposal seeking to remove minority shareholders and the Board from the process of considering important corporate matters is not in the best interests of all shareholders.

Verizon 2021 Proxy Statement    63

Items 4 – 6: Shareholder Proposals

Item 5: Amend Clawback Policy

Item 5: Amend Clawback Policy

Thomas M. Steed, owner of 280 shares of Verizon’s common stock, proposes the following:

Amend Senior Executive Compensation Clawback Policy

RESOLVED: Verizon shareholders urge our Board of Directors to amend the Company’s Senior Executive Clawback Policy to state that “conduct” – not “willful misconduct” – may trigger application of that policy, with the Board or its Human Resources Committee to report to shareholders the results of any deliberations about whether to cancel or seek recoupment of compensation paid, granted or awarded to a senior executive. These amendments should operate prospectively and be implemented so as not to violate any contract, compensation plan, law or regulation.

SUPPORTING STATEMENT

Verizon’s current clawback policy allows for the cancellation or the recoupment of cash-and equity-based compensation of senior executives who engage in “willful misconduct . . . that results in significant reputational or financial harm to Verizon.” The Board’s Human Resources Committee can also require cancellation or repayment of incentive compensation if Verizon must “materially restate its financial results based on the employee’s willful misconduct or gross negligence” (2020 Proxy, page 37).

A clawback policy limited to “willful misconduct,” and that does not require disclosure to shareholders, is too narrow in our view. Although incentive compensation may be clawed back due to “gross negligence,” the current policy is limited to financial harm so enormous that it results in a material restatement of financial results.

We also view a “willful misconduct” standard as too vague to ever be applied, even in situations involving significant financial or reputational injury to Verizon. It seems unlikely, for instance, that a “willful misconduct” standard would include situations where an executive fails to exercise oversight responsibilities that result in significant financial or reputational damage to Verizon. It should.

Wells Fargo is a prime example. After Congressional hearings, Wells Fargo’s board agreed to pay $185 million to resolve claims of fraudulent sales practices and to clawback $136 million in compensation from two top executives. That step was taken pursuant to a clawback policy of the sort we advocate here. Wells Fargo’s board concluded that the CEO had turned a blind eye to the widespread practice of opening fraudulent accounts without customer consent.

Like Wells Fargo, Verizon is a consumer-facing company with significant exposure to reputational and financial harm from large fines or restitutions for conduct alleged to violate federal or state laws.

Verizon’s record underscores the need for a stronger policy. For example, in 2020 the Federal Communications Commission proposed a $48.3 million fine against Verizon for selling customer location data without consent. The case is pending. In 2015 Verizon paid $90 million to settle a FCC investigation alleging “cramming,” which is the unauthorized placement of third-party charges on subscribers’ mobile phone bills.

Did Verizon’s board scrutinize the knowledge and actions of the executives responsible to determine if any incentive compensation should be recouped? If not, why not?

Incentives influence behavior. At Verizon, where most senior executive compensation is tied to financial performance, we believe incentives not to take undue risks to boost short-term profitability are appropriate.

Please VOTE FOR this proposal.

64    Verizon 2021 Proxy Statement

Items 4 – 6: Shareholder Proposals

Item 6: Shareholder Ratification of Annual Equity Awards

The Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

The Board believes the proposal is defective because it would allow for a clawback of compensation without taking into account an executive’s personal culpability. The Board designed Verizon’s clawback policies to target and discourage wrongdoing by executives, which the Board believes is the purpose of clawback policies.

•   Verizon’s clawback policy for senior executives gives Verizon the right to cancel and/or demand reimbursement of cash and equity incentive compensation if the Human Resources Committee of the Board determines that the senior executive engaged in willful misconduct in connection with the performance of his or her duties that resulted in significant reputational or financial harm to the Company.

•   An additional clawback policy that applies to executives’ equity grants under Verizon’s Long-Term Plan requires the cancellation and/or repayment of the executive’s cash and equity incentive compensation if the Committee determines that Verizon was required to materially restate its financial results because of the executive’s willful misconduct or gross negligence.

The Board of Directors believes that a clawback policy that does not take into account personal culpability is inappropriate because it would potentially allow for a clawback of compensation for legitimate business decisions that subsequently come under scrutiny. By seeking to disregard personal culpability, the proposal could discourage senior executives from exercising the business judgment necessary to deliver shareholder value. The Board also believes that mandating disclosure of its deliberations is inappropriate because it would deprive the Board of the ability to exercise judgment and discretion with respect to the disclosure of potentially sensitive information.

Item 6: Shareholder Ratification of Annual Equity Awards

Jack K. and Ilene Cohen, owner of 954 shares of Verizon’s common stock, propose the following:

Shareholder Ratification of Executive Severance Packages

RESOLVED: Verizon shareholders urge the Board to seek shareholder approval of any senior executive’s new or renewed compensation package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Verizon 2021 Proxy Statement    65

Items 4 – 6: Shareholder Proposals

Item 6: Shareholder Ratification of Annual Equity Awards

SUPPORTING STATEMENT

We support generous performance-based pay, but believe that shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target bonus better aligns compensation with shareholder interests.

Verizon’s 2020 Proxy disclosed (page 49) that if CEO Hans Vestberg is terminated without cause, whether or not his termination follows a change in control, he will receive an estimated $39 million in termination payments, nearly seven times his 2019 base salary plus short-term bonus.

Former CEO McAdam received an estimated $27 million in separation payments due to his retirement, nearly five times his 2018 base salary plus short-term bonus. These payments represented the estimated value of performance-based equity grants covering periods as long as two years after McAdam’s retirement (2019 Proxy, page 66).

These termination payments are in addition to compensation earned before separation, including life insurance, pension and nonqualified deferred compensation plans.

A decade ago, following a 59% shareholder vote in favor, Verizon adopted a policy to seek shareholder approval for severance with a “cash value” exceeding 2.99 times salary plus target short-term bonus.

But this policy has a huge loophole: It excludes the value of the accelerated vesting of performance shares (PSUs) and restricted stock (RSUs), including dividends accrued over the three-year cycle, from cost calculations that could trigger a shareholder vote.

If a senior executive terminates following a “change in control,” all outstanding PSUs immediately “vest at the target level performance,” as do unvested RSUs (page 36). Had the executive not terminated, PSUs would not vest or pay out until the end of the performance period (up to three years later) – and could be worthless unless performance conditions are satisfied.

This practice effectively waives performance conditions that justify “performance-based” equity grants.

We believe Verizon’s severance policy should be updated to include the total cost of termination payments.

66    Verizon 2021 Proxy Statement

Items 4 – 6: Shareholder Proposals

Item 6: Shareholder Ratification of Annual Equity Awards

The Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

The Board believes that Verizon’s existing longstanding policy to obtain shareholder ratification of any new executive employment agreement or severance agreement that provides for severance benefits with a total cash value exceeding 2.99 times the sum of the executive’s base salary plus target short-term incentive opportunity provides reasonable and appropriate limits on severance payments and that the proposal would be contrary to shareholders’ interests.

•   Pro-rated vesting of equity awards instituted commencing with 2020 awards. Commencing with the 2020 equity awards granted to Verizon employees, including our executives, Verizon implemented pro-rated vesting upon an involuntary termination of employment from the company without cause outside of a change in control for employees who have not attained retirement eligibility. As a result, executives whose employment is involuntarily terminated from Verizon without cause will not receive the full acceleration value of the award but rather they will only retain a portion of their unvested equity awards based on the period of time they provide services to Verizon prior to their separation date.

•   Proposal could create increased risk for shareholders. The proposal directly conflicts with Verizon’s shareholder-approved, broad-based Long-Term Incentive Plan, which expressly provides for acceleration of outstanding equity awards in the event of an involuntary termination following a change in control of the Company. The Board believes, and our shareholders have agreed, that this provision encourages our executive officers, who might be distracted by a potential loss of employment, to remain with the Company and diligently work to achieve Board- and shareholder- approved goals, including completing a transformative transaction and any related transition process. Indeed, a substantial majority of companies include this type of provision in their equity awards because it promotes stability and focus during a time of potential uncertainty. By effectively requiring the elimination of this important retention tool by requiring prior shareholder ratification of annual equity awards, the proposal could increase risk for shareholders in change in control transactions.

•   Proposal discourages the use of performance-based equity awards. Except in the case of termination following a change in control, Verizon does not waive any performance conditions with respect to outstanding performance-based equity awards. Payouts are determined at the end of the applicable award cycle, and there is no guarantee of any payout amount. Despite the fact that the payout of an executive’s performance stock unit award can be zero, the proposal requires that the full target value of that award be used in calculating the value of severance benefits. In other words, it treats a performance-based equity award the same as an award of stock. The Board believes that this discourages the use of performance-based equity awards.

•   Proposal could put Verizon at a competitive disadvantage. The Board also believes that the proposal could have an adverse effect on Verizon’s ability to recruit and retain executive talent because a significant portion of the executives’ annual compensation would be uncertain and at risk for at least the first four months of the year until a shareholder vote could be held.

For these reasons, the Board of Directors believes this proposal is unnecessary and not in the best interests of our shareholders.

Verizon 2021 Proxy Statement    67

Additional Information

Additional Information About Our Annual Meeting

Our Meeting Details

Date, Time and Online Virtual Meeting Site

Thursday, May 13, 2021

10:00 a.m., Eastern Daylight Time

In light of the ongoing public health concerns raised by the COVID-19 pandemic and the related protocols that federal, state and local authorities have implemented, our Board has decided to hold the 2021 Annual Meeting of Shareholders solely by remote communication, in a virtual-only format via the Internet at www.virtualshareholdermeeting.com/VZ2021. You will not be able to attend the meeting at a physical location.

How to Participate in the Virtual Annual Meeting

You will need the 16-digit control number indicated on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form to gain access to the virtual meeting. If you hold shares through a bank, broker or other institution, you may contact that institution if you have questions about obtaining your control number. Only Verizon shareholders as of the record date, March 15, 2021, may attend the meeting.

Online check-in will start approximately 15 minutes before the meeting begins on May 13, 2021, and we encourage you to log in early to ensure sufficient time to complete the check-in procedures. If you need technical support to access the meeting, there will be a toll-free number and an international number available on the website to assist you. Technical support will be available 15 minutes prior to the start time of the meeting and through the conclusion of the meeting.

We intend to run the virtual meeting in a manner that will offer shareholders comparable rights and opportunities to participate as they would have during an in-person meeting. You will be able to vote your shares electronically during the meeting, and the meeting will include a question and answer session. You may submit questions in advance of the meeting at www.proxyvote.com/vz, after logging in with your 16-digit control number and clicking on “Submit a Question,” beginning at 10:00 a.m., Eastern Daylight Time, on May 6, 2021, until 11:59 p.m., Eastern Daylight Time, on May 12, 2021. Questions may also be submitted during the meeting through the meeting site, www.virtualshareholdermeeting.com/VZ2021, after logging in with your 16-digit control number. Questions and comments relating to company affairs and meeting matters will be addressed during the meeting as time allows. Submissions relating to personal customer service matters will be referred to the appropriate department within the company. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition and allow time for additional question topics.

A list of registered shareholders entitled to vote at the meeting will be available for inspection by shareholders during the meeting for any legally valid purpose related to the meeting by logging in to the meeting site using your control number. If you are a registered shareholder and would like to view the list for such purposes during the 10 days prior to the meeting, please contact Verizon Shareowner Services at shareowner.services@verizon.com.

This proxy statement and the 2020 Annual Report on Form 10-K are available at www.proxyvote.com/vz.

68    Verizon 2021 Proxy Statement

Additional Information

Our Voting Procedures and Results

Our Voting Procedures and Results

Who may vote?

Shareholders of record as of the close of business on March 15, 2021, the record date, may vote at the meeting. As of March 15, 2021, there were approximately 4.14 billion shares of common stock outstanding and entitled to vote.

How do I vote my shares?

Registered Shares. If you hold your shares in your own name, you may vote by proxy in four convenient ways:

Online

Go to www.proxyvote.com/vz and follow the instructions. You will need to enter the 16-digit control number included in your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Online voting will close at 11:59 p.m., Eastern Daylight Time, on May 12, 2021.

QR Code

Scan the QR code on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form with a mobile device. This may require a free app. Voting by mobile device will close at 11:59 p.m., Eastern Daylight Time, on May 12, 2021.

Phone

Call toll-free 1-800-690-6903 within the United States, U.S. territories and Canada and follow the instructions. You will need to enter the 16-digit control number included in your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Telephone voting will close at 11:59 p.m., Eastern Daylight Time, on May 12, 2021.

Mail Complete, sign and date your proxy card and return it in the envelope provided.

At the Virtual Meeting You may vote electronically while attending the virtual meeting, as long as your shares are not held through the Verizon Savings Plan and you follow any applicable instructions.

Verizon Savings Plan Shares. If you are or were an employee and hold shares in a current or former Verizon savings plan, the proxy that you submit will provide your voting instructions to the plan trustee. You may vote online, by telephone or by returning the proxy card in the envelope provided. You may attend the virtual annual meeting, but you cannot vote your savings plan shares during the meeting. If you do not submit a proxy, the plan trustee will vote your plan shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in that plan. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, your vote must be received before 11:59 p.m., Eastern Daylight Time, on May 10, 2021.

Street Name Shares. If you hold shares through a bank, broker or other institution, you will receive material from that firm explaining how to vote.

How does voting by proxy work?

The Board is soliciting your proxy. By giving us your proxy, you authorize the proxy committee to vote your shares in accordance with the instructions you provide. You may vote for or against any or all of the Director candidates and any or all of the other proposals. You may also abstain from voting.

Verizon 2021 Proxy Statement    69

Additional Information

Our Voting Procedures and Results

Your proxy provides voting instructions for all Verizon shares that are registered in your name on March 15, 2021 and all shares that you hold in a current or former Verizon savings plan or in your Verizon Direct Stock Purchase and Dividend Reinvestment Plan account.

If you return your signed proxy card but do not specify how to vote, the proxy committee will vote your shares in favor of the Director candidates listed on the proxy card, in favor of the advisory vote to approve executive compensation, and in favor of the ratification of the independent registered public accounting firm. Unless instructed otherwise, the proxy committee will vote your shares against the shareholder proposals. The proxy committee also has the discretionary authority to vote your shares on any other matter that is properly brought before the annual meeting.

Can I change my vote?

Registered Shares. If you hold your shares in your own name, you can revoke your proxy before it is exercised by delivering a written notice to the Assistant Corporate Secretary at the address given under “Contacting Us.” You can change your vote by voting again online, by mobile device or by telephone, as described on the previous page. Your changed vote by one of these methods must be received before online voting, voting by mobile device and telephone voting close at 11:59 p.m., Eastern Daylight Time, on May 12, 2021. You can also change your vote by voting electronically during the virtual meeting.

Verizon Savings Plan Shares. If you hold shares in a current or former Verizon savings plan, you can change your voting instructions for those shares by voting again online or by telephone or by returning a later-dated proxy card to Verizon, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. To allow sufficient time for the savings plan trustees to tabulate the vote of the plan shares, your changed vote must be received before 11:59 p.m., Eastern Daylight Time, on May 10, 2021.

Street Name Shares. If you hold your shares through a bank, broker or other institution, you can change your voting instructions for those shares by voting again online or by telephone. Please check with that firm for additional instructions on how to revoke your proxy or change your vote.

What vote is required to elect a Director or approve a proposal?

Directors are elected by a majority of the votes cast in an uncontested election. The affirmative vote of a majority of the votes cast is required to approve each of the other management and shareholder proposals.

In order to officially conduct the meeting, we must have a quorum present. This means that at least a majority of the outstanding shares of Verizon common stock that are eligible to vote must be represented at the meeting either by attending the virtual meeting or by proxy. If a quorum is not present, we will reschedule the annual meeting for a later date.

How are the votes counted?

Each share is entitled to one vote on each Director and on each matter presented at the annual meeting. Shares owned by Verizon, which are called treasury shares, do not count toward the quorum and are not voted.

Abstentions. Under our bylaws, we do not count abstentions in determining the total number of votes cast on any item. We only count abstentions in determining whether a quorum is present. This means that abstentions have no effect on the election of Directors or on the outcome of the vote on any proposal.

Failures to Vote. Failures to vote will have no effect on the election of Directors or on the outcome of the vote on any proposal.

Broker Non-Votes. The failure of a bank, broker or other institution to cast a vote with respect to any proposal (for example, because it did not receive voting instructions from the beneficial owner) will have the same effect as a failure to vote.

Is my vote confidential?

It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders, except where disclosure is required by law and in other limited circumstances.

70    Verizon 2021 Proxy Statement

Additional Information

Proxy Materials

Where can I find the voting results of the annual meeting?

We will report the voting results on a Current Report on Form 8-K filed with the SEC no later than May 19, 2021. We will also post the voting results on the Corporate Governance section of our website at www.verizon.com/about/investors/corporate-governance promptly after the meeting.

Who tabulates and certifies the vote?

Broadridge Financial Solutions, Inc. will tabulate the vote, and independent inspectors of election will certify the results.

Proxy Materials

May I receive my materials electronically?

We encourage shareholders to sign up for electronic delivery of future proxy materials.

•	You may sign up when you vote online at www.proxyvote.com/vz.

•	If your shares are held by a bank or broker, follow the instructions provided by your bank or broker.

•

If you are a registered shareholder and have enrolled in Computershare’s Investor Center, you may sign up by accessing your account at www.computershare.com/verizon and clicking on “Update Profile” and then “Communication Preferences.”

Once you sign up for electronic delivery, you will no longer receive a printed copy of the proxy materials unless you specifically request one. Each year you will receive an email explaining how to access the proxy materials online as well as how to vote your shares online. If you are a registered shareholder, you may suspend electronic delivery of the proxy materials at any time by accessing your account through Computershare’s Investor Center at www.computershare.com/verizon and clicking on “Update Profile” and then “Communication Preferences.” If your shares are held by a bank or broker and you wish to suspend electronic delivery, follow the instructions provided by your bank or broker.

There are several shareholders at my address. Why did we receive only one set of proxy materials?

We have adopted a procedure called “householding” that was approved by the SEC and reduces duplicate mailings, saving paper and reducing printing costs. Householding means that we send only one notice or one proxy statement and 2020 Annual Report on Form 10-K to the address of multiple shareholders sharing the same last name, unless we have received contrary instructions from any shareholder at that address.

If you would like to receive individual copies of the proxy materials, we will provide them promptly. If you are a registered shareholder and would like to receive individual copies of the proxy materials for future meetings please send your request to Computershare using one of the methods shown under “Contacting Us.” If your shares are held by a bank or broker, you may request information about householding from your bank or broker. Householding does not apply to shareholders who have signed up for electronic delivery of proxy materials.

How can I request a single set of proxy materials for my household?

If you are a registered shareholder and you are receiving more than one set of proxy materials, please contact Computershare by one of the methods shown under “Contacting Us” to request a single set. This request will become effective approximately 30 days after receipt and will remain in effect for future mailings unless you or another registered shareholder within your household changes the instruction or provides Computershare with a new mailing address.

If you hold your shares through a broker, bank or other institution, you can contact that firm to request a single set of proxy materials from that firm.

Verizon 2021 Proxy Statement    71

Additional Information

Shareholder Proposals

Who is Verizon’s proxy solicitor?

Innisfree M&A Incorporated is helping us distribute proxy materials and solicit votes for a base fee of $30,000, plus reimbursable expenses and customary charges. In addition to solicitations by mail, Verizon employees and the proxy solicitor may solicit proxies in person or by telephone. Verizon will bear the cost of soliciting proxies.

Shareholder Proposals

How do I submit a shareholder proposal to be included in the proxy statement for next year’s annual meeting?

Any shareholder may submit a proposal to be included in the proxy statement for the 2022 Annual Meeting of Shareholders by sending it to the Assistant Corporate Secretary at Verizon Communications Inc., 1095 Avenue of the Americas, New York, New York 10036. We must receive the proposal no later than November 29, 2021. We are not required to include any proposal in our proxy statement that we receive after that date or that does not comply with applicable SEC rules.

How do I nominate a Director to be included in the proxy statement for next year’s annual meeting?

Under the “proxy access” provisions of our bylaws, any shareholder or group of up to 20 shareholders who have maintained continuous qualifying ownership of at least 3% or more of Verizon’s outstanding common stock for at least the previous three years may include a specified number of Director nominees in our 2022 proxy materials. The bylaws require that the shareholder proponents:

•	Notify us in writing between October 30, 2021 and November 29, 2021; and

•	Provide the additional required information and comply with the other requirements contained in our bylaws.

How do I otherwise nominate a Director or bring other business before next year’s annual meeting?

Under our bylaws, a shareholder may nominate an individual to serve as a Director or bring other business before the 2022 Annual Meeting of Shareholders. The bylaws require that the shareholder:

•	Notify us in writing between January 13, 2022, and February 12, 2022;

•	Include his or her name, record address and Verizon share ownership;

•

Include specific information about the shareholder proponent, any beneficial owner, and any nominee and their respective affiliates and associates, and provide specified agreements by certain of those parties; and

•	Update this information as of the record date and after any subsequent change.

The notice required for any such nomination must be sent to the Assistant Corporate Secretary at Verizon Communications Inc., 1095 Avenue of the Americas, New York, New York 10036. Shareholders may request a copy of the bylaw requirements by writing to the Assistant Corporate Secretary at that address.

Must a shareholder proponent appear at the virtual annual meeting to present his or her proposal?

A shareholder proponent or the proponent’s qualified representative must attend the virtual meeting to present the proposal. Under our bylaws, in the event a qualified representative of a shareholder proponent will appear at the virtual annual meeting to present the proposal, the shareholder proponent must provide notice of the designation, including the identity of the representative, to the Assistant Corporate Secretary at the address specified under “Contacting Us” at least 48 hours prior to the meeting.

72    Verizon 2021 Proxy Statement

Contacting Us

How to Contact Verizon

If you need more information about the annual meeting or would like copies of any of the materials posted on the Corporate Governance section of our website, please write to:

Assistant Corporate Secretary

Verizon Communications Inc.

1095 Avenue of the Americas

New York, New York 10036

How to Contact Our Transfer Agent

If you are a registered shareholder, please direct all questions concerning your stock account, stock certificates, dividend checks or transferring ownership to our transfer agent, Computershare Trust Company, N.A. Computershare can be reached:

By Mail: Verizon Communications Shareowner Services c/o Computershare P.O. Box 505000 Louisville, Kentucky 40233-5000 By Email: verizon@computershare.com	By Telephone: 1-800-631-2355 (U.S.) 1-866-725-6576 (International) Online: www.computershare.com/verizon

For information about the Direct Stock Purchase and Dividend Reinvestment Plan, as well as direct deposit of your dividend, go to www.verizon.com/about/investors/shareowner-services.

Other Business

Verizon is not aware of any other matters that will be presented at the annual meeting. If other matters are properly introduced, the proxy committee will vote the shares it represents in accordance with its judgment.

By Order of the Board of Directors,

William L. Horton, Jr.

Senior Vice President,

Deputy General Counsel and

Corporate Secretary

March 29, 2021

Verizon 2021 Proxy Statement    73

Appendix A

Reconciliation of Non-GAAP Measures

The following tables reconcile our Revenue, Operating Income, Free Cash Flow for Short-Term Incentive Plan and Free Cash Flow for Long-Term Incentive Plan, presented on pages 34 and 38 to the most comparable metrics under U.S. generally accepted accounting principles (GAAP).

Revenue Reconciliation for Short-Term Incentive Plan

	(dollars in billions)
Year Ended December 31, 2020	Verizon Consumer Group	Verizon Business Group	Verizon Media Group	Verizon Corporate
Reported Revenue	$88.5	$31.0	$7.041	$128.3
Strategic Transactions
Strategic Acquisition	—	(0.1)	—	(0.1)
Renegotiation of Strategic Partnership Arrangement	0.2	—	—	0.2

Adjusted Revenue for Short-Term Incentive Plan	$88.7	$30.9	$7.041	$128.4

Operating Income Reconciliation for Short-Term Incentive Plan

	(dollars in billions)
Year Ended December 31, 2020	Verizon Consumer Group	Verizon Business Group	Verizon Media Group	Verizon Corporate
Reported Operating Income	$28.9	$3.773	$(0.629)	$28.8
Severance	—	—	—	0.2
Loss on Spectrum License Auction	—	—	—	1.2
Net Loss from Disposition of Business	—	—	—	0.1

Adjusted Operating Income	$28.9	$3.773	$(0.629)	$30.3

Intercompany Allocation of Expenses	0.1	0.083	0.022	—
Strategic Transactions
Strategic Acquisition	—	0.026	—	0.1
Renegotiation of Strategic Partnership Arrangement	0.2	—	—	0.2

Adjusted Operating Income for Short-Term Incentive Plan*	$29.2	$3.883	$(0.608)	$30.6

*	May not add due to rounding.

Free Cash Flow Reconciliation for Short-Term Incentive Plan

Year Ended December 31,	(dollars in billions) 2020
Net Cash Provided by Operating Activities	$41.8
Less: Capital Expenditures (including capitalized software)	(18.2)

Free Cash Flow for Short-Term Incentive Plan	$23.6

      Verizon 2021 Proxy Statement

Appendix A

Reconciliation of Non-GAAP Measures

Free Cash Flow Reconciliation for Long-Term Incentive Plan

	(dollars in billions)
Years Ended December 31,	2018	2019	2020
Net Cash Provided by Operating Activities	$34.339	$35.746	$41.768
Net Cash Provided by (Used in) Device Installment Receivable Securitizations	1.383	2.292	(1.765)
Less: Capital Expenditures (including capitalized software)	(16.658)	(17.939)	(18.192)

Free Cash Flow for Long-Term Incentive Plan	$19.064	$20.099	$21.811

Net Cash Used in (Provided by) Discretionary Pension Plan Contribution(1)	0.881	(0.011)	(0.238)
Net Cash Provided by Tax Reform	(0.288)	—	—
Net Cash Provided by Tax Benefit from Disposition of Preferred Stock	—	—	(2.200)

Adjusted Free Cash Flow for Long-Term Incentive Plan	$19.657	$20.088	$19.373

Cumulative Adjusted Free Cash Flow for Long-Term Incentive Plan*			$59.117

(1)	2018 amount also includes contributions to the 401(h) separate account.
*	May not add due to rounding.

Note: Cumulative Adjusted Free Cash Flow represents the sum of the three years presented.

Verizon 2021 Proxy Statement

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© 2021. Verizon. All Rights Reserved.
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VERIZON COMMUNICATIONS INC.
1095 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com/vz or scan the QR Barcode above

Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 12, 2021 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 10, 2021 for shares held in a current or former Verizon savings plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VZ2021

You may attend the meeting via the Internet and vote during the meeting, as long as your shares are not held in a current or former Verizon savings plan. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY TELEPHONE - 1-800-690-6903

Transmit your voting instructions by telephone. Vote by 11:59 p.m. Eastern Daylight Time on May 12, 2021 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 10, 2021 for shares held in a current or former Verizon savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help the environment and reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy materials electronically. To sign up for electronic delivery, please follow the instructions above to vote using the Internet at www.proxyvote.com/vz and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D33229-Z79017-P48928 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  VERIZON COMMUNICATIONS INC.

The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2 and 3:

1.	Election of Directors:	For	Against	Abstain

	1a. Shellye L. Archambeau	☐	☐	☐

	1b. Roxanne S. Austin	☐	☐	☐

	1c. Mark T. Bertolini	☐	☐	☐

	1d. Melanie L. Healey	☐	☐	☐

	1e. Clarence Otis, Jr.	☐	☐	☐

	1f. Daniel H. Schulman	☐	☐	☐

	1g. Rodney E. Slater	☐	☐	☐

	1h. Hans E. Vestberg	☐	☐	☐

	1i. Gregory G. Weaver	☐	☐	☐

		For	Against	Abstain

2.	Advisory Vote to Approve Executive Compensation	☐	☐	☐

3.	Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 4 through 6:		For	Against	Abstain

4.	Shareholder Action by Written Consent	☐	☐	☐

5.	Amend Clawback Policy	☐	☐	☐

6.	Shareholder Ratification of Annual Equity Awards	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Verizon Communications Inc.

2021 Annual Meeting of Shareholders

May 13, 2021, 10:00 a.m., Eastern Daylight Time

www.virtualshareholdermeeting.com/VZ2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com/vz.

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D33230-Z79017-P48928

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors of Verizon Communications Inc. for the Annual Meeting of Shareholders, Thursday, May 13, 2021, 10:00 a.m., Eastern Daylight Time

Your signature on the reverse side of this card appoints Hans E. Vestberg and William L. Horton, Jr. as proxies, each with the powers you would have if you were personally present at the virtual meeting. This includes full power of substitution to vote all the shares of Verizon common stock that you hold of record upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side of this card. If you do not indicate how your shares are to be voted, at the meeting or any adjournment or postponement of the meeting, the proxy will vote for the election of the nominees for Director listed on the reverse side of this card; and in accordance with the Directors’ recommendations on the other matters listed on the reverse side of this card; and at the proxy’s discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

This card also provides your instructions for voting any shares that you may hold in the Direct Stock Purchase and Dividend Reinvestment Plan. Also, if you own shares in any current or former Verizon savings plan in the same name as shown on this card, this card provides instructions to the savings plan trustee for voting those shares. To allow sufficient time for the savings plan trustee to tabulate the vote of the savings plan shares, you must vote by telephone or online or return this card in the enclosed envelope so that your vote is received by May 10, 2021.

If you do not properly sign and return this card, vote by telephone or online or while attending the virtual meeting, your shares cannot be voted. Unless the savings plan trustee receives your voting instructions by May 10, 2021 your shares in any of the current or former Verizon savings plans will be voted as described in the Proxy Statement.